                                                                    Exhibit 99.1

================================================================================

           POST-PETITION MULTICURRENCY SUPERPRIORITY CREDIT AGREEMENT


                            dated as of May 16, 2002,


                                      among


                                    APW LTD.,


                         VARIOUS FINANCIAL INSTITUTIONS,


                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                as Post-Petition Agent and U.S. Collateral Agent,

                          ROYAL BANK OF SCOTLAND, PLC,
            as Lead Arranger, Book Manager, and U.K. Collateral Agent

                                       and

                        OAKTREE CAPITAL MANAGEMENT, LLC,
                        as Lead Arranger and Book Manager

================================================================================

           POST-PETITION MULTICURRENCY SUPERPRIORITY CREDIT AGREEMENT

     THIS POST-PETITION MULTICURRENCY SUPERPRIORITY CREDIT AGREEMENT (this "Agreement") dated as of May 16, 2002 is among APW LTD., a Bermuda corporation
 ---------
(the "Borrower"), the financial institutions listed on the signature pages
      --------
hereof (together with their respective successors and assigns, collectively the "Lenders" and individually each a "Lender"), BANK OF AMERICA, NATIONAL
 -------                           ------
ASSOCIATION, as Post-Petition Agent (in such capacity, the "Post-Petition
                                                            -------------
Agent") and U.S. Collateral Agent (in such capacity, the "U.S. Collateral
-----                                                     ---------------
Agent"), OAKTREE CAPITAL MANAGEMENT, LLC, as Lead Arranger and Book Manager (in
-----
such capacity, an "Arranger"), and ROYAL BANK OF SCOTLAND, PLC, as Lead Arranger
                   --------
and Book Manager (in such capacity, an "Arranger" and together with Oaktree Capital Management, LLC, the "Arrangers") and as U.K. Collateral Agent (in such
                              ---------
capacity, the "U.K. Collateral Agent", and together with the U.S. Collateral
               ---------------------
Agent, the "Collateral Agents").
            -----------------

     WHEREAS, on May 16, 2002 (the "Commencement Date") the Borrower filed with
                                    -----------------
the United States Bankruptcy Court for the Southern District of New York, a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (as amended, the "Bankruptcy Code");
                       ---------------
     WHEREAS, subsequent to the commencement of the Chapter 11 Cases, a proceeding is expected to be commenced with respect to the Borrower in the Bermuda court pursuant to a winding up petition with the appointment of joint provisional liquidators.

     WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility of up to $110,000,000 upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                     CERTAIN DEFINITIONS AND INTERPRETATION
                     --------------------------------------

     1.1 Defined Terms. When used herein the following terms have the following
         -------------
meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

          "Accounts" means U.S. Accounts or Non-U.S. Accounts.
           --------

          "Administrative Fee Letter" means the letter of the Post-Petition
           -------------------------
     Agent to the Borrower dated May 15, 2002.

          "Affiliate" means, with respect to any Person, any other Person which,
           ---------
     directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent-Related Persons" means the Post-Petition Agent, the U.S.
           ---------------------
     Collateral Agents or the U.K. Collateral Agent, as applicable and any successor agent arising under Section 14.9, together with their respective
                                   -------------
     Affiliates, and the officers, directors, employees, agents, attorneys, consultants, and attorneys-in-fact of such Persons and Affiliates.

          "Agents" has the meaning specified in Section 14.1.
           ------                               ------------

          "Agreement" means this Post-Petition Multicurrency Superpriority
           ---------
     Credit Agreement.

          "Applicable Commitment Fee Rate" means 2.50%.
           ------------------------------

          "Applicable Currency" means, as to any particular payment, Loan, or
           -------------------
     Letter of Credit, Dollars or the Offshore Currency in which it is denominated or is payable.

          "Applicable Margin" means:
           -----------------

               (i)   3.50% with respect to Tranche A Offshore Rate Loans;

               (ii)  1.50% with respect to Tranche A Base Rate Loans;

               (iii) 4.25% with respect to Tranche B Offshore Rate Loans and Tranche B Letters of Credit;

               (iv)  2.25% with respect to Tranche B Base Rate Loans;

               (v)   5.00% with respect to Tranche C Offshore Rate Loans; and

               (vi)  3.00% with respect to Tranche C Base Rate Loans.

          "Applicable Non-Use Fee Rate" means 0.75% per annum.
           ---------------------------

          "Arranger" has the meaning specified in the preamble.
           --------

          "Assignee" has the meaning specified in Section 15.8(a).
           --------                               ---------------

          "Assignment and Acceptance" has the meaning specified in Section
           --------------------------                              -------
     15.8(a).
     -------

          "Assignment of Security Interest in U.S. Patents" means that certain
           -----------------------------------------------
     Amended and Restated Assignment of Security Interest in U.S. Patents, dated as of even date herewith, by the Borrower and certain Subsidiaries, as amended or modified from time to time.

          "Attorney Costs" means and includes all reasonable fees and
           --------------
     disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

          "Authorized Officer" means, with respect to the Borrower, those of its
           ------------------
     officers whose signatures and incumbency shall have been certified to the Lenders pursuant to Section 9.1(e)(ix).
                         ------------------

          "Bank of America" means Bank of America, National Association, a
           ---------------
     national banking association.

          "Bankruptcy Code" has the meaning specified in the preamble.
           ---------------

          "Bankruptcy Court" means the United States Bankruptcy Court for the
           ----------------
     Southern District of New York or such other courts as shall have jurisdiction over the Chapter 11 Cases.

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum
           ---------
     above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan in Dollars that bears interest based on
           --------------
     the Base Rate.

          "Borrower" has the meaning specified in the preamble.
           --------

          "Borrowing" means a borrowing hereunder consisting of Tranche A Loans
           ---------
     of the same Type, Tranche B Loans or Tranche C Loans made to the Borrower on the same day by the Lenders under Article II, Article III or Article IV,
                                          ----------  -----------    ----------
     and, in the case of Offshore Rate Loans, having the same Interest Period.

          "Borrowing Base" means the Tranche A Borrowing Base or the Tranche B
           --------------
     Borrowing Base.

          "Borrowing Base Certificate" means a certificate by a Authorized
           --------------------------
     Officer of the Borrower, substantially in the form of Exhibit A (or another
                                                           ---------
     form acceptable to the Majority Lenders) setting forth the calculation of the Tranche A Borrowing Base and the Tranche B Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Majority Lenders. All calculations of the Borrowing Bases in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Majority Lenders; provided, that the Majority Lenders shall have the right to review and adjust, in the exercise of their reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

          "Borrowing Date" means any date on which a Borrowing occurs under
           --------------
     Section 2.3, Section 3.3 or Section 4.3.
     -----------  -----------    -----------

          "Budget Compliance Certificate" means a certificate of the Borrower
           -----------------------------
     attaching the budget of the Borrower and its Subsidiaries including a reconciliation to actual financial performance for the specified period in the form of Exhibit L.
                 ---------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
     day on which commercial Lenders in London, England, Dallas, Texas or New York, New York are authorized or required by law to close and (a) with respect to disbursements and payments in Dollars with respect to Offshore Rate Loans, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (b) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan or the determination of the Spot Rate, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means, for any period, the sum of
           --------------------

          (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

          "Capital Lease" means, with respect to any Person, any lease of (or
           -------------
     other agreement conveying the right to use) any real or personal property which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

          "Capitalized Lease Liabilities" means all monetary obligations of the
           -----------------------------
     Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Carve-Out" has the meaning set forth in the Financing Orders.
           ---------

          "Cash Equivalent" means any of the following, to the extent owned by
           ---------------
     the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents or Permitted Liens: (a) marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 360 days from the date of issuance thereof,
     (b) overnight bank deposits, bankers acceptances, certificates of deposit or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and is organized under the laws of the United States, any State thereof or the District of Columbia and has combined capital and surplus of at least $500,000,000, (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, or (d) shares of money market mutual or similar funds which invest only in assets satisfying the requirements of clause (a) through (c) of this definition.

          "Cash Restructuring Expenses" means cash disbursements relating to
           ---------------------------
     Restructuring Expenses incurred by the Borrower and its Subsidiaries during any given period.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
     and Liability Act of 1980, as amended.

          "Chapter 11 Cases" means the chapter 11 cases of the Debtors commenced
           ----------------
     on or about May 15, 2002 in the Bankruptcy Court.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" means all property, assets and/or rights on or in which a
           ----------
     Lien is now or hereafter granted by the Borrower or any of its Subsidiaries to the Post-Petition Agent, the U.S. Collateral Agent or the U.K. Collateral Agent (or to any agent, trustee or other party acting on behalf of the Post-Petition Agent the U.S. Collateral Agent) for the benefit of the Lenders, pursuant to the Financing Orders and/or the Collateral Documents, and any other instruments or documents provided for herein or therein or delivered hereunder or thereunder or in connection herewith or therewith.

          "Collateral Agent" has the meaning specified in the preamble.
           ----------------

                  "Collateral Documents" shall mean the documents pursuant to
                   --------------------
         which Liens on Collateral are created for the benefit of the Post-Petition Agent, the U.S. Collateral Agent or the U.K. Collateral Agent and the Lenders including, without limitation, documents described in Section 7.3.
                      -----------

                  "Collateral Guarantor" means a Guarantor with respect to which
                   --------------------
         the Post-Petition Agent or a Collateral Agent has a first priority security interest (except for Prior Permitted Liens), subject to the Intercreditor Agreement, in substantially all its assets.

                  "Commencement Date" has the meaning specified in the preamble.
                   -----------------

                  "Commitments" means the Tranche A Commitments, the Tranche B
                   -----------
         Commitments and the Tranche C Commitments.

                  "Compliance Certificate" means a certificate substantially in
                   ----------------------
         the form of Exhibit B.
                     ---------

                  "Computation Period" means as at November 30, 2002, the Fiscal
                   ------------------
         Quarter then ending; as at February 28, 2003, the two Fiscal Quarters then ending; as at May 31, 2003, the three Fiscal Quarters then ending; and as at any Fiscal Quarter end thereafter, the four Fiscal Quarters then ending.

                  "Consolidated Interest Expense" means, for any period, the
                   -----------------------------
         consolidated interest expense of a Person and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances, net costs under interest rate protection agreements, the portion of any Capital Leases allocable to consolidated interest expense and losses and discounts attributable to the sale of receivables and related assets.

                  "Consolidated Net Income" means, for any period, all amounts
                   -----------------------
         which, in conformity with GAAP, would be included under net income on a consolidated income statement of a Person and its Subsidiaries for such period, exclusive of Affiliate equity earnings, inclusive of Affiliate cash dividends (to the extent of Affiliate equity earnings) and exclusive of extraordinary gains or losses and/or nonrecurring gains or losses.

                  "Contractual Obligation" means, relative to the Borrower or
                   ----------------------
         any Subsidiary, any provision of any security issued by the Borrower or such Subsidiary or of any Instrument or undertaking to which the Borrower or such Subsidiary is a party or by which it or any of its property is bound.

                  "Controlled Group" means all members of a controlled group of
                   ----------------
         corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                  "Conversion/Continuation Date" means any date on which, under
                   ----------------------------
         Section 2.5, the Borrower (a) converts Loans of one Type to another Type, or (b) continues Loans as Loans of the same Type, but with a new Interest Period.

                  "Debentures" means the debentures among certain companies
                   ----------
         listed on the attached Schedule 1.1 created in favour of (a) Bank of
                                ------------
         America, N.A., as Security Trustee, and (b) Royal Bank of Scotland Plc, as Security Trustee, as amended and supplemented.

                  "Debt" of any Person means, without duplication, (a) all
                   ----
         indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Swap Contracts, (g) all Suretyship Liabilities of such Person, (h) any liability under any so-called "synthetic lease" transaction entered into by such Person, (i) all Debt (as defined above) of any partnership in which such Person is a general partner, (j) the outstanding principal amount then owed to investors in connection with the sale of the accounts receivable of a Person or any Subsidiary of a Person and
         (k) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person. The amount of the Debt of any Person in respect of Swap Contracts shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Swap Contracts maintained with such counterparty).

                  "Debtors" means the Borrower and Vero Electronics, Inc.
                   -------

                  "Default" means any event which if it continues uncured will,
                   -------
         with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

                  "Determination Date" has the meaning specified in Section
                   ------------------                               -------
         5.10.
         ----

                  "Disclosure Schedule" means the Disclosure Schedule attached
                   -------------------
         hereto as Schedule 1.2.
                   ------------

                  "Disclosure Statement" means that a Disclosure Statement
                   --------------------
         relating to the Plan of Reorganization substantially in the form of Exhibit C hereto.
         ---------

                  "Dissolution Subsidiary" shall mean any dormant and inactive
                   ----------------------
         subsidiary, with the majority of its assets consisting of inter-affiliate receivables and investments, which are scheduled to be dissolved as soon as practicable after Effective Date, as listed on
         Item 1.1 to the Disclosure Schedule.

                  "Documents" means all documents as such term is defined in the
                   ---------
         UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower or any Collateral Guarantor.

                  "Dollar Equivalent" means, at any time, (a) as to any amount
                   -----------------
         denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency other than Dollars, the equivalent amount in Dollars as determined by the Post-Petition Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Determination Date.

                  "Dollar(s)" and the sign "$" mean lawful money of the United
                   ---------                -
         States of America.

                  "Domestic Subsidiary" means a Subsidiary that is created or
                   -------------------
         organized in or under the law of the United States, any State thereof or the Commonwealth of Puerto Rico.

                  "EBITDA" means, for any period, the sum of (a) Consolidated
                   ------
         Net Income for such period, plus (b) the aggregate amount deducted (or
                                     ----
         minus the aggregate amount added) with respect to federal, state, local
         -----
         and foreign income taxes in determining such Consolidated Net Income, plus (c) Consolidated Interest Expense for such period (net of
         ----
         consolidated interest income of a Person and its Subsidiaries for such period), plus (d) depreciation and amortization for such period, plus
                  ----                                                    ----
         (e) to the extent deducted in determining Consolidated Net Income, Reorganization Items for such period.

                  "EBITDARR" means, for any period, the sum of EBITDA plus
                   --------                                           ----
         Restructuring Expenses for such period.

                  "Effective Date" means the date on which all conditions
                   --------------
         precedent set forth in Section 9.1 are satisfied or waived by all
                                -----------
         Lenders (or, in the case of Section 9.1(h), waived by any Person
                                     --------------
         entitled to receive such payment).

                  "Eligible Assignee" means (a) a financial institution
                   -----------------
         organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such Lender is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) another Lender; (e) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (f) other lenders or institutional investors consented to in writing in advance by the Majority Lenders. Neither the Borrower nor any Subsidiary of the Borrower shall be an Eligible Assignee.

          "Eligible U.S. Accounts" means the U.S. Accounts which the Majority Lenders in the exercise of their reasonable commercial discretion determine to be Eligible U.S. Accounts. Without limiting the discretion of the Majority Lenders to establish other criteria of ineligibility, Eligible U.S. Accounts shall not, unless the Majority Lenders in their sole discretion elects, include any Account:

          (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

          (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

          (c) amounts issued as credits which are due and payable for more than 90 days form the invoice date;

          (d) accounts that require cash on delivery or cash in advance;

          (e) owed by a U.S. Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Quebec and Newfoundland; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Majority Lenders in their discretion;

          (f) owed by a U.S. Account Debtor which is an Affiliate or employee of the Borrower or a Guarantor;

          (g) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Post-Petition Agent's Liens in such U.S. Account, or the Post-Petition Agent's right or ability to obtain direct payment to the Post-Petition Agent of the proceeds of such U.S. Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

          (h) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Post-Petition Agent's Liens therein, have been complied with to the Majority Lenders' satisfaction with respect to such Account;

              (i) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Majority Lenders determine that its Lien therein is not or cannot be perfected;

               (j) which is not subject to a first priority and perfected security interest in favor of the Post-Petition Agent or the US Collateral Agent for the benefit of the Lenders;

               (k) to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account;

               (l) upon which the Borrower's or the applicable U.S. Guarantor's right to receive payment is not absolute or is contingent in any respect; or

               (m) with respect to which an invoice has not been sent to the applicable U.S. Account Debtor.

               If any U.S. Account at any time ceases to be a U.S. Eligible Account, then such U.S. Account shall promptly be excluded from the calculation of a U.S. Eligible Accounts.

               "Eligible U.S. Inventory" means U.S. Inventory, valued at the
                -----------------------
          lower of cost (on a first-in, first-out basis) or market, which the Majority Lenders, in its reasonable discretion, determines to be Eligible U.S. Inventory. Without limiting the discretion of the Majority Lenders to establish other criteria of ineligibility, Eligible U.S. Inventory shall not, unless the Majority Lenders in their sole discretion elect, include any U.S. Account Inventory:

               (a) that does not consist of finished goods or raw materials;

               (b) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

               (c) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the applicable U.S. Guarantor's business, or that is slow moving or stale; or

               (d) that is obsolete or returned or repossessed or used goods taken in trade.

               If any U.S. Inventory at any time ceases to be Eligible U.S. Inventory, such Inventory shall promptly be excluded from the calculation of Eligible U.S. Inventory.

               "Environmental Laws" means all applicable federal, state or local
                ------------------
          statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
          1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

               "Euro" means the single currency of participating member states
                ----
          of the European Union.

               "Eurocurrency Reserve Percentage" means, for any day during any
                -------------------------------
          Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

               "Event of Default" means any of the events described in Section
                ----------------                                       -------
          12.1.
          ----

               "Event of Loss" means, with respect to any property, any of the
                -------------
          following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

               "Excess Cash Flow" means, for any Fiscal Year, Consolidated Net
                ----------------
          Income plus depreciation, amortization, minus capital expenditures
                 ----                             -----
          (excluding the financed portion thereof (including with proceeds of equity, debt, asset sales or insurance)), plus other non-cash charges
                                                    ----
          (including with respect to taxes) and Interest Expense to the extent deducted in determining Consolidated Net Income plus decreases or
                                                          ----
          minus increases in Working Capital minus Interest Expense and
          -----                              -----
          scheduled principal payments paid, in each case in respect of Funded Debt.

               "Excluded Subsidiaries" means the Subsidiaries listed on Schedule
                ---------------------                                   --------
          7.3.
          ---

               "Federal Funds Rate" means, for any day, the rate set forth in
                ------------------
          the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Post-Petition Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Post-Petition Agent.

               "Final Financing Order" means an order of the Bankruptcy Court,
                ---------------------
          in form and substance satisfactory to the Post-Petition Agent and the Majority Lenders, which (a) contains substantially the same provisions as the Interim Financing Order (including reaffirming (x) that the Lenders are extending credit to the Borrower in good faith (within the meaning of Section 364(e) of the Bankruptcy Code) under this Agreement and (y) the granting of Liens and priority position provided in connection with the Interim Financing Order), and (b) is not subject to vacatur, amendment, modification, reversal or stay without the prior written consent of the Majority Lenders (subject to the proviso to Section
                                                                     -------
          9.2(c)).
          -------

                  "Financing Orders" means, collectively, the Interim Financing
                   ----------------
         Order and the Final Financing Order.

                  "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.
                   --------------

                  "Fiscal Year" means the fiscal year of the Borrower and its
                   -----------
         Subsidiaries, which period shall be the 12-month period ending on August 31 of each year.

                  "Fixed Charge Coverage Ratio" means for any period, for the
                   ---------------------------
         Borrower and its Subsidiaries on a consolidated basis, the ratio of:
         (a) EBITDARR minus Capital Expenditures to (b) Interest Expense.

                  "Foreign Guarantor" means each Foreign Subsidiary of the
                   -----------------
         Borrower listed on Schedule 1.3.
                            ------------

                  "Foreign Subsidiary" means any Subsidiary that is not created
                   ------------------
         or organized in or under the law of the United States, any state thereof or the Commonwealth of Puerto Rico.

                  "FRB" means the Board of Governors of the Federal Reserve
                   ---
         System,and any Governmental Authority succeeding to any of its principal functions.

                  "Funded Debt" of any Person at any date of determination means
                   -----------
         the sum of all Debt described in clauses (a), (b), and (i) of the
                                          -----------  ---      ---
         definition of "Debt".

                  "Further Taxes" means any and all present or future taxes,
                   -------------
         levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of Taxes or Other Taxes payable or paid pursuant to Section 8.2.
                     -----------

                  "FX Trading Office" means Cayman USD Funding No. 5761 of Bank
                   -----------------
         of America, or such other of Bank of America's offices as Bank of America may designate from time to time.

                  "GAAP" means generally accepted accounting principles set
                   ----
         forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which except as provided in Section 1.3 are applicable to
                                                  -----------
         the circumstances as of the date of determination.

                  "Global Budget" means the Borrower's financial projections
                   -------------
         covering the period from the Commencement Date through May 2004 (or at least 12 months) which includes income statements, balance sheets, cash flow statements by month until November 2002 and then quarterly thereafter that the Borrower shall provide to the Arrangers and the Lenders prior to the commencement of the Chapter 11 Cases in the form attached hereto as Exhibit D (as modified pursuant to Section 11.1(m))
                                                               ----------------
         and which shall be in form and substance acceptable to the Majority Lenders.

                  "Governmental Authority" means any nation or government, any
                   ----------------------
         state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guarantor" means (a) each Subsidiary of the Borrower listed
                   ---------
         on Schedule 1.3 and (b) each other Person who executes or reaffirms a
            ------------
         Guaranty on or after the Effective Date.

                  "Guaranty" means any guaranty delivered in connection with
                   --------
         this Agreement by (a) a Foreign Guarantor in a form as shall be satisfactory to the Agent or (b) the U.S. Guarantors substantially the form attached as Exhibit E.
                          ---------

                  "Hazardous Material" means
                   ------------------

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

                  (c) any crude oil, petroleum product or fraction thereof (excluding gasoline and oil in motor vehicles, small amounts of cleaners and similar items used in the ordinary course of business); or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Law.

                  "Impermissible Change in Control" means at any time, any
                   -------------------------------
         Person or group of Persons acting in concert, which are unacceptable to the Majority Lenders other than lenders under the Pre-Petition Credit Agreement holding debt thereunder as of the Commencement Date, have obtained control of more than 20% of the issued and outstanding shares of capital stock of the Borrower having the power to elect a majority of directors of the Borrower.

                  "Indemnified Liabilities" has the meaning specified in Section
                   -----------------------                               -------
         15.5.
         ----

                  "Indemnified Person" has the meaning specified in Section
                   ------------------                               -------
         15.5.
         ----

                  "Instrument" means any contract, agreement, letter of credit,
                   ----------
         indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

                  "Intercreditor Agreement" shall mean that certain Amended and
                   -----------------------
         Restated Intercreditor Agreement, dated as of even date herewith in substantially the form of Exhibit F.
                                   ---------

                  "Interest Coverage Ratio" means for any period, for the
                   -----------------------
         Borrower and its Subsidiaries on a consolidated basis the ratio of (a) EBITDARR to (b) Interest Expense for such period.

                  "Interest Expense" means, for any period, the consolidated
                   ----------------
         interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances, net costs under interest rate protection agreements, the portion of any Capital Leases allocable to consolidated interest expense and losses and discounts attributable to the sale of receivables and related assets, but excluding, to the extent included therein, non-cash amortization expenses.

                  "Interest Payment Date" means, as to any Loan, the last
                   ---------------------
         Business Day of each month.

                  "Interest Period" means, as to any Offshore Rate Loan, the
                   ---------------
         period commencing on the Borrowing Date of such Loan, or (in the case of any Offshore Rate Loan in Dollars) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided that:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Termination Date.

                  "Interim Financing Order" means an order of the Bankruptcy
                   -----------------------
         Court entered on an emergency and/or interim basis, in form and substance satisfactory to the Post-Petition Agent and the Majority Lenders, and after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) no later than 15 days after the Commencement Date, authorizing and approving the transactions contemplated in this Agreement and finding, among other things, that the Lenders are extending credit to the Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code, which order shall, on an interim basis, (i) approve the payment by the Borrower of the fees set forth in Sections 5.5 and 5.4 and the professional fees of
                               ------------     ---
         the Agents and the Arrangers, (ii) grant and approve the superpriority liens and security interests and administrative expense claims contemplated herein, (iii) grant adequate protection in favor of the Pre-Petition Lenders and the Pre-Petition Agent, (iv) authorize the use by the Borrowers of proceeds of pre-petition collateral that constitutes "cash collateral" (within the meaning of the Bankruptcy
         Code) in respect of Liens granted pursuant to the Pre-Petition Credit Agreement, (v) otherwise be in form and substance satisfactory to the Pre-Petition Agent and (vi) prior to the entry of the Final Financing Order, be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified without the prior written consent of the Post-Petition Agent and the Majority Lenders.

                  "Inventory" means U.S. Inventory and Non-U.S. Inventory.
                   ---------

                  "Investment" means, with respect to any Person: (a) any loan
                   ----------
         or advance made by such Person to any other Person; and (b) any capital contribution made by such Person to, or ownership or similar interest held by such Person in, any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                  "Investment Property" means all of the Borrower's or a
                   -------------------
         Collateral Guarantor's right, title and interest in and to any and all:
         (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                  "Issuance" means the issuance of a Letter of Credit.
                   --------

                  "Issuance Date" means the date as of which a Letter of Credit
                   -------------
         is issued.

                  "Issuing Lender" means Royal Bank of Scotland, PLC, or any
                   --------------
         successor Issuing Lender hereunder.

                  "Lending Office" means, as to any Lender, the office or
                   --------------
         offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on
         Schedule 15.2, or such other office or offices as such Lender may from
         -------------
         time to time notify the Borrower and the Post-Petition Agent.

                  "Letter of Credit" means any letter of credit or bond having
                   ----------------
         substantially the same legal and commercial effect provided in respect of the VAT obligations of the Borrower or any Subsidiary issued or outstanding hereunder. A Letter of Credit may be in Dollars or an Offshore Currency.

                  "Letter of Credit Action" means the issuance, supplement,
                   -----------------------
         amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

                  "Letter of Credit Action Date" means the date as of which a
                   ----------------------------
         Letter of Credit Action occurs.

                  "Letter of Credit Application" means an application for a
                   ----------------------------
         Letter of Credit Action from time to time in use by Issuing Lender.

                  "Letter of Credit Cash Collateral Account" means a blocked
                   ----------------------------------------
         deposit account for the Borrower at the Issuing Lender with respect to which the Borrower hereby grants a security interest in such account to RBS as security for the Borrower's Letter of Credit Usage and with respect to which the Borrower agrees to execute and deliver from time to time such documentation as the Issuing Lender may reasonably request to further assure and confirm such security interest.

                  "Letter of Credit Payment Date" means the last Business Day of
                   -----------------------------
         each month and the Termination Date.

                  "Letter of Credit Usage" means Tranche B Letter of Credit
                   ----------------------
         Usage.

                  "Leverage Ratio" means on any date, for the Borrower and its
                   --------------
         Subsidiaries on a consolidated basis the ratio of (a) Total Debt on such date to (b) EBITDARR for the Computation Period ending on or most recently prior to such date; provided, that if said Computation Period is less than four Fiscal Quarters, EBITDARR will be multiplied by four if the Computation Period is one Fiscal Quarter, by two, if the Computation Period is two Fiscal Quarters and by one and one-third, if the Computation Period is three Fiscal Quarters.

                  "Lien" means, when used with respect to any Person, any
                   ----
         interest of any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

                  "Loan" means an extension of credit by a Lender to the
                   ----
         Borrower under Article II, Article III or Article IV. A Loan (whether a Tranche A Loan, Tranche B Loan or Tranche C Loan) may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Loan). A Loan may be a Tranche A Loan, a Tranche B Loan, or a Tranche C Loan. Tranche A Loans and Tranche C Loans shall be in Dollars. Tranche B Loans may be in Dollars or Offshore Currencies.

                  "Loan Documents" means this Agreement, any Notes, any Letter
                   --------------
         of Credit Applications, any Guaranty, the Collateral Documents and all other documents delivered to the Post-Petition Agent, the Arrangers or any Lender in connection herewith including any related fee letters.

                  "Loan Notes" means the loan notes issued in connection with
                   ----------
         the Deed Constituting Floating Rate Unsecured Loan Notes 2008, dated June 19, 1998, as amended, by Applied Power Limited and National Westminster Bank PLC and Deed Constituting Floating Rate Unsecured Loan Notes 2003, dated October 13, 1998 as amended, by APW Enclosures Systems Limited and National Westminster Bank PLC and the related Counter-Indemnity Agreement, dated on or about May 25, 2001 by and among APW and National Westminster Bank PLC.

                  "Loan Party" means the Borrower and each Guarantor.
                   ----------

                  "Majority Lenders" means Lenders having an aggregate Pro Rata
                   ----------------
         Share of the Commitments in excess of 50%; provided that after the Commitments have been irrevocably terminated (through lapse of time, pursuant to Section 12.2 or otherwise), "Majority Lenders" shall mean
                     ------------                 ----------------
         one or more Lenders holding an aggregate in excess of 50% of the Outstanding Obligations.

                  "Margin Stock" means any "margin stock" as defined in
                   ------------
         Regulation U of the Board of Governors of the Federal Reserve System.

                  "Material Adverse Effect" means a material adverse effect on
                   -----------------------
         (a) the financial condition, operations, business, assets or prospects of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower or any Guarantor to timely and fully perform any of its payment or other material obligations under this Agreement, any Note or any other Loan Document, or (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents or the Financing Orders.

                  "Maximum Tranche A Commitment" means $70,000,000.
                   ----------------------------

                  "Maximum Tranche B Commitment" means $20,000,000.
                   ----------------------------

                  "Maximum Tranche C Commitment" means $20,000,000.
                   ----------------------------

                  "Minimum Amount" means, in respect of Loans comprising part of
                   --------------
         the same Borrowing, or to be converted or continued under Sections 2.5,
                                                                   ------------
         3.5 or 4.5, the Dollar Equivalent amount of $1,000,000 or any multiple
         ---    ---
         of 1,000,000 units of the Applicable Currency in excess thereof.

                  "Net Amount of Eligible U.S. Accounts" means, at any time, the
                   ------------------------------------
         gross amount of Eligible U.S. Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Net Issuance Proceeds" means, as to any issuance of debt or equity by
           ---------------------
     any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person, such costs and expenses not to exceed 10% of the gross proceeds of such issuance.

          "Net Proceeds" means, (a) as to any disposition, proceeds in cash,
           ------------
     checks or other cash equivalent financial instruments as and when received by such Person, net of: (i) the direct costs relating to such disposition, excluding amounts payable to such Person or any Affiliate of such Person,
     (ii) an estimate of cash Taxes paid or payable by such Person within nine months of the disposition as a direct result thereof and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on purchase money liens on the asset which is the subject of such Disposition; or (b) any proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the taking,
     (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

          "Non-Collateral Guarantor" means a Guarantor with respect to which the
           ------------------------
     Post-Petition Agent does not have a first priority security interest, subject to the Intercreditor Agreement, in substantially all its assets.

          "Non-Debtor Subsidiaries" means the Subsidiaries other than Vero
           -----------------------
     Electronics, Inc., a New York corporation.

          "Non-U.S. Security Documents" means the Debentures and Security
           ---------------------------
     Documents listed in Schedule 1.4 hereto.

          "Note" means a promissory note of the Borrower payable to a Lender in
           ----
     substantially the form of Exhibit G.
                               ---------

          "Notice of Assignment and Acceptance" means a Notice of Assignment and
           -----------------------------------
     Acceptance substantially in the form of Exhibit H.
                                             ---------

          "Notice of Borrowing" means a notice in substantially the form of
           -------------------
     Exhibit I.
     ---------

          "Notice of Conversion/Continuation" means a notice in substantially
           ---------------------------------
     the form of Exhibit J.
                 ---------

          "Obligations" means all advances to, and debts, liabilities,
           -----------
     obligations, covenants and duties of, the Borrower or any Guarantor arising under any Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any debtor relief laws by or against the Borrower, any Guarantor or any Subsidiary or Affiliate thereof.

          "Offshore Base Rate" means, for such Interest Period:
           ------------------

          (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Post-Petition Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Post-Petition Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Post-Petition Agent as the rate of interest at which deposits in the Applicable Currency (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major Lenders in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Offshore Currency" means Euros and Pounds Sterling. The Borrower may
           -----------------
     request that Offshore Currency include any lawful currency constituting a eurocurrency (other than Dollars) that in the opinion of the Post-Petition Agent and the Tranche B Lenders is freely transferable and freely convertible into Dollars and to which the Tranche B Lenders agree.

          "Offshore Currency Loan" means any Offshore Rate Loan denominated in
           ----------------------
     an Offshore Currency.

          "Offshore Rate" means for any Interest Period with respect to any
           -------------
     Offshore Rate Loan, a rate per annum determined by Post-Petition Agent pursuant to the following formula (the determination of the Eurocurrency Reserve Percentage and the Offshore Base Rate by Post-Petition Agent shall be conclusive in the absence of manifest error):

            Offshore Rate  =                Offshore Base Rate
                               ----------------------------------------------
                                  1.00 - Eurocurrency Reserve Percentage

          "Offshore Rate Loan" means a Loan that bears interest based on the
           ------------------
     Offshore Rate and may be an Offshore Currency Loan or a Loan denominated in Dollars.

          "Operating Budgets" means a four week budget showing each of the
           -----------------
     following on a line item basis: (a) budgeted cash receipts (including as a result of the receipt of proceeds from Loans made hereunder), (b) anticipated disbursements and (c) Letters of Credit to be issued during the applicable period. The cash receipts and disbursements budgets within each Operating Budget must tie to the Global Budget then in effect. Revisions to Operating Budgets (and corresponding changes to the Global Budget) may be approved by the Majority Lenders in their sole discretion.

          "Organic Document" means, relative to the Borrower or each of the
           ----------------
     Guarantors, its certificate of incorporation, its by-laws, any other constituent documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock or other constituent documents.

          "Other Taxes" means any present or future stamp, court or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Outstanding Obligations" means the Outstanding Tranche A Obligations,
           -----------------------
     Outstanding Tranche B Obligations and Outstanding Tranche C Obligations.

          "Outstanding Tranche A Obligations" means, as of any date, and giving
           ---------------------------------
     effect to making any Tranche A Loans or taking any Letter of Credit Action requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Tranche A Lenders, the aggregate outstanding principal amount of all Tranche A Loans, and (b) when reference is made to one Tranche A Lender the aggregate outstanding principal amount of all Tranche A Loans made by such Lender.

          "Outstanding Tranche B Obligations" means, as of any date, and giving
           ---------------------------------
     effect to making any Tranche B Loans or taking any Letter of Credit Action requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Tranche B Lenders, the sum of
     (i) the aggregate outstanding principal amount of all Tranche B Loans, and
     (ii) all Tranche B Letter of Credit Usage, and (b) when reference is made to one Tranche B Lender the sum of (i) the aggregate outstanding principal amount of all Tranche B Loans made by such Lender, and (ii) such Lender's ratable risk participation in all Tranche B Letter of Credit Usage.

          "Outstanding Tranche C Obligations" means, as of any date, and giving
           ---------------------------------
     effect to making any Tranche C Loans and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of the aggregate outstanding principal amount of all Tranche C Loans, and (b) when reference is made to one Lender the sum of the aggregate outstanding principal amount of all Tranche C Loans made by such Lender.

          "Overnight Rate" means, for any day, the rate of interest per annum at
           --------------
     which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's London Branch to major Lenders in the London or other applicable offshore interbank market.

          "Participant" has the meaning specified in Section 15.8(d).
           -----------                               ---------------

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity
           ----
     succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in
           ------------
     section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted Liens" means:
           ---------------

          (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

          (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

          (c) attachments, judgments and other similar Liens, for sums not exceeding $2,000,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (d) other Liens incidental to the conduct of the business of the Borrower or a Subsidiary or the ownership of its property or assets, including easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, which Liens were not incurred in connection with the borrowing of money and do not, in any case or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (e) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction; cash collateral pursuant to the Loan Documents;

          (f) Liens in favor of the Post-Petition Agent, any Collateral Agent and the Lenders securing the obligations under the Loan Documents;

          (g) Liens in the existence on the date hereof to the extent such Liens are Prior Permitted Liens, Liens in favor of the Pre-Petition Agent and the Pre-Petition Lenders securing the obligations under the Pre-Petition Credit Agreement and the Loan Documents (as defined therein) and Liens securing the U.K. Debt;

          (h) Liens granted pursuant to the Financing Orders, including in connection with the Carve-Out; and

          (i) Liens granted to RBS and National Westminister Bank PLC providing cash collateral in respect of foreign exchange facilities, the provision of which is permitted by this Agreement, provided that the maximum amount of cash collateral outstanding at any time pursuant to this clause (i) shall
                                                              ----------
     not exceed $1,000,000.

          "Permitted Variance" has the meaning specified in Section 11.26.
           ------------------                               -------------

          "Person" means any natural person, corporation, partnership, trust,
           ------
     limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan of Reorganization" means a plan of reorganization for the
           ----------------------
     Debtors in the form of Exhibit K hereto with such changes as may be
                            ---------
     approved by the Majority Lenders.

          "Pledge Agreement" means that certain Amended and Restated Pledge
           ----------------
     Agreement, dated as of May 16, 2002, among the Borrower, certain Subsidiaries of the Borrower and the Post-Petition Agent, as amended or modified from time to time.

          "Post-Petition Agent" means Bank of America in its capacity as
           ----------------------------
     Post-Petition Agent for the Lenders hereunder, and any successor Post-Petition Agent arising under Section 14.9.
                                       ------------

          "Post-Petition Agent's Consultant" shall mean Arthur Andersen LLP or
           --------------------------------
     any other consultant engaged by the Post-Petition Agent in connection with this Agreement (including future matters in connection therewith).

          "Post-Petition Agent's Payment Office" means (a) in respect of
           ------------------------------------
     payments in Dollars, the address for payments set forth on Schedule 15.2 or
                                                                -------------
     such other address as the Post-Petition Agent may from time to time specify in accordance with Section 15.2, and, (b) in the case of payments in any
                        ------------
     Offshore Currency, such address as the Post-Petition Agent may from time to time specify in accordance with Section 15.2.
                                     ------------

          "Pounds Sterling" means lawful money of the United Kingdom.
           ---------------

          "Pre-Petition Agent" has the meaning assigned to such term in the
           ------------------
     Financing Orders.

          "Pre-Petition Credit Agreement" means the Amended and Restated
           -----------------------------
     Multicurrency Credit Agreement, dated May 15, 2001, among the Borrower, the Financial Institutions Party Thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Documentation Agent, and Bank One N.A., as Syndication Agent, as amended.

          "Pre-Petition Indebtedness" means any and all Debt incurred by the
           -------------------------
     Company or any Subsidiary prior to the Commencement Date.

          "Pre-Petition Lenders" has the meaning assigned to such term in the
           --------------------
     Financing Orders.

          "Prior Permitted Liens" means any and all valid, perfected
           ---------------------
     pre-Commencement Date Liens in existence as of the Commencement Date that are senior in priority to the Liens of the Pre-Petition Agent under the Pre-Petition Credit Agreement and the lenders under the UK Facility.

          "Pro Rata Share" means Tranche A Pro Rata Share, Tranche B Pro Rata
           --------------
     Share or Tranche C Pro Rata Share, as applicable.

          "Proprietary Rights" means all of the Borrower's and its Subsidiaries'
           ------------------
     now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth in the schedules to the Security Agreement, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

          "RBS" means The Royal Bank of Scotland PLC.
           ---

          "Receivables Securitization" means that certain Amended and Restated
           --------------------------
     Receivables Purchase Agreement, dated as of April 18, 2001, among Applied Power Credit Corporation as seller, APW North America, Inc., individually and as servicer, Barton Capital Corporation as purchaser and Societe Generale as agent, (as such agreement may be amended, modified, or refinanced).

          "Release" means a "release", as such term is defined in CERCLA.
           -------

          "Reorganization Items" means non-recurring expenses (including
           --------------------
     professional fees) incurred in connection with the Chapter 11 Cases.

          "Required Lenders" means Lenders having an aggregate Pro Rata Share of
           ----------------
     the Commitments in excess of 66 2/3%; provided that after the Commitments have been irrevocably terminated (through lapse of time, pursuant to
     Section 12.2 or otherwise),
     ------------

         "Required Lenders" shall mean one or more Lenders holding an aggregate
          ----------------
         in excess of 66 2/3% of the Outstanding Obligations.

                  "Requirement of Law" means, as to any Person, any law
                   ------------------
         (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Reserves" means reserves that limit the availability of
                   --------
         credit hereunder, consisting of reserves against Tranche A Availability, Tranche B Availability, U.S. Eligible Accounts, Non-U.S. Eligible Accounts, Eligible Accounts, Eligible U.S. Inventory, or Eligible Non-U.S. Inventory, established by Majority Lenders from time to time in their reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Majority Lenders' credit judgment: (a) a reserve for accrued, unpaid interest on the Obligations, (b) reserves for rent at leased locations subject to statutory or contractual landlord liens, (c) Inventory shrinkage, (d) customs charges, (e) dilution, and (f) warehousemen's or bailees' charges.

                  "Resource Conservation and Recovery Act" means the Resource
                   -------------------------------------
         Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in
                                                               -- ---
         effect from time to time.

                  "Restructuring Consultant" means a person acceptable to the
                   ------------------------
         Majority Lenders retained by the Subsidiaries to assist the Borrower's senior management and the management of the Subsidiaries in matters such as non-U.S. operations, vendor relationships in and outside of the U.S. and other matters of interest to the Lenders, the Pre-Petition Lenders or the Borrower's senior management, as more fully described in an engagement letter in form and substance reasonably acceptable to the Majority Lenders.

                  "Restructuring Expenses" means GAAP and non GAAP restructuring
                   ----------------------
         expenses incurred by the Borrower and its Subsidiaries during any specified period.

                  "Same Day Funds" means (a) with respect to disbursements and
                   --------------
         payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Post-Petition Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                  "SEC" means the Securities and Exchange Commission.
                   ---

                  "Security Agreement" means that certain Amended and Restated Security Agreement, dated as of even date herewith among the Borrower, certain Subsidiaries of the Borrower and Bank of America, National Association in its capacity as Administrative Agent under the Pre-Petition Credit Agreement and as Post-Petition Agent, as amended or modified from time to time.

                  "Security Documents" means the Security Agreement, the
                   ------------------
         Debentures and the Non-U.S. Security Documents.

                  "Shared Collateral" shall have the meaning set forth in the
                   -----------------
         Intercreditor Agreement.

                  "Solvent" means, as to any Person at any time, that (a) the
                   -------
         fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Spot Rate" for a currency means the rate quoted by Bank of
                   ---------
         America as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

                  "Stated Termination Date" means 180 days after the Effective
                   -----------------------
         Date.

                  "Subsidiary" means, with respect to any Person, any
                   ----------
         corporation, association, partnership, limited liability company or other business entity of which such Person and/or its other Subsidiaries own, directly or indirectly, more than 50% of the voting stock, membership interests or other equity interests. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

                  "Suretyship Liability" means any agreement, undertaking or
                   --------------------
         other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

                  "Swap Contract" means any agreement, whether or not in
                   -------------
         writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Tangible Net Assets" means, as of any date, the consolidated
                   -------------------
         total assets of a Person and its Subsidiaries minus all intangible assets of such Person and its Subsidiaries, as each would be shown on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of that date.

                  "Taxes" means any and all present or future taxes, levies,
                   -----
         assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Post-Petition Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Post-Petition Agent, as the case may be, is organized or maintains a lending office.

                  "Termination Date" means the earlier to occur of (a) Stated
                   ----------------
         Termination Date, or (b) the date on which the Commitments terminate pursuant to Section 12.2 or are reduced to zero pursuant to Section 5.1
                     ------------                                    -----------
         or Article XII.

                  "Tier-One Collateral Guarantor" means a Collateral Guarantor organized in, and with all its assets located in, the United States, England, Scotland or Ireland.

                  "Tier-Two Collateral Guarantor" means a Collateral Guarantor,
                   -----------------------------
         other than a Tier-One Collateral Guarantor.

                  "Total Debt" means at any particular time, all outstanding
                   ----------
         Debt (including contingent obligations with respect to Debt of other Persons) of the Borrower and its Subsidiaries on a consolidated basis.

                  "Tranche" means, in respect to any Loans, Commitment or Pro
                   -------
         Rata Shares, Tranche A Loans, Tranche A Commitments or Tranche A Pro Rata Shares, Tranche B Loans, Tranche B Commitments or Tranche B Pro Rata Shares, or Tranche C Loans, Tranche C Commitments, or Tranche C Pro Rata Shares, as applicable.

                  "Tranche A Availability" means, at any time (a) the lesser of
                   ----------------------
         (i) the Maximum Tranche A Commitment or (ii) the Tranche A Borrowing Base, minus (b) Reserves relating to U.S. Accounts or U.S. Inventory other than Reserves deducted in the calculation of the Tranche A Borrowing Base, minus (c) in each case, the Outstanding Tranche A Obligations.

                  "Tranche A Borrowing Base" means, at any time, an amount equal
                   ------------------------
         to (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible U.S. Accounts; plus (B) sixty percent (60%) of the value of Eligible U.S. Inventory; minus (b) an "ineligible A/R reserve" equal to 5.5% of all U.S. Accounts, an "ineligible inventory reserve" equal to

         6.5% of all U.S. Inventory Reserves from time to time established by the Majority Lenders in their reasonable credit judgment.

                  "Tranche A Commitment" means, as to each Lender and with
                   --------------------
         respect to any Tranche A Loans, or Letters of Credit at any time outstanding, the amount set forth opposite such Lender's name in
         Schedule 1.6 under the heading "Tranche A Commitment".
         ------------

                  "Tranche A Lender" means a Lender with a Tranche A Commitment.
                   ----------------
         The initial Tranche A Lenders are listed in Schedule 1.6.
                                                     ------------

                  "Tranche A Loan" means a Loan by a Lender to the Borrower
                   --------------
         under Section 2.1 hereof.
               -----------

                  "Tranche A Pro Rata Share" means, as to any Tranche A Lender,
                   ------------------------
         at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Tranche A Lender's Commitment divided by the combined Tranche A Commitments of all Tranche A Lenders.

                  "Tranche A Senior Collateral" means U.S. Accounts and U.S.
                   ---------------------------
         Inventory.

                  "Tranche B Availability" means, at any time (a) the lesser of
                   ----------------------
         (i) the Maximum Tranche B Commitment or (ii) the Tranche B Borrowing Base, minus (b) Reserves relating to Non-U.S. Accounts and Non-U.S. Inventory other than Reserves deducted in the calculation of the Tranche B Borrowing Base, minus (c) in each case, the Outstanding Tranche B Obligations.

                  "Tranche B Borrowing Base" means, at any time, an amount equal
                   ------------------------
         to the following property legally and beneficially owned by Tier One Collateral Guarantors (other than U.S. Guarantors), not subject to any Liens prior to the Lien of the Agents (except any Lien of the Pre-Petition Agents subject to the Intercreditor Agreement):

                  (a) 70% of the value of all real estate in the United Kingdom and Ireland as valued by Bache Treharne on an orderly liquidation basis; plus

                  (b) 70% of all plant and equipment in the United Kingdom and Ireland as valued by Dovebid on an forced liquidation basis, (i.e. 70% of $16.234 million); plus

                  (c) 40% of Eligible UK and Ireland Accounts Receivable. For this purpose Eligible UK and Ireland Accounts Receivable is calculated as follows:

                  All UK and Ireland trade accounts receivable less the aggregate of bad debt provisions; purchase ledger contras; intercompany balances; the total of all receivables balances from any account debtor where more than 25% of the balance outstanding from such account debtor is more than 60 days overdue; any other balance which is more than 60 days overdue; plus

                  (d) 40% of Adjusted Raw Materials in the United Kingdom and Ireland. For this purpose Adjusted Raw Materials is calculated by deducting all accounts payable and accrual balances for raw material suppliers from the book value of raw materials, provided, that, for purposes of the calculation under this clause (d), such amount shall be deemed to be zero if the calculation results in an actual amount that is less than zero; plus

                  (e) 50% of the book value of finished goods stock of the United Kingdom and Ireland; less

                  (f) The sum of PAYE/NCI/PRSI for the last two months; pension contributions for the last two months; an amount equal to $1,160 multiplied by the number of employees in the United Kingdom and Ireland; an amount equal to the aggregate of two weeks gross pay per employee; VAT for the last two quarters; redundancy for Ireland employees only at ten weeks per employee at the Ireland statutory limit (currently $220 per week); corporation tax outstanding and accrued for Ireland companies only; capital gains tax outstanding for Ireland companies only; property rate for the last two months for Ireland companies only; less

                  (g) The greater of (i) $5 million or the sum of (ii) 5% of (a) plus 10% of (b), (c), (d) and (e).

                  The calculation of the Borrowing Base will be made in Dollars and any assets, not denominated in Dollars, will be converted to the Dollar Equivalent thereof.

                  "Tranche B Commitment" means, as to each Lender and with
                   --------------------
         respect to any Tranche B Loans at any time outstanding, the amount set forth opposite such Lender's name in Schedule 1.6 under the heading
                                              ------------
         "Tranche B Commitment".

                  "Tranche B Lender" means a Lender with a Tranche B Commitment.
                   ----------------
         The initial Tranche B Lenders are listed in Schedule 1.6.
                                                     ------------

                  "Tranche B Letter of Credit" means a Letter of Credit issued
                   --------------------------
         under Section 3.6.
               -----------

                  "Tranche B Letter of Credit Sublimit" means an amount equal to
                   -----------------------------------
         the lesser of

                  (a) the undrawn Tranche B Commitment of the Issuing Lender as at the date when the Letter of Credit is to be issued, to which should be added an amount equal to any cash collateral provided to the Issuing Lender by way of security in respect of any Letter of Credit issued under Tranche B; and

                  (b) $15,000,000

                  The Tranche B Letter of Credit Sublimit is part of, and not in addition to, the Tranche B Commitments.

                  "Tranche B Letter of Credit Usage" means, as at any date of
                   --------------------------------
         determination, the aggregate undrawn face amount of outstanding Tranche B Letters of Credit plus the
                             ----
         aggregate amount of all drawings under the Tranche B Letters of Credit not reimbursed by the Borrower or converted into Loans.

                  "Tranche B Loan" means a Loan by a Lender to the Borrower
                   --------------
         under Section 3.1 hereof.

                  "Tranche B Pro Rata Share" means, as to any Tranche B Lender,
                   ------------------------
         at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Tranche B Lender's Commitment divided by the combined Tranche B Commitments of all Tranche B Lenders.

                  "Tranche B Senior Collateral" means all assets owed to or
                   ---------------------------
         belonging to any Guarantor (other than U.S. Guarantors.).

                  "Tranche C Commitment" means, as to each Lender and with
                   --------------------
         respect to any Tranche C Loans at any time outstanding, the amount set forth opposite such Lender's name in Schedule 1.6 under the heading
                                              ------------
         "Tranche C Commitment".

                  "Tranche C Lender" means a Lender with a Tranche C Commitment.
                   ----------------
         The initial Tranche C Lenders are listed in Schedule 1.6.
                                                     ------------

                  "Tranche C Loan" means a Loan by a Lender to the Borrower
                   --------------
         under Section 4.1 hereof.
               -----------

                  "Tranche C Pro Rata Share" means, as to any Tranche C Lender,
                   ------------------------
         at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Tranche C Lender's Commitment divided by the combined Tranche C Commitments of all Tranche C Lenders.

                  "Tranche C Senior Collateral" means all assets owed to or
                   ---------------------------
         belonging to the Borrower or any U.S. Guarantor, not constituting Tranche A Senior Collateral.

                  "Tranche Pro Rata Share" means as to any Lender in any of the
                   ----------------------
         Tranches, at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment in such Tranche divided by the combined Commitments of all Lenders in such Tranche.

                  "Type" has the meaning specified in the definition of "Loan".
                   ----

                  "U.K. Collateral Agent" has the meaning specified in the
                   ---------------------
         preamble.


                  "U.K. Debt" means Debt under the U.K. Facility.
                   ---------

                  "U.K. Facility" means collectively and without double counting
                   -------------
         (a) the Revolving Credit Facilities, as amended and restated from time to time, with Royal Bank of Scotland, PLC; (b) the Counter-Indemnity Agreement, as amended and restated dated as of April 26, 2001, with National Westminster Bank PLC; (c) the Multiline Facility Agreement, as amended and restated dated as of May 15, 2001, with National

        Westminster Bank PLC; and (d) any loan note guaranties provided by National Westminister Bank PLC pursuant to the deeds of adherence and release entered into by Bank of America and National Westminster Bank PLC on or around July 31, 2000.

             "U.K. Subsidiary" means a Subsidiary that is created or organized
              ---------------
        under the laws of England, Wales, Scotland or Ireland.

             "United States" or "U.S." means the United States of America, its
              -------------      ---
        50 States, the District of Columbia and the Commonwealth of Puerto Rico.

             "U.S. Account Debtor" means each Person obligated in any way on or
              -------------------
        in connection with a U.S. Account.

             "U.S. Accounts" means all of the Borrower's and the U.S.
              -------------
        Guarantors' now wned or hereafter acquired or arising accounts, as defined in the UCC, payable in Dollars, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, including, without limitation, the accounts to be purchased by the Borrower from Applied Power Credit Corporation, a Subsidiary, with the proceeds of Borrowings.

             "U.S. Collateral Agent" has the meaning specified in the preamble.
              ---------------------

             "U.S. Guarantor" means a Guarantor incorporated in the United
              --------------
        States.

             "U.S. Inventory" means all of each U.S. Guarantor's now owned and
              --------------
        hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such U.S. Guarantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

             "Welfare Plan" means a "welfare plan", as such term is defined in
              ------------
        section 3(1) of ERISA.

             "Working Capital" means consolidated current assets of the Borrower
              ---------------
        and its Subsidiaries (excluding cash and Cash Equivalents) minus current liabilities of the Borrower and its Subsidiaries.

        1.2  Other Interpretive Provisions.
             -----------------------------

             (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

             (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Post-Petition Agent, the Arrangers or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Post-Petition Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders, the Arrangers or the Post-Petition Agent merely because of the Post-Petition Agent's, the Arranger's or Lenders' involvement in their preparation.

     1.3 Accounting Principles. References to financial statements include notes
         ---------------------
thereto in accordance with GAAP; and accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes hereof, such determination or computation shall be made in accordance with GAAP; provided that such determinations and computations with respect to financial covenants and ratios hereunder shall be made in accordance with GAAP as in effect on the date hereof.

     1.4 Currency Equivalents Generally. For all purposes of this Agreement (but
         ------------------------------
not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in

Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

     1.5 Euro. For the avoidance of doubt, the parties hereto affirm and agree
         ----
that the conversion of any Obligations under the Loan Documents from an Offshore Currency of a country that is a member of the European Union into Euros, shall not require the early termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events. As of the date that any such Offshore Currency is no longer the lawful currency of its respective country, all payment obligations under the Loan Documents that would otherwise be in such Offshore Currency shall thereafter be satisfied in Euros.

     If more than one currency or currency unit are at the same time recognized by the laws of any country as the lawful currency of that country, then:

          (a) any reference in this Agreement to, and any Obligations arising under this Agreement or the Loan Documents in, the currency of that country shall be translated into, or paid into, the lawful currency or currency unit of that country designated by the Post-Petition Agent; and

          (b) any translation from one currency or currency unit to another shall be at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other, rounded up or down by the Post-Petition Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

     If a change in any currency of a country occurs, this Agreement will be amended to the extent the Post-Petition Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

                                   ARTICLE II

                                 TRANCHE A LOANS
                                 ---------------

     2.1 Amounts and Terms of Commitments. Subject to the satisfaction of the
         --------------------------------
conditions precedent set forth in Article IX, each Tranche A Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Effective Date to the Termination Date, to make revolving loans (the "Tranche A Loans") to the Borrower in amounts not
                              ---------------
to exceed the lesser of (a) such Lender's Tranche A Commitment or (b) such Tranche A Lender's Tranche A Pro Rata Share of Tranche A Availability. After giving effect to any Borrowing of Tranche A Loans, the aggregate principal Dollar Equivalent amount of the Outstanding Tranche A Obligations held by each Lender shall not exceed such Lender's Tranche A Commitment and the Outstanding Tranche A Obligations of all Tranche A Lenders shall not exceed the combined Tranche A Commitments. If any Borrowing would exceed the Tranche A Availability, the Lenders may refuse to make or may otherwise restrict the making of

Tranche A Loans as the Lenders determine until such excess has been eliminated. All Tranche A Loans shall be in Dollars.

     2.2 Reserved.
         --------

     2.3 Tranche A Loan Accounts.
         -----------------------

          (a) The Tranche A Loans made by each Tranche A Lender shall be evidenced by one or more loan accounts or records maintained by such Tranche A Lender in the ordinary course of business. The loan accounts or records or schedules, as the case may be, maintained by the Post-Petition Agent and each Tranche A Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Tranche A Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

          (b) Upon the request of any Tranche A Lender made through the Post-Petition Agent, the Loans made by such Tranche A Lender may be evidenced by one or more Notes. Each such Lender may also endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Tranche A Lender is irrevocably authorized by the Borrower to endorse its Note(s) and each Tranche A Lender's record shall be rebuttable presumptive evidence; provided, however, that the failure of a Tranche A Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Tranche A Lender.

     2.4 Procedure for Borrowing.
         -----------------------

          (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Post-Petition Agent in the form of a Notice of Borrowing (which notice must be received by the Post-Petition Agent prior to 8:30 a.m. (New York time) three Business Days prior to the requested Borrowing Date,:

                      (A) the amount of the Borrowing, which shall be in an
                  aggregate amount not less than the Minimum Amount;

                      (B) the requested Borrowing Date, which shall be a
                  Business Day;

                      (C) the Type of Loans comprising the Borrowing; and

                      (D) in the case of a Borrowing comprised of Offshore Rate
                  Loans, the duration of the Interest Period applicable to such Loans included in such notice, provided that if the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

        (b) Upon receipt of the Notice of Borrowing, the Post-Petition Agent will promptly notify each Lender thereof and of the amount of such Tranche A Lender's Tranche A Pro Rata Share of the Borrowing.

        (c) Each Tranche A Lender will make the amount of its Tranche A Pro Rata Share of each Borrowing available to the Post-Petition Agent for the account of the Borrower, at the Post-Petition Agent's Payment Office on the Borrowing Date requested by the Borrower in Same Day Funds by 11:00 a.m. (New York time). The proceeds of all such Tranche A Loans will then be made available to the Borrower by the Post-Petition Agent by wire transfer in accordance with written instructions provided to the Post-Petition Agent by the Borrower of like funds as received by the Post-Petition Agent; provided that the Post-Petition Agent shall disburse such funds as it has received from the Tranche A Lenders to the Borrower, no later then 1:00 p.m. (New York time).

        (d) After giving effect to any Borrowing, there may not be more than six different Interest Periods in effect in respect of all Tranche A Loans together then outstanding.

        (e) After giving effect to any Borrowing, the amount of Tranche A Loans so made on any date shall not exceed the Tranche A Availability on such date.

     2.5 Conversion and Continuation Elections for Borrowings.
         ----------------------------------------------------

        (a) The Borrower may, upon irrevocable written notice to the Post Petition Agent in accordance with Section 2.5(b):
                                       -------------

                (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Tranche A Loans (or any part thereof in an amount not less than the Minimum Amount) into Tranche A Loans in Dollars of any other Type; or

                (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Amount).

        (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Post-Petition Agent not later than 8:30 a.m. (New York time) at zeast three Business Days in advance of the Conversion/Continuation Date, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Tranche A Loans to be converted or continued;

                    (C) the Type of Tranche A Loans resulting from the proposed conversion or continuation; and

                    (D) other than in the case of conversions into Base Rate
               Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans. If the Borrower has elected to continue its Offshore Rate Loans or convert its Base Rate into Offshore Rate Loans in accordance with the terms hereof but has failed to select a new Interest Period to be applicable to Offshore Rate Loans prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto, the Borrower shall be deemed to have elected a one month Interest Period effective as of the expiration date of such Interest Period.

          (d) The Post-Petition Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Post-Petition Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Tranche A Loans with respect to which the notice was given.

          (e) Unless the Majority Lenders otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

          (f) After giving effect to any conversion or continuation of Tranche A Loans, there may not be more than six different Interest Periods in effect in respect of all Tranche A Loans together then outstanding.

                                   ARTICLE III

                                 TRANCHE B LOANS
                                 ---------------

     3.1 Amounts and Terms of Commitments. Subject to the satisfaction of the
         --------------------------------
conditions precedent set forth in Article IX, each Tranche B Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Effective Date to the Termination Date, to make revolving loans (the "Tranche B Loans") to the Borrower in amounts not
                              ---------------
to exceed the lesser of (a) such Tranche B Lender's Tranche B Commitment or (b) such Tranche B Lender's Pro Rata Share of the Tranche B Availability. After giving effect to any Borrowing of Tranche B Loans, the aggregate principal Dollar Equivalent amount to the Outstanding Tranche B Obligations held by each Tranche B Lender shall not exceed such Tranche B Lender's Tranche B Commitment and the Outstanding Tranche B Obligations of all Tranche B Lenders shall not exceed the combined Tranche B Commitments. If any Borrowing would exceed the Tranche B Availability, the Lenders may refuse to make or may otherwise restrict the making of Tranche B Loans as the Lenders determine until such excess has been eliminated. All Tranche B Loans shall be in Dollars or Offshore Currencies.

          3.2 Reserved.
              --------

          3.3 Loan Accounts.
              -------------

               (a) The Tranche B Loans made by each Tranche B Lender shall be evidenced by one or more loan accounts or records maintained by such Tranche B Lender in the ordinary course of business. The loan accounts or records or schedules, as the case may be, maintained by the Post-Petition Agent and each Tranche B Lender shall be rebuttable presumptive evidence of the amount of the Tranche B Loans made by the Tranche B Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Tranche B Loans.

               (b) Upon the request of any Tranche B Lender made through the Post-Petition Agent, the Tranche B Loans made by such Tranche B Lender may be evidenced by one or more Notes. Each such Tranche B Lender may also endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Tranche B Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Tranche B Lender is irrevocably authorized by the Borrower to endorse its Note(s) and each Tranche B Lender's record shall be rebuttable presumptive evidence; provided, however, that the failure of a Tranche B Lender to make, or an error in making, a notation thereon with respect to any Tranche B Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Tranche B Lender.

          3.4 Procedure for Borrowing.
              -----------------------

               (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Post-Petition Agent in the form of a Notice of Borrowing (which notice must be received by the Post-Petition Agent prior to 8:30 a.m. (New York time) three Business Days prior to the requested Borrowing Date, specifying:

                         (A) the amount of the Borrowing, which shall be in an
                    aggregate amount not less than the Minimum Amount;

                         (B) the requested Borrowing Date, which shall be a
                    Business Day;

                         (C) the Type of Loans comprising the Borrowing;

                         (D) in the case of a Borrowing comprised of Offshore
                    Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice, provided that if the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing of Offshore Rate Loans, such Interest Period shall be one month; and

                         (E) in the case of a Borrowing comprised of Offshore
                    Currency Loans, the Applicable Currency.

               (b) The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Post-Petition Agent for such Borrowing on the Determination Date therefor. Upon receipt of the Notice of Borrowing, the Post-Petition Agent will promptly notify each Lender thereof and of the amount of such Lender's Pro Rata Share of the Borrowing.

               (c) Each Tranche B Lender will make the amount of its Tranche B Pro Rata Share of each Borrowing available to the Post-Petition Agent for the account of the Borrower, at the Post-Petition Agent's Payment Office on the Borrowing Date requested by the Borrower in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans denominated in Dollars, by 11:00 a.m. (New York time), (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Post-Petition Agent may determine to be necessary for such funds to be credited on such date in accordance with normal banking practices in the place of payment. The proceeds of all such Tranche B Loans will then be made available to the Borrower by the Post-Petition Agent by wire transfer in accordance with written instructions provided to the Post-Petition Agent by the Borrower of like funds as received by the Post-Petition Agent; provided that the Post-Petition Agent shall disburse such funds as it has received from the Lenders to the Borrower (x) in the case of Tranche B Loans denominated in Dollars, no later then 1:00 p.m. (New York time) and
          (y) in the case of Offshore Currency Loans, no later than two hours after the funding deadline specified by the Post-Petition Agent under clause (ii) above. The Issuing Lender shall not be required to pay its Tranche B Pro Rata Share of any Borrowing to the extent that the amount advanced, when added to any Tranche B Letter of Credit Usage which has not been cash collateralized to the satisfaction of the Issuing Lender, would exceed the Issuing Lender's Tranche B Commitment, and each other Tranche B Lender's Tranche B Pro Rata Share in such Borrowing (along with any payments thereon) shall be increased accordingly.

               (d) After giving effect to any Borrowing, there may not be more than six different Interest Periods in respect of all Tranche B Loans together then outstanding.

               (e) After giving effect to any Borrowing, the amount of Outstanding Tranche B Obligations shall not exceed the Tranche B Availability.

          3.5 Conversion and Continuation Elections for Borrowings.
              ----------------------------------------------------

               (a) The Borrower may, upon irrevocable written notice to the Post Petition Agent in accordance with Section 3.5(b):
                                            --------------

                    (i) elect, as of any Business Day, in the case of Base Rate
               Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Tranche B Loans (or any part thereof in an amount not less than the Minimum Amount) into Tranche B Loans of any other Type; or

                    (ii) elect, as of the last day of the applicable Interest
               Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Amount).

               (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Post-Petition Agent not later than 8:30 a.m. (New York time) at least three Business Days in advance of the Conversion/Continuation Date, specifying:

                         (A) the proposed Conversion/Continuation Date;

                         (B) the aggregate amount of Tranche B Loans to be
                    converted or continued;

                         (C) the Type of Tranche B Loans resulting from the
                    proposed conversion or continuation;

                         (D) other than in the case of conversions into Base
                    Rate Loans, the duration of the requested Interest Period;
                    and

                         (E) in the case of an Offshore Currency Loan, the
                    Applicable Currency.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans in the amount of the Dollar Equivalent of such Offshore Rate Loans. If the Borrower has elected to continue its Offshore Rate Loans or convert its Base Rate Loans into Offshore Rate Loans in accordance with the terms hereof but has failed to select a new Interest Period to be applicable to Offshore Rate Loans prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto, the Borrower shall be deemed to have elected to continue such Offshore Rate for a one month Interest Period effective as of the expiration date of such Interest Period.

               (d) The Post-Petition Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Post-Petition Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Tranche B Loans with respect to which the notice was given.

               (e) Unless the Majority Lenders otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

               (f) After giving effect to any conversion or continuation of Tranche B Loans, there may not be more than six different Interest Periods in effect in respect of all Tranche B Loans together then outstanding.

          3.6 Tranche B Letters of Credit.
              ---------------------------

               (a) The Letter of Credit Sublimit. Subject to the terms and
                   -----------------------------
          conditions set forth in this Agreement, until the Termination Date, the Issuing Lender shall take such Letter of Credit Actions as the Borrower may from time to time request; provided, however, that, after giving effect to such Letter of Credit Action, the (i) Outstanding Tranche B Obligations of each Tranche B Lender shall not exceed such Tranche B Lender's Tranche B Commitment, and the Outstanding Tranche B Obligations of all Tranche B Lenders shall not exceed the combined Tranche B Commitments at any time, (ii) Letter of Credit Usage shall not exceed the Tranche B Letter of Credit Sublimit at any time, and
          (iii) the Letter of Credit Usage, together with the outstanding Tranche B Loans, does not exceed the Tranche B Availability. Subject to subsection (f) below and unless consented to by the Issuing Lender and Majority Lenders, no Letter of Credit may expire more than 6 months after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the Termination Date. If any Letter of Credit Usage remains outstanding after such date, the Borrower shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account. All Letters of Credit shall be issued for the account of the Borrower.

               (b) Requesting Letter of Credit Actions. The Borrower may
                   -----------------------------------

          irrevocably request a Letter of Credit Action in Dollars or an Offshore Currency in the amount of not less than $1,000,000 or the Dollar Equivalent thereof by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Post-Petition Agent (who shall notify Lenders), by 8:30 a.m. (New York time) three Business Days prior to the requested Letter of Credit Action Date. Only standby letters of credit, not commercial letters of credit, may be issued hereunder. Each Letter of Credit Action shall be in a form acceptable to the Issuing Lender in its sole discretion. Unless the Post-Petition Agent notifies the Issuing Lender that such Letter of Credit Action is not permitted hereunder, or the Issuing Lender notifies Post-Petition Agent that it has determined that such Letter of Credit Action is contrary to any laws or policies of the Issuing Lender, the Issuing Lender shall, upon satisfaction of the applicable conditions set forth in Section 9.2, effect such Letter of Credit Action. This Agreement
             -----------
          shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Tranche B Lender shall be deemed to have purchased from the Issuing Lender a risk participation therein in an amount equal to that Tranche B Lender's Tranche B Pro Rata Share times the amount of such Letter of Credit Usage.

               (c) Reimbursement of Payments Under Letters of Credit. The
                   -------------------------------------------------
          Borrower shall reimburse the Issuing Lender through the Post-Petition
          Agent for any payment that the Issuing Lender makes under a Tranche B Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in Section 9.2 can
                                                                 -----------
          be satisfied, the Borrower may request a Borrowing to reimburse the Issuing Lender for such payment or, failing to make such request, the Borrower shall be deemed to have requested a Borrowing of Tranche B Loans in the Applicable Currency with an Interest Period of one month in the amount of such payment.

               (d) Funding by Lenders When the Issuing Lender Not Reimbursed.
                   ---------------------------------------------------------
          Upon any drawing under a Letter of Credit, the Issuing Lender shall notify Post-Petition Agent and the Borrower. If the Borrower fails to timely make the payment required pursuant to subsection (c) above, the Issuing Lender shall notify the Post-Petition Agent of such fact and the amount of such unreimbursed payment. The Post-Petition Agent shall promptly notify each Tranche B Lender of its Tranche B Pro Rata Share of such amount. Each Tranche B Lender shall make funds in an amount equal to its Tranche B Pro Rata Share of such amount in the Applicable Currency available to Post-Petition Agent at Post-Petition Agent's Payment Office not later than 11:00 a.m. (New York time) on the Business Day specified by Post-Petition Agent. The Post-Petition Agent shall remit the funds so received to the Issuing Lender. The obligation of each Tranche B Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event except gross negligence and willful misconduct of the Issuing Lender. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

               (e) Nature of Lenders' Funding. If the conditions precedent set
                   --------------------------
          forth in Section 9.2 can be satisfied on any date the Borrower is
                   -----------
          obligated to, but fails to, reimburse the Issuing Lender for a drawing under a Tranche B Letter of Credit, the funding by Tranche B Lenders pursuant to the previous subsection shall be deemed to be a Borrowing of Base Rate Loans (without regard to any minimum amount therefor) deemed requested by the Borrower in the amount of such drawing or the Dollar Equivalent of such drawing. If the conditions precedent set forth in Section 9.2 cannot be satisfied on the date the Borrower is
                   -----------
          obligated to, but fails to, reimburse the Issuing Lender for a drawing under a Tranche B Letter of Credit, the funding by Tranche B Lenders pursuant to the previous subsection shall be deemed to be a funding by each Tranche B Lender of its risk participation in such Letter of Credit, in Dollars in the Dollar Equivalent Amount of such funding, and each Tranche B Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of the Issuing Lender against the Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Borrower with respect to such claim. Any amounts made available by a Tranche B Lender under its risk participation shall be payable by the Borrower upon demand of Post-Petition Agent, and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2% per annum.

               (f) Issuing Lender to Act on Behalf of Lenders. The Issuing
                   ------------------------------------------
          Lender shall act on behalf of the Tranche B Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (i) provided to the Post-Petition Agent in this Section 3.6
                                                                     -----------
          with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Post-Petition Agent", as used in this Section 3.6, included the
                                                 -----------
          Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

                                   ARTICLE IV

                                 TRANCHE C LOANS
                                 ---------------

               4.1 Amounts and Terms of Commitments. Subject to the satisfaction
                   --------------------------------

     of the conditions precedent set forth in Article IX, and subject further to the condition that the Borrower is not then entitled under the provisions of this Agreement to borrow any additional Tranche A Loans or Tranche B Loans, each Tranche C Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Effective Date to the Termination Date, to make revolving loans (the "Tranche C Loans") to the Borrower in amounts not to exceed such
      --------------------
     Tranche C Lender's Tranche C Commitment. After giving effect to any Borrowing of Tranche C Loans, the aggregate principal amount to the Outstanding Tranche C Obligations held by each Tranche C Lender shall not exceed such Lender's Tranche C Commitment and the Outstanding Tranche C Obligations of all Tranche C Lenders shall not exceed the Maximum Tranche C Commitments. All Tranche C Loans shall be in Dollars.

               4.2 Reserved.
                   --------

               4.3 Loan Accounts.
                   -------------

                    (a) The Tranche C Loans made by each Tranche C Lender shall be evidenced by one or more loan accounts or records maintained by such Tranche C Lender in the ordinary course of business. The loan accounts or records or schedules, as the case may be, maintained by the Post-Petition Agent and each Tranche C Lender shall be rebuttable presumptive evidence of the amount of the Tranche C Loans made by the Tranche C Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Tranche C Loans.

                    (b) Upon the request of any Tranche C Lender made through
               the Post-Petition Agent, the Tranche C Loans made by such Tranche C Lender may be evidenced by one or more Notes. Each such Tranche C Lender may also endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Tranche C Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Tranche C Lender is irrevocably authorized by the Borrower to endorse its Note(s) and each Tranche C Lender's record shall be rebuttable presumptive evidence; provided, however, that the failure of a Tranche C Lender to make, or an error in making, a notation thereon with respect to any Tranche C Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Tranche C Lender.

               4.4 Procedure for Borrowing.
                   -----------------------

                    (a) Each Borrowing shall be made upon the Borrower's
               irrevocable written notice delivered to the Post-Petition Agent in the form of a Notice of Borrowing (which notice must be received by the Post-Petition Agent prior to 8:30 a.m. (New York time) three Business Days prior to the requested Borrowing Date:

                              (A) the amount of the Borrowing, which shall be
                       in an aggregate amount not less than the Minimum Amount;

                              (B) the requested Borrowing Date, which shall be
                       a Business Day;

                              (C) the Type of Loans comprising the Borrowing;
                       and

                              (D) in the case of a Borrowing comprised of
                       Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice, provided that if the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

               (b) Upon receipt of the Notice of Borrowing, the Post-Petition Agent will promptly notify each Lender thereof and of the amount of such Tranche C Lender's Tranche C Pro Rata Share of the Borrowing.

               (c) Each Tranche C Lender will make the amount of its Tranche C Pro Rata Share of each Borrowing available to the Post-Petition Agent for the account of the Borrower, at the Post-Petition Agent's Payment Office on the Borrowing Date requested by the Borrower in Same Day Funds by 11:00 a.m. (New York time). The proceeds of all such Tranche C Loans will then be made available to the Borrower by the Post-Petition Agent by wire transfer in accordance with written instructions provided to the Post-Petition Agent by the Borrower of like funds as received by the Post-Petition Agent; provided that the Post-Petition Agent shall disburse such funds as it has received from the Tranche C Lenders to the Borrower, no later then 1:00 p.m. (New York time).

               (d) After giving effect to any Borrowing, there may not be more than six different Interest Periods in effect in respect of all Tranche C Loans together then outstanding.

               (e) After giving effect to any Borrowing, the amount of Tranche C Loans so made on any date shall not exceed the combined Tranche C Commitments on such date.

          4.5 Conversion and Continuation Elections for Borrowings.
              ----------------------------------------------------

               (a) The Borrower may, upon irrevocable written notice to the Post Petition Agent in accordance with Section 4.5(b):
                                            --------------

                    (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Tranche C Loans (or any part thereof in an amount not less than the Minimum Amount) into Tranche C Loans in Dollars of any other Type; or

                    (ii) elect, as of the last day of the applicable Interest
               Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Amount).

               (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Post-Petition Agent not later than 8:30 a.m. (New York time) at least three Business Days in advance of the Conversion/Continuation Date, specifying:

                         (A) the proposed Conversion/Continuation Date;

                         (B) the aggregate amount of Tranche C Loans to be
                    converted or continued;

                         (C) the Type of Tranche C Loans resulting from the
                    proposed conversion or continuation; and

                         (D) other than in the case of conversions into Base
                    Rate Loans, the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Borrower has elected to continue its Offshore Rate Loans or convert its Base Rate into Offshore Rate Loans in accordance with the terms hereof but has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans. If the Borrower has failed to select a new Interest Period to be applicable to Offshore Rate Loans prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto, the Borrower shall be deemed to have elected to continue such Offshore Rate for a one month Interest Period effective as of the expiration date of such Interest Period.

               (d) The Post-Petition Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Post-Petition Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Tranche C Loans with respect to which the notice was given.

               (e) Unless the Majority Lenders otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

               (f) After giving effect to any conversion or continuation of Tranche C Loans, there may not be more than six different Interest Periods in effect in respect of all Tranche C Loans together then outstanding.

                                   ARTICLE V

                         COMMITMENT REDUCTIONS; PAYMENT
                         ------------------------------

          5.1 Reduction of Commitments. Once reduced in accordance with this
          ------------------------
Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied ratably among the Tranches and to each Lender according to its Pro Rata Share. Reductions in the Commitments shall be made as follows:

                (a)  Net Proceeds of Disposition of Assets. Upon the disposition
                     -------------------------------------
         of any assets (including any receipt of insurance proceeds upon an Event of Loss, except to the extent reinvested within six months) of the Borrower or any of its Subsidiaries, except sales of inventory in the ordinary course of business, and dispositions less than $1,000,000 per disposition, but subject to a $5,000,000 aggregate limit during the term of this Agreement, the Commitments shall be reduced by an aggregate amount equal to 100% of the Net Proceeds raised by such disposition, it being understood that the specific Commitments to be so reduced shall be determined based on the nature of the disposed-of assets and shall be consistent with the application priority set forth in Section 8.1 hereof. Availability under the Commitments shall be
            -----------
         temporarily restricted ratably by a proportionate share of the estimated tax component of any disposition until the earlier of nine months or the payment of the Taxes incurred as a direct result of the disposition. If the Taxes on the disposition are not paid within nine months of the disposition, the Commitments shall be additionally reduced by a share of the estimated tax component of the Net Proceeds from such disposition as required under the Intercreditor Agreement. If the actual cash Taxes on any disposition are less than the estimated tax component of Net Proceeds, the Commitments shall be reduced by said share of the excess of the estimated tax component less the actual Taxes.

                (b)  Issuance of Equity. Immediately upon the issuance of equity
                     ------------------
         in the Borrower or any of its Subsidiaries, the Commitments shall be ratably reduced by an amount equal to the Net Issuance Proceeds and shall be accompanied by any repayment required by Section 5.2(b)(i).

                (c)  Excess Cash Flow. Upon the earlier of (x) the date on which
                     ----------------
         annual audited statements are required to be delivered pursuant to
         Section 11.1(a) hereof (whether or not so delivered) and (y) the delivery of the annual audit financial statements for each fiscal year of the Borrower, the Commitment shall be ratably reduced by the amount equal to 50% of the Excess Cash Flow for such fiscal year and shall be accompanied by any repayment required by Section 5.2(b)(i). Each reduction hereunder shall be accompanied by a certificate signed by Borrower's Chief Financial Officer certifying the manner in which Excess Cash Flow was calculated, which certificate shall be in form and substance reasonably satisfactory to the Majority Lenders.

                (d)  Voluntary Reductions. The Borrower may, upon not less than
                     --------------------
         five Business Days' prior notice to the Post-Petition Agent, terminate the Commitments, or permanently reduce the Commitments (or any Tranche thereof at its option) by an aggregate minimum of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of Outstanding Obligations would exceed the amount of the combined Commitments then in effect (or any Tranche of Obligations would exceed the combined Commitment of such Tranche then in effect).

         5.2   Prepayments.
               -----------

                  (a)   Optional Prepayments. Subject to Section 5.5, the
                        --------------------             -----------
         Borrower may, at any time or from time to time, by giving the Post-Petition Agent irrevocable notice not later than (i) 8:30 a.m. (New York time) on the date of the proposed prepayment, in the case of Base Rate Loans (in the case of the Tranche A Loans) and (ii) 8:30 a.m. (New York time) three Business Days prior to the proposed payment date, in the case of Offshore Rate Loans, ratably prepay Loans of a particular Tranche in whole or in part, in amounts equal to the Minimum Amount. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and the Applicable Currency and the applicable Tranche. The Post-Petition Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 8.5.
                                                                 -----------
         The Post-Petition Agent, in all instances, shall be entitled to rely on such notice.

                  (b)   Mandatory Prepayments.
                        ---------------------

                          (i) The Borrower may prepay Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Post-Petition Agent, for account of the Lenders, without duplication, the amount by which the Outstanding Tranche A Obligations exceeds the lesser of the Tranche A Borrowing Base or the Maximum Tranche A Commitment Amount, the amount by which the Outstanding Tranche B Obligations exceeds the lesser of the Tranche B Borrowing Base or the Maximum Tranche B Commitment Amount and the amount by which the Outstanding Tranche C Obligations exceeds the Maximum Tranche C Commitments.

                          (ii) If for any reason the Outstanding Tranche A Obligations exceed the aggregate Tranche A Commitments because of any limitation set forth in this Agreement or otherwise, the Borrower shall first immediately prepay Tranche A Loans in an aggregate amount equal to such excess and/or second, deposit into the Letters of Credit Cash Collateral Account for Tranche A Loans, an aggregate amount equal to such excess.

                          (iii) If for any reason the Outstanding Tranche B
                  Obligations exceed the aggregate Tranche B Commitments because of any limitation set forth in this Agreement or otherwise, the Borrower shall first immediately prepay Tranche B Loans and/or second deposit cash in a Letter of Credit Cash Collateral Account for Tranche B Loans in an aggregate amount equal to such excess.

                          (iv) If for any reason the Outstanding Tranche C Obligations exceed the aggregate Tranche C Commitments because of any limitation set forth in this

               Agreement or otherwise, the Borrower shall immediately prepay Tranche C Loans in an aggregate amount equal to such excess.

                    (v) The Post-Petition Agent, in all instances, shall be
               entitled to rely on the Borrower's designation of the application of any prepayments, made in accordance with the provisions of this Section 5.2.

          5.3 Repayment.

               (a) Subject to Article XIII, the Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of (and all accrued interest on) all Loans outstanding on such date.

               (b) Subject to Article XIII, the Borrower shall deposit cash in a Letter of Credit Cash Collateral Account in the amount of all Letter of Credit Usage on the Termination Date.

          5.4 Interest.


               (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin (and subject to the Borrower's right to convert to other Types of Loans under Sections 2.5, 3.5 and 4.5).


               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Sections 5.1, 5.2 or 5.11 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Post-Petition Agent at the request or with the consent of the Required Lenders.

               (c) After maturity of any Loan (whether by acceleration or otherwise) or upon the occurrence of any Event of Default (upon the election of Majority Lenders), such Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to (i) for any Base Rate Loan the sum of two percent (2%) plus the Base Rate plus the Applicable Margin from time to time in effect; and (ii) for any Offshore Rate Loan, the sum of three percent (3%) plus the rate of interest in effect thereon at the time of such maturity until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate plus the Applicable Margin from time to time in effect on an amount equal to the Dollar Equivalent of such Offshore Rate Loan on the last day of the applicable Interest Period with respect thereto.
          5.5 Fees.

               (a) Agency Fees. The Borrower shall pay the administrative fees, which fees shall include the fees payable to the Collateral Agents pursuant to the Administrative Fee Letter or any fee letters issued by the Collateral Agents.

                (b)  Commitment Fee. In return for each Commitment(s) under this
                     --------------
     Agreement, each Lender shall be entitled to receive the fees set forth in this Section 5.5(b). The Borrower shall pay to the Post-Petition Agent for
          --------------
     the account of each Lender on the Effective Date a cash commitment fee payable on such Lender's Commitment, equal to the Applicable Commitment Fee Rate. As to be further evidenced by the Warrant Agreement required to be delivered pursuant to Section 9.1 hereof, the Lenders shall also be
                           -----------
     entitled to twenty percent (20%) of the fully diluted equity (assuming all options, warrants and other rights to purchase equity securities of the Borrower have been exercised, canceled, expired or otherwise extinguished) of the Borrower as reorganized (or any successor or survivor entities) pursuant to any confirmed plan of reorganization for the Debtors to be allocated among the Lenders as follows: (i) 8.6% to the Tranche A Lenders (to be allocated among such Lenders based on their respective Tranche A Pro Rata Share), (ii) 4.7% to the Tranche B Lenders (to be allocated among such Lenders based on their respective Tranche B Pro Rata Share), and (iii) 6.7% to the Tranche C Lenders (to be allocated among such Lenders based on their respective Tranche C Pro Rata Share).

                (c)  Non-Use Fees. The Borrower shall pay to the Post-Petition
                     ------------
     Agent for the account of each Lender a non-use fee payable on the daily unused portion of such Lender's Commitments, computed on a monthly basis payable in arrears on the last Business Day of each month commencing on the Effective Date and ending on the Termination Date based upon the daily utilization for that month as calculated by the Post-Petition Agent, equal to the Applicable Non-Use Fee Rate. For purposes of calculating the non-use fee, Letter of Credit Usage shall be deemed usage of the Tranche A Commitments and Tranche B Commitments, as applicable.

                (d)  Letter of Credit Fee. On each Letter of Credit Payment
                     --------------------
     Date, the Borrower shall pay to Post-Petition Agent in arrears, for the account of each Tranche A Lender in accordance with its Tranche A Pro Rata Share and each Tranche B Lender in accordance with its Tranche B Pro Rata Share, a Letter of Credit fee in an amount equal to the Applicable Margin times the actual daily maximum amount available to be drawn, in the case of the Tranche A Lenders, under each Tranche A Letter of Credit and, in the case of Tranche B Lenders, under each Tranche B Letter of Credit since the later of the Effective Date and the previous Letter of Credit Payment Date.

                (e)  Fronting Fee and Documentary and Processing Charges Payable
                     -----------------------------------------------------------
     to the Issuing Lender. On each Letter of Credit Payment Date, the Borrower
     ---------------------
     shall pay to Post-Petition Agent for the sole account of the Issuing Lender a fronting fee in an amount required under the related fee letter or agreed to between the Borrower and the Issuing Lender. In addition, the Borrower shall pay directly to the Issuing Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made.

                (f)  Arrangers' Fees. The fees to be paid to the Arrangers in
                     ---------------
     accordance with the applicable letter agreements with the Arrangers shall have been paid.

          (g)  Nature of Fees and Charges. Each of the fees and charges set
               --------------------------
     forth in this Section 5.5 are non-refundable.
                   -----------

     5.6 Computation of Fees and Interest.
         --------------------------------

          (a) All computations of interest, when calculated at the "prime rate", shall be made on the basis of a 365/6 day year and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year); provided that if the Borrower and the Post-Petition Agent mutually determine that a different convention or practice arises with respect to a particular Offshore Currency in the London interbank market, computation of interest on Loans denominated in such Offshore Currency shall be made based on such convention or practice. Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

          (b) For purposes of determining utilization of each Lender's Commitment in order to calculate the non-use fee due under Section 5.5, the
                                                                -----------
     amount of any outstanding Offshore Currency Loans and the Letter of Credit Usage on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Determination Date with respect to such Offshore Currency Loans and the Letter of Credit Usage.

          (c) Each determination of an interest rate or a Dollar Equivalent amount by the Post-Petition Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     5.7 Payments by the Borrower.
         ------------------------

          (a) All payments to be made by the Borrower shall be made without set-off, deduction, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Post-Petition Agent for the account of the Lenders at the Post-Petition Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Post-Petition Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 p.m. (New York time) on the date specified herein. The Post-Petition Agent will promptly distribute to each Lender its Pro Rata Share, Tranche A Pro Rata Share, Tranche B Pro Rata Share or Tranche C Pro Rata Share, as applicable, of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Post-Petition Agent later than 12:00 p.m. (New York time), or later than the time specified by the Post-Petition Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Post-Petition Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Post-Petition Agent may assume that the Borrower has made such payment in full to the Post-Petition Agent on such date in immediately available funds and the Post-Petition Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Post-Petition Agent, each Lender shall repay to the Post-Petition Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate in the case of Dollars and the Overnight Rate in the case of any other Applicable Currency for each day from the date such amount is distributed to such Lender until the date repaid.

     5.8 Payments by the Lenders to the Post-Petition Agent.
         --------------------------------------------------

          (a) Unless the Post-Petition Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Post-Petition Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Post-Petition Agent may assume that each Lender has made such amount available to the Post-Petition Agent in immediately available funds on the Borrowing Date and the Post-Petition Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Post-Petition Agent in immediately available funds and the Post-Petition Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Post-Petition Agent, together with interest at the Federal Funds Rate in the case of Dollars and the Overnight Rate in the case of any other Applicable Currency for each day during such period. A notice of the Post-Petition Agent submitted to any Lender with respect to amounts owing under this Section 5.8(a) shall be conclusive, absent manifest error. If
                --------------
     such amount is so made available, such payment to the Post-Petition Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Post-Petition Agent on the Business Day following the Borrowing Date, the Post-Petition Agent will notify the Borrower of such failure to fund and, upon demand by the Post-Petition Agent, the Borrower shall pay such amount to the Post-Petition Agent for the Post-Petition Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. In all instances, however, such Lender shall remain obligated to the Post-Petition Agent for such amount, together with interest at the Federal Funds Rate in the case of Dollars and the Overnight Rate in the case of any other Applicable Currency for each day during such period, unless and until such Lender pays such amount (together with such interest) in full to the Post-Petition Agent or the Borrower repays the amount required pursuant to the preceding sentence.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but neither the Post-Petition Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender on any Borrowing Date.

     5.9 Sharing of Payments, Etc. If, other than as expressly provided
         ------------------------
elsewhere herein, any Lender shall obtain on account of the Loans or Letter of Credit Usage of a particular Tranche made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its applicable Pro Rata Share with respect to such Tranche, such Lender shall immediately (a) notify the Post-Petition Agent of such fact, and
(b) purchase from the other Lenders such participations in the Loans or Letter of Credit Usage of such Tranche made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 15.10) with respect to
                                                -------------
such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Post-Petition Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

     5.10 Utilization of Commitments in Offshore Currencies.
          -------------------------------------------------

          (a) The Post-Petition Agent will determine the Dollar Equivalent with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date and as of any requested continuation date, (ii) Letter of Credit Usage denominated in Offshore Currencies as of any Letter of Credit Action Date with respect thereto, and (iii) outstanding Offshore Currency Loans and Letter of Credit Usage as of the last Banking Day of each month, and, during the occurrence and continuation of an Event of Default, such other dates as may be requested by the Majority Lenders (but in no event more frequently than once a week) (each such date under clauses
     (i), (ii), and (iii) a "Determination Date").
                             ------------------

          (b) In the case of a proposed Borrowing of Loans comprised of Offshore Currency Loans, the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Post-Petition Agent has received notice from the Majority Lenders by 12:30 p.m. (New York time) three Business Days prior to the day of such Borrowing that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to the Lenders in the interbank eurocurrency market for such Interest Period in which event the Post-Petition Agent will give notice to the Borrower no later than 1:30 p.m. (New York time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Post-Petition Agent to the Lenders. If the Post-Petition Agent shall have so notified the Borrower that any such Borrowing in a requested Offshore Currency is not then available, the Notice of Borrowing relating to such requested Borrowing shall be deemed to be withdrawn, the Borrowing requested therein shall not occur and the Post-Petition Agent will promptly so notify each Lender.

          (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 3.5, the Lenders
                                                   -----------
     shall be under no obligation to continue such Offshore Currency Loans if the Post-Petition Agent has received notice from the Majority Lenders by 12:30 p.m. (New York time) three Business Days prior to the day of such continuation that deposits in the relevant Offshore Currency (in the applicable amounts) are not being offered to such Lenders in the interbank eurocurrency market for such Interest Period in which event the Post-Petition Agent will give notice to the Borrower not later than 1:30 p.m. (New York time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Post-Petition Agent to the Lenders. If the Post-Petition Agent shall have so notified the Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be repaid on the last day of the Interest Period with respect to any such Offshore Currency Loans.

          (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, unless the Majority Lenders otherwise agree, all outstanding Offshore Currency Loans shall be continued for a one month Interest Period in the same currency on the last day of the Interest Period applicable to any such Offshore Currency Loans.

     5.11 Currency Exchange Fluctuations. If on any Determination Date, the
          ------------------------------
Post-Petition Agent shall have determined that the aggregate Dollar Equivalent principal amount of the Outstanding Tranche B Obligations then outstanding exceeds the combined Tranche B Commitments, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Post-Petition Agent shall give notice to the Borrower that a prepayment is required under this Section, and the Borrower agrees thereupon to make prepayments of applicable Loans (and if all Loans of the applicable Tranche shall be fully paid, deposit cash in a Cash Collateral Account) such that, after giving effect to such prepayment, the aggregate Dollar

Equivalent amount of all Outstanding Tranche B Obligations does not exceed the total or Tranche B Commitments of all Tranche B Lenders. Prepayments of Loans under this Section 5.11 shall be applied (and, to the extent necessary, made in
           ------------
the Applicable Currency) to repay first, Base Rate Loans and second, Offshore Rate Loans. Any prepayment of an Offshore Rate Loan shall be subject to the provisions of Section 8.5.
              -----------

                                   ARTICLE VI

                                LETTERS OF CREDIT
                                -----------------

     6.1 Obligations Absolute. The obligation of the Borrower to pay to the
         --------------------
Issuing Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, the Borrower's obligation shall not be affected by any of the following circumstances:

          (a) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (b) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

          (c) the existence of any claim, setoff, defense, or other rights which the Borrower may have at any time against the Issuing Lender, Post-Petition Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

          (d) any demand, statement, or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

          (e) payment by the Issuing Lender in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding under any bankruptcy and insolvency laws;

          (f) the insolvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

          (g) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

               (h) any error, neglect or default of any correspondent of the Issuing Lender in connection with a Letter of Credit;

               (i) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

               (j) so long as the Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

               (k) where the Issuing Lender has acted in good faith under any other circumstances whatsoever.

          6.2 Borrower to Examine the Letter of Credit. The Borrower will
              ----------------------------------------
promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the Issuing Lender in writing. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

          6.3 Role of the Issuing Lender. Each Lender and the Borrower agree
              --------------------------
that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of the Lenders or Majority Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants, or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          6.4. Applicability of ISP98. Unless otherwise agreed by the Issuing
               ----------------------
Lender and the Borrower when a Letter of Credit is issued and subject to applicable laws, performance under such Letter of Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce.

     6.5 Issuing Bank Report. The Issuing Lender shall deliver to the Post
         -------------------
Petition Agent, while any Letter of Credit is outstanding, on the last day of each calendar month or upon any Letter of Credit Action (or, if such day is not a Business Day, the next succeeding Business Day), a report setting forth as of such day the Letter of Credit Usage with respect to the Issuing Lender.

                                   ARTICLE VII

                            GUARANTIES AND COLLATERAL
                            -------------------------

     7.1 Security Interests; Collateral. As security for the full and timely
         ------------------------------
payment and performance of all obligations of the Borrower hereunder and under the other Loan Documents, now existing or hereafter arising, the Borrower and each of its Subsidiaries have granted or shall grant to the Collateral Agents for the benefit of the Post-Petition Agent, the Collateral Agents, and the Lenders a valid, binding, enforceable, duly perfected first priority security interest in (a) the Collateral described in the Financing Orders, including avoidance, preference and fraudulent transfer recoveries of the Debtors, subject only to Liens specified in the Financing Orders and the Carve-Out, and (b) substantially all of the assets of the Non-Debtor Subsidiaries that are Collateral Guarantors. With respect to the property of the Debtors, this grant shall be pursuant to the Financing Orders. With respect to the property of the Non-Debtor Subsidiaries that are Collateral Guarantors, this grant shall be pursuant to the Collateral Documents. Without limiting the generality of the foregoing, the repayment of the Loans and all other obligations of the Borrower arising under this Agreement and the other Loan Documents shall be granted, as set forth in more detail in the Financing Orders, a first administrative superpriority status and a first priority security interest in and Lien on the Collateral in which the Debtors have an interest by the Bankruptcy Court pursuant to Section 364(d) of the Bankruptcy Code, with priority and superiority over (i) any and all other Liens and claims against the property of the Borrowers or the Collateral existing on the Commencement Date, except for Prior Permitted Liens, and (ii) priority claims (including administrative expenses) alleging priority pursuant to Section 503, Section 506(c) or Section 507 of the Bankruptcy Code, heretofore or hereafter arising or incurred in the Chapter 11 Cases or in any superseding case or cases under any chapter of the Bankruptcy Code, other than the Carve-Out. The execution and delivery of this Agreement shall not be construed as an acknowledgment by the Post-Petition Agent or any Lender (or any Pre-Petition Lender) that such party is adequately protected with respect to its interests in any collateral granted to secure Pre-Petition Indebtedness. The functional equivalent of this type of priority is intended to be realized in the property of the Non-Debtor Subsidiaries, and the consent of the Pre-Petition Lenders and the lenders under the UK Facility (by requisite percentages) to the subordination priming of their Liens to the Liens of the Collateral Agents (whether in the property of the Debtors, in the property of the Non-Debtors Subsidiaries, or otherwise) is to be evidenced, by the execution and delivery of the Intercreditor Agreement. Specifically, certain of the Collateral is subject to Liens securing the Pre-Petition Indebtedness and the obligations under the U.K. Facility, and the first priority security interest of the Collateral Agents shall be acknowledged by such lenders (by requisite percentages) pursuant to the Intercreditor Agreement.

     7.2 Guaranties.
         ----------

            (a) Obligations of the Borrower. All obligations of the Borrower
                ---------------------------
     shall be guaranteed by the Guarantors.

            (b) Required Guaranties. All Domestic Subsidiaries of the Borrower
                -------------------
     shall be required to be Guarantors. The Foreign Guarantors listed on the attached Schedule 1.3 shall be required to be Guarantors. Subject to
              ------------
     Section 7.2(c), the Borrower shall, at the request of the Post-Petition
     --------------
     Agent or the Majority Lenders, cause each of its Subsidiaries required to guarantee its Obligations pursuant to this Section 7.2, to execute and
                                                -----------
     deliver such guaranties and deliver such evidence of authority, correctness of signatures and opinions of counsel as the Post-Petition Agent or the Majority Lenders may from time to time reasonably request. The Post-Petition Agent is authorized to release, and shall release, without any further request for approval from the Lender, any Guaranty of a Dissolution Subsidiary, upon the Borrower's request, immediately prior to or any time after the commencement of a members voluntary liquidation of such Dissolution Subsidiary or the filing of an application to the U.K. Registrar of Companies to strike off the relevant Dissolution Subsidiary, provided that such Dissolution Subsidiary shall not have assets in excess of 50,000 Pounds Sterling at the time thereof (exclusive of intragroup claims).

            (c) Action with Non-Guarantors.
                --------------------------

                    (i) Subject to clause (vi) below, neither the Borrower nor any Collateral Guarantor shall purchase or acquire, or make any commitment therefor, any capital stock, equity interest or other securities of, or any interest in, any existing Affiliate (other than a Tier-One Collateral Guarantor), or make or commit further to make any capital contribution to, or any investment in, any existing Affiliate (other than a Tier-One Collateral Guarantor).

                    (ii) Subject to clause (vi) below, neither the Borrower nor any Guarantor shall make any loan, advance or extension of credit to any Affiliate (other than the Borrower or a Tier One Affiliate, it being understood that a payment or distribution is made indirectly to the Borrower or a Tier-One Collateral Guarantor if all the proceeds thereof are in fact received by the Borrower or a Tier-One Collateral Guarantor),

                    (iii) Subject to clause (vi) below, neither the Borrower or any Guarantor shall transfer or sell any assets to any Affiliate if the effect of such a transfer or sale would reduce the amount of (or impair the security interest of the Agents in) the Tranche A Senior Collateral, the Tranche B Senior Collateral or the Tranche C Senior Collateral.

                    (iv) Subject to clause (vi) below no Guarantor shall declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem, or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, unless all such payments or distributions are made directly or indirectly to the Borrower or a Tier-One Collateral Guarantor (it being understood that a payment or distribution is made indirectly to the Borrower or Tier-One Collateral Guarantor if all the proceeds thereof are in fact received by the Borrower or a Tier-One Collateral Guarantor); provided, that such payments and distributions may also be made by a Non-Collateral Guarantor directly or indirectly to a Non-Collateral Guarantor or a Tier-Two Collateral Guarantor directly or indirectly to a Tier-Two Collateral Guarantor.

                    (v) Subject to clause (vi) below, neither the Borrower nor any Collateral Guarantor shall make any payments on Debt to any Affiliate other than payments to the Borrower or a Tier-One Collateral Guarantor.

                    (vi) Notwithstanding the foregoing, the Borrower and the
            Guarantors may (A) make loans under clauses (i)-(v) to any Affiliate
            (B) make capital contributions under clauses (i)-(v) to any Affiliate, but only to the extent required to comply with minimum equity maintenance or debt/equity ratio (or similar) requirements applicable to such Affiliate, and/or (C) transfer assets under clauses (i)-(v) to any Affiliate, but only to the extent that such assets are obsolete or no longer required in the operation of the business of the applicable transferor as confirmed by the board of directors (or equivalent governing body) of such transferor, and provided that the aggregate amount of loans, capital contributions and value of assets transferred pursuant to this clause (vi) shall not exceed $2,000,000 at any one time outstanding.

     7.3 Collateral Documents. Concurrently with or prior to the Effective Date:
         --------------------

            (a) Pledge Agreement. The Borrower shall execute and deliver and
                ----------------
     cause each of its Domestic Subsidiaries to execute and deliver to the U.S. Collateral Agent, for the benefit of the Lenders, the Pledge Agreement (which shall contain an acknowledgment to be executed by the Pre-Petition Agent to the effect that it is holding all stock certificates pledged pursuant thereto and all related stock powers in blank as the agent for the Collateral Agent as well as the Pre-Petition Agent under the Pre-Petition Credit Agreement).

            (b) Security Agreement. The Borrower shall execute and deliver and
                ------------------
     cause each of its Domestic Subsidiaries to execute and deliver to the U.S. Collateral Agent for the benefit of the Lenders, the Security Agreement, together with such financing statements and other documents as such Agent may reasonably require.

            (c) Assignment of Security Interest in United States Trademarks and
                ---------------------------------------------------------------
     Patents. The Borrower shall execute and deliver and cause each of its
     -------
     Domestic Subsidiaries to execute and deliver to the U.S. Collateral Agent for the benefit of the Lenders the Assignment of Security Interest in United States Trademarks and Patents.

            (d) Non U.S. Security Documents. The Borrower shall cause its
                ---------------------------
     Foreign Subsidiaries to execute and deliver to the U.K. Collateral Agent, for the benefit of the Lenders, the Non U.S. Security Documents, together with such filing statements and other documents, as such Agent may reasonably request.

            (e) Subsidiaries Not Delivering Collateral. Notwithstanding the
                --------------------------------------
     foregoing, the Excluded Subsidiaries shall not be required to deliver Collateral Documents.

     7.4 Further Assurances. If any Guaranty delivered pursuant to this Article
         ------------------                                             -------
VII is limited in amount and if the applicable Guarantor would be legally
---
permitted to deliver a Guaranty in a greater amount (or in an unlimited amount), at the request of the Post-Petition Agent (as directed in writing by the Majority Lenders), it will deliver a replacement Guaranty, evidences of authority, evidences of correctness of signatures and opinions of counsel reasonably satisfactory to the Majority Lenders. The Borrower agrees that, upon request of the Post-Petition Agent (as directed in writing by the Majority Lenders), the Borrower shall promptly deliver or cause to be delivered to the Post-Petition Agent (as Collateral Agent) or to the other Collateral Agent (as appropriate), in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral. The Borrower agrees that, upon request of the Post-Petition Agent (as directed in writing by the Majority Lenders), the Borrower shall forthwith execute and deliver or cause to be executed and delivered to the Post-Petition Agent (as Collateral Agent), in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Post-Petition Agent), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents, and do such other acts and things, all as the Post-Petition Agent (as directed in writing) may from time to time reasonably requests (a) to ensure that (i) the obligations of the Borrower hereunder and under the other Loan Documents are secured by substantially all assets of the Borrower and guaranteed by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof but excluding the Excluded Subsidiaries) and (ii) the obligations of the Borrower under the Loan Documents are secured by substantially all of the assets of each Subsidiary other than the Excluded Subsidiaries, (b) to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Financing Orders, the Intercreditor Agreement and the Security Documents and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Post-Petition Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Post-Petition Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. The Borrower agrees that, upon entry of the Interim Financing Order (and, if entered, the Final Financing Order), no further actions or filings are required to create or perfect the Liens of the Post-Petition Agent for the benefit of the Lenders other than the appropriate delivery, filing and/or recordation of the Collateral Documents and the Intercreditor Agreement. If at any time a Subsidiary required to be a Guarantor shall not be a Guarantor or any Guarantor shall not have delivered the Collateral Documents required hereunder or any of the circumstances described in Section 12.1 (aa) below shall have
                                         -----------------
arisen, such Subsidiary shall take all action reasonably required by the Post-Petition Agent to become a Guarantor and to provide Collateral.

     7.5 Transfer of Assets. The Borrower shall not, and shall not permit, any
         ------------------
Subsidiary, to sell, lease or transfer assets in which the Post-Petition or any Collateral Agent has a perfected security interest to the Borrower, a Subsidiary or an Affiliate, if the effect is to cause the Post-Petition Agent or any Collateral Agent to no longer have a valid first priority perfected security interest (subject to the Intercreditor Agreement), except as otherwise permitted by Section 7.2(c).
                                             --------------

     7.6 Relative Priority. The Lien of the Agents in Tranche A Senior
         -----------------
Collateral shall secure first, the Outstanding Tranche A Obligations (plus all
                        -----
accrued and unpaid interest thereon and fees and expenses owing in connection therewith) and second, the Outstanding Tranche B Obligations (plus all accrued
               ------
and unpaid interest thereon and fees and expenses owing in connection therewith) and the Outstanding Tranche C Obligations (plus all accrued and unpaid interest thereon and fees and expenses owing in connection therewith) ratably. The Liens of the Agents in the Tranche B Senior Collateral shall secure first, the
                                                              -----
Outstanding Tranche B Obligations (plus all accrued and unpaid interest thereon and fees and expenses owing in connection therewith) and second, the Outstanding
                                                         ------
Tranche A Obligations (plus all accrued and unpaid interest thereon and fees and expenses owing in connection therewith) and Outstanding Tranche C Obligations (plus all accrued and unpaid interest thereon and fees and expenses owing in connection therewith) ratably. The Liens of the Agents in the Tranche C Senior Collateral shall secure first, the Outstanding Tranche C Obligations (plus all
                        -----
accrued and unpaid interest thereon and fees and expenses owing in connection therewith) and second, the Outstanding Tranche A Obligations (plus all accrued
               ------
and unpaid interest thereon and fees and expenses owing in connection therewith) and the Outstanding Tranche B Obligations (plus all accrued and unpaid interest thereon and fees and expenses owing in connection therewith) ratably.

     7.7 Collateral Matters.
         ------------------

            (a) A Collateral Agent is authorized (but not obligated) on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which, in its sole judgment, may be necessary or otherwise advisable to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Lenders irrevocably authorize the pertinent Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by such Collateral Agent upon any Collateral (i) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (ii) constituting property in which the Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement; (iv) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (v) if approved, authorized or ratified in writing by the Majority Lenders and by the majority of the Lenders (by Commitment, or if the Commitments are terminated, by amount of Loans) under the Tranche having first priority in respect of such Collateral, or (vi) in the case of property of the Debtors, as directed pursuant to a final and unstayed order of the Bankruptcy Court. Upon request by the Post-Petition Agent at any time, the Required Lenders will confirm in writing a Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 7.7(b), provided that the absence of any such confirmation for whatever reason shall not affect a Collateral Agent's rights under this Section 7.7.
                       -----------

     7.8 Certain Post-Closing Matters. Notwithstanding anything to the contrary
         ----------------------------
contained herein or in any of the other Loan Documents, the Borrower shall not be required to satisfy the condition precedent set forth in Section 9.1(vii),
(xii), (xv), (xvi) and (xvii) with respect to the Guarantors identified on
Schedule 7.8 and it shall not be an Event of Default hereunder or under any of
------------
the other Loan Documents if any of the Subsidiaries so identified shall have failed to perform any of the actions required to be taken by any of such Subsidiaries under this Article VII (including without limitation the execution and delivery of guaranties of the Obligations and the execution and delivery of collateral documents relating thereto) or if the Borrower shall have failed to cause any of such Subsidiaries to take such action, provided that each such Subsidiary shall have used, and continue to use, its reasonable best efforts to satisfy as soon as reasonably practicable all of the requirements of this
Article VII as are applicable to it.

                                  ARTICLE VIII

          PRIORITY OF PAYMENTS, TAXES, YIELD PROTECTION AND ILLEGALITY
          ------------------------------------------------------------

     8.1 Apportionment, Application and Reversal of Payments. Principal,
         ---------------------------------------------------
interest payments and letter of credit fees applicable to a particular Tranche shall be apportioned among the Lenders in their applicable Tranche Pro Rata Share (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned among the Lenders Pro Rata, except for fees payable solely to the Arrangers, the Post-Petition Agent and the Letter of Credit Issuer. All payments shall be remitted to the Post-Petition Agent. All proceeds of Collateral received by the Post-Petition Agent shall be applied by the Post-Petition Agent in the following order after receipt thereof:

                    First , to pay any fees, indemnities or expense
                    -----
               reimbursements then due to the Arrangers, the Post-Petition Agent or the Collateral Agents from the Borrower, including but not limited to, any such fees, indemnities or expense reimbursements incurred (a) in connection with the administration, sale or disposition of any Collateral, and (b) the administration and enforcement of this Agreement and the other Loan Documents, to the extent that such costs and expenses shall not have been reimbursed to the Arrangers, the Post-Petition Agent or the Collateral Agents and relate to the Obligations;

                    Second, to the applicable Tranche as provided under Section
                    ------                                              -------
               7.6 (in the following order of application),
               ---

                                i. to pay any fees or expense reimbursements then due to the Lenders in respect to such Tranche from the Borrower;

                                ii. to pay interest and letter of credit fees
                         due in respect of such Tranche;

                                        iii.     to pay or prepay principal of
                                Loans in such Tranche and unpaid reimbursement obligations in respect of Letters of Credit in such Tranche; and

                                        iv.      to pay an amount into the
                                applicable Letter of Credit Cash Collateral
                                Account equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations in such Tranche;

                      Third, to the other Tranches as provided under Section 7.6
                      -----                                          -----------
               (in the following order of application),

                                        i.       to pay any fees or expense
                                reimbursements then due to the Lenders in those Tranches from the Borrower ratably;

                                        ii.      to pay interest and letter of
                                credit fees of such other Tranches ratably;

                                        iii.     to pay or prepay principal of
                                Loans in such Tranches ratably and unpaid reimbursement obligations in respect of Letters of Credit in such other Tranches ratably; and

                                        iv.      to pay an amount into the
                                applicable Letter of Credit Cash Collateral
                                Account equal to all outstanding Letter of Credit Obligations in such other Tranches ratably to be held as cash collateral for such Obligations in such other Tranches; and

                      Fourth,  to the payment of any other Obligation of any
                      ------
               Lender by the Borrower.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Post-Petition Agent nor any Lender shall apply any payments which it receives to any Offshore Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such Offshore Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans of the same Tranche and, in any event, the Borrower shall pay Offshore Rate breakage losses in accordance with Section 8.5. In the absence of
                                                 -----------
a direction by the Borrower with respect to an application, or upon the occurrence of any Event of Default, the Post-Petition Agent and the Lenders (per the written direction of Majority Lenders) shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Notwithstanding any provision of this Agreement to the contrary, the Post-Petition Agent, in all instances, shall be entitled to rely on the direction of the Borrower or the Majority Lenders (as the case may be) with respect to the application of any such proceeds.

         8.2   Taxes.
               -----

              (a) Any and all payments by the Borrower to each Lender or the Post-Petition Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes and Further Taxes.

               (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Post-Petition Agent, then:

                      (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Post-Petition Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                      (ii) the Borrower shall make such deductions and withholdings;

                      (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                      (iv) the Borrower shall also pay to each Lender or the Post-Petition Agent for the account of such Lender, at the time interest is paid, Further Taxes in an amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

               (c) The Borrower agrees to indemnify and hold harmless each

         Lender and the Post-Petition Agent for the full amount of (i) Taxes,
         (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender reasonably specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date a Lender or the Post-Petition Agent makes written demand therefor.

               (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Lender or the Post-Petition Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Post-Petition Agent.

               (e) If the Borrower is required to pay additional amounts to any Lender or the Post-Petition Agent pursuant to Section 8.2(b) or (c)
                                                       --------------    ---
         then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

          8.3 Illegality.
              ----------

                   (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Lender to the Borrower through the Post-Petition Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Post-Petition Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                   (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Post-Petition Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 8.5, either on the last day of the
                                 -----------
          Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the Dollar Equivalent amount of such repayment, a Base Rate Loan.

                   (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender through the Post-Petition Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                   (d) Before giving any notice to the Post-Petition Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

          8.4 Increased Costs and Reduction of Return.
              ---------------------------------------

                   (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrower shall be liable for, and shall from time to time, within 10 days after demand (with a copy of such demand to be sent to the Post-Petition Agent), pay to the Post-Petition Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                   (b) If any Lender shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation,
          (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the Effective Date in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation adopted after the Effective Date, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Post-Petition Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

          8.5 Funding Losses. The Borrower shall reimburse each Lender and hold
              --------------
each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                   (a) the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                   (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                   (c) the failure of the Borrower to make any prepayment of any Loan in accordance with any notice delivered under Section 5.2;
                                                             -----------

                   (d) the prepayment (including pursuant to Sections 5.1, 5.2
                                                             ------------  ---
          or 5.11) or other payment (including after acceleration thereof) of
             ----
          any Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                   (e) the automatic conversion of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

          8.6 Inability to Determine Rates. If the Majority Lenders determine
              ----------------------------
that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Post-Petition Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Post-Petition Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount in Dollars of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

          8.7 Certificates of Lenders. Any Lender claiming reimbursement or
              -----------------------
compensation under this Article VIII shall deliver to the Borrower (with a copy to the Post-Petition Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error. In determining the amount payable to the Lender pursuant to this Article VIII, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts received or receivable relate to such Lender's loans in general (including the Loans) and are not specifically attributable to the Loans and other amounts due hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender.

          8.8 Substitution of Lenders. Upon the receipt by the Borrower from any
              -----------------------
Lender (an "Affected Lender") of a claim for compensation under Section 8.2, 8.3
            ---------------                                     -----------  ---
or 8.4, the Borrower may: (i) request the Affected Lender to cooperate with the
   ---
Borrower in its efforts to obtain a replacement lender or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii)
                                                   ------------------
request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Post-Petition Agent (which consent shall not be unreasonably withheld).

          8.9 Survival. The agreements and obligations of the Borrower in this
              --------
Article VIII shall survive the payment of all other Obligations.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT
                              --------------------

         9.1 Conditions Precedent. This Agreement shall become effective on the
             --------------------
date (the "Effective Date"), which date shall occur on or before May 30, 2002,
           --------------
the following conditions precedent are satisfied:

                   (a)  Disclosure Statement/Plan.  The Debtors shall have filed
                        -------------------------
         the Disclosure Statement and the Plan with the Bankruptcy Court.

               (b) Financing Order. The Post-Petition Agent shall have received
                   ---------------
     a copy certified by the Secretary of the Borrower of the Interim Financing Order entered by the Bankruptcy Court within fifteen days of the Commencement Date and the Interim Financing Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended.

               (c) Bankruptcy Code Protection.  The Required Lenders shall be
                   --------------------------
     satisfied that the Post-Petition Agent and the Lenders shall have the protection of Section 364(e) of the Bankruptcy Code.

               (d) Documents. The Post-Petition Agent shall have received all of
                   ---------
     the following, each duly executed (or duly agreed where provided) and dated the Effective Date (or such earlier date as shall be satisfactory to the Post-Petition Agent and each Lender), in form and substance satisfactory to the Arrangers, and each in sufficient number of signed counterparts to provide one for each Lender:

                       (i)     Post-Petition Multicurrency Credit Agreement.
                               --------------------------------------------
               This Agreement executed by the Borrower, the Post-Petition Agent, the Collateral Agents and the Lenders.

                       (ii)    Guaranty.  Each Guaranty executed by a Guarantor
                               --------
               as required herein.

                       (iii)   Intercreditor Agreement. The Intercreditor
                               -----------------------
               Agreement, which provides among other things, for the Obligations hereunder to be secured by the Collateral with a priority superior to the priority of the obligations under the Pre-Petition Credit Agreement or the UK Facility.

                       (iv)    Security Agreement. The Security Agreement,
                               ------------------
               together with such financing statements and other documents as the Post-Petition Agent may require.

                       (v)     Pledge Agreement. The Pledge Agreement together
                               ----------------
               with such stock certificates, blank stock powers and other documents on the Post-Petition Agent may require.

                       (vi)    Assignment of Security Interest in United States
                               ------------------------------------------------
               Patents and Trademarks. An executed assignment of a security
               ----------------------
               interest in United States patents and trademarks in a form recordable with the United States Patent and Trademark Office.

                       (vii)   Non U.S. Security Documents. The Non U.S.
                               ---------------------------
               Security Documents, together with such stock certificates, blank stock transfer forms, financing statements and other documents as the UK Collateral Agent may require except as set forth in
               Section 7.8.

                       (viii)  U.S. Real Estate. The executed amendments to the
                               ----------------
               mortgages and deeds of trust as set forth on Schedule 9.1(d)
               (viii).

               (ix)   Reserved.
                      --------

               (x)    Shareholders Agreement. The form of shareholders agreement
                      ----------------------
          shall have been duly agreed to by the requisite percentages of the lenders under the Pre-Petition Credit Agreement, the lenders under the U.K. Facility and the Lenders as required to approve such agreement under the Plan of Reorganization.

               (xi)   Borrowing Base Certificate. A duly executed Borrowing Base
                      --------------------------
          Certificate dated as of even date herewith.

               (xii)  Reaffirmation of Guaranty. A reaffirmation of guaranty
                      -------------------------
          executed by the guarantors of the Pre-Petition Credit Agreement in the form attached as Exhibit P.
                           ---------

               (xiii) Resolutions of Borrower. Certified copies of resolutions
                      -----------------------
          of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance by the Borrower of this Agreement and the other documents provided for in this Agreement to be executed by the Borrower.

               (xiv)  Incumbency and Signatures of Borrower. A certificate of
                      -------------------------------------
          the Secretary, an Assistant Secretary or a comparable officer of the Borrower certifying the names of the officer, officers or other authorized representatives of the Borrower authorized to sign this Agreement and the other documents provided for in this Agreement to be executed by the Borrower, together with a sample of the true signature of each such officer or authorized representative (it being understood that the Post-Petition Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

               (xv)   Resolutions of Guarantors. With respect to the Guarantors,
                      -------------------------
          certified copies of resolutions of the Board of Directors of each Guarantor authorizing or ratifying the execution, delivery and performance by such Guarantor of its Guaranty and the other documents provided for in this Agreement to be executed by such Guarantor.

               (xvi)  Incumbency and Signatures of Guarantors. With respect to
                      ---------------------------------------
          Guarantors, a certificate of the Secretary, an Assistant Secretary or a comparable officer of each Guarantor certifying the names of the officer, officers or other authorized representatives of such Guarantor authorized to sign the documents provided for in this Agreement to be executed by such Guarantor, together with a sample of the true signature of each such officer or authorized representative (it being understood that the Post-Petition Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

               (xvii) Opinions of Counsel for the Borrower and the Guarantors.
                      -------------------------------------------------------
          The opinions of counsel to the Borrower and the Guarantors in the forms of Exhibit M and Exhibit N and opinions of counsel to RBS in
                   ---------     ---------
          respect of security and
          guarantees to be provided with respect to the Guarantors incorporated in England, Scotland and Ireland.

               (xviii) Insurance Certificate. A certificate of insurance of the
                       ---------------------
          Borrower listing all insurance policies, or certificates of the Borrower and its Subsidiaries including naming the Collateral Agent as loss payees and all Lenders as additional insureds, in form and substance satisfactory to the Required Lenders.

               (xix)   Plan Documents. (i) All first day orders of the
                       --------------
          Bankruptcy Court entered on the Commencement Date shall be in a form and substance satisfactory to the Post-Petition Agent and the Arrangers, (ii) certified copies of the Plan and Disclosure Statement filed with the Bankruptcy Court shall have been delivered to the Post-Petition Agent and the Arrangers and (iii) the Post-Petition Agent and the Arrangers shall have received satisfactory evidence of the super-priority status of the liens granted pursuant to the Agreement and the Loan Documents.

               (xx)    Compliance Certificate. A Compliance Certificate of the
                       ----------------------
          Borrower evidencing the Borrower is in compliance with the provisions of this Agreement and certifying that no Material Adverse Effect has occurred since August 31, 2001, other than as disclosed in writing to the Lenders prior to the date hereof and with respect to the Chapter 11 Cases.

               (xxi)   Other Documents. Such other approvals, opinions,
                       ---------------
          documents or materials as the Post-Petition Agent or any Lender may request.

          (e) Verification. The Post-Petition Agent and the Lenders shall have
              ------------
     had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Collateral and the Borrowing Bases, and the results of such examination and audit shall have been satisfactory to the Post-Petition Agent and the Lenders in all respects.

          (f) Receivables Securitization. Evidence that the Receivables
              --------------------------
     Securitization shall have been terminated and that the Borrower is prepared to purchase the receivables, with the proceeds of a Borrowing and upon the funding of such a Borrowing.

          (g) Consents, etc. Certified copies of all documents evidencing any
              -------------
     necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by the Borrower.

          (h) Payment of Fees. Evidence of payment by the Borrower of all
              ---------------
     accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Arrangers and the Agents to the extent invoiced prior to the Effective Date, and fees and expenses of the Post-Petition Agent's Consultant including such additional amounts as shall be necessary to ensure any costs, fees and expenses arising under or referenced in Sections 5.5, and
                                                             ------------
     15.4 and $200,000 to Kirkland & Ellis and $200,000 to Linklaters on
     ----
     retainer for further fees and expenses.

          (i) Budgets. The Global Budget.
              -------

          (j) Other. Such other documents as the Post-Petition Agent or any
              -----
     Lender may reasonably request.

Notwithstanding the foregoing, all the Lenders may, in their sole discretion, waive any conditions precedent for up to one week, it being agreed that the failure to then deliver within such one week shall constitute an Event of Default, unless waived by all the Lenders.

     9.2 Conditions to All Borrowings and Letters of Credit. The obligation of
         --------------------------------------------------
each Lender to make any Loan to be made by it and of the Issuing Lender to take any Letter of Credit Action is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Letter of Credit Action
Date:

          (a) Notice of Borrowing or Letter of Credit Application. The
              ---------------------------------------------------
     Post-Petition Agent shall have received a Notice of Borrowing or Letter of Credit Application, as applicable.

          (b) No Default, etc. (i) No Event of Default or Default has occurred
              ---------------
     and is continuing or will result from the making of such Loan or the issuance of such Letter of Credit, (ii) the warranties of the Borrower contained in Article X and in the other Loan Documents are true and correct as of the date of the making of such requested Loan or the issuance of such requested Letter of Credit, with the same effect as though made on such date (except to the extent relating solely to an earlier date, in which case such warranty shall have been true and correct as of such earlier date) and (iii) other than arising as a result of the commencement of the Chapter 11 Cases and as disclosed in writing to the Lenders prior to the date hereof, since August 31, 2001, 2002, no event has occurred that has resulted in, or is reasonably likely to result in, a Material Adverse Effect.

          (c) Budget Compliance. The Post-Petition Agent shall have received the
              -----------------
     most recent Budget Compliance Certificate required to be delivered pursuant to Section 11.1(n).
        ---------------

          (d) Orders. The Interim Financing Order shall be in full force and
              ------
     effect and shall not have been vacated, stayed, reversed, modified or amended or, if the date of the requested extension of credit is more than 45 days after the Effective Date, or if the amount of the Loan or Letter of Credit requested, together with the Revolving Outstandings, would exceed the maximum amount authorized pursuant to the Interim Financing Order, then
     (x) the Post-Petition Agent shall have received, with a copy for each Lender, a date stamped copy of the Final Financing Order entered by the Bankruptcy Court, in form and substance satisfactory to the Lenders with such changes thereto as may be approved by the Post-Petition Agent and its counsel and by the Majority Lenders and their respective counsel and (y) the Final Financing Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended; provided that the Post-Petition Agent and the Majority Lenders may approve any amendment or modification to the Financing Orders (except that any amendment or modification to any Financing Order that would have the effect of revising provisions contained herein that require the consent of the Required Lenders or of all of the Lenders (as the case may be) pursuant to Section 15.1
                                                                 ------------
          hereof will require the consent of the Required Lenders or of all of the Lenders (as the case may be)).

               (e) Borrowing Base Certificate. The Post-Petition Agent shall
                   --------------------------
          have received a Borrowing Base Certificate with respect to the applicable Tranche signed by a duly authorized representative of the Borrower.

               (f) Solvent. With respect to any Borrowings or issuances of
                   -------
          Letters of Credit after the extension provided for under Section 13.1, the Borrower shall represent that it is Solvent.

Each Notice of Borrowing and Letter of Credit Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice or request and as of each Borrowing Date that the conditions in Sections 9.2 are satisfied.
                                      ------------

                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce the Lenders to enter into this Agreement and to make Loans hereunder and take Letter of Credit Actions, the Borrower represents and warrants to the Post-Petition Agent and the Lenders as follows:

     10.1 Organization, Etc. Each of the Borrower and its Subsidiaries is a
          -----------------
corporation, limited liability company or limited partnership duly organized, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its organization. Each of the Borrower and each of its Subsidiaries is duly qualified to do business, and is in good standing, in all other jurisdictions where failure to so qualify would have a Material Adverse Effect. Each of the Borrower and each of its Subsidiaries has all requisite corporate power, limited liability company power or limited partnership power, as applicable, to own or lease the properties used in its business and to carry on its business as now being conducted. Each of the Borrower and each of its Subsidiaries has full power and authority to conduct its business as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated thereby.

     10.2 Authorization; No Conflict. Upon entry of the Interim Financing Order
          --------------------------
or the Final Financing Order, as applicable, by the Bankruptcy Court the execution and delivery of this Agreement, the borrowings and incurrence of the other Obligations hereunder, the execution and delivery of the other Loan Documents, and the performance by each Loan Party of its obligations under each Loan Document to which it is a party (including the granting of Liens to the Post-Petition Agent for the benefit of the Lenders) are within each of the Loan Party's powers, have been duly authorized by all necessary action, have received all necessary governmental and regulatory approval, and do not and will not contravene or conflict with, or result in the creation or imposition of a lien under, any provision of law or of the charter or by-laws or similar documents of such Loan Party or of any agreement, instrument, order or decree that is binding upon such Loan Party.

     10.3 Validity and Binding Nature. Upon entry of the Interim Financing Order
          ---------------------------
or the Final Financing Order, as applicable, by the Bankruptcy Court each Loan Document to which it is a party constitutes the legal, valid, and binding obligations of each Loan Party enforceable against such Loan Party in accordance with its respective terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting the enforcement of, creditors' rights in general, and by general principles of equity.

     10.4 Financial Statements.
          --------------------

          (a) All balance sheets, all statements of earnings, stockholders' equity and cash flow, and all other financial information which have been furnished by or on behalf of the Borrower to the Lender, including (i) the audited consolidated balance sheet at August 31, 2001 and the related audited consolidated statements of earnings, stockholders' equity and cash flow, for the Fiscal Year then ended, of the Borrower and its Subsidiaries, certified by PriceWaterhouse Coopers and (ii) the unaudited consolidated balance sheet dated February 28, 2002 and the related unaudited consolidated statements of earnings and cash flow, for the Fiscal Quarter then ended, of the Borrower and its Subsidiaries, as appearing in the report on Form 10-Q for such Fiscal Quarter filed by the Borrower with the U.S. Securities and Exchange Commission, have been prepared in accordance with GAAP consistently applied, except where not applicable thereto or as otherwise disclosed therein, throughout the periods involved and present fairly (subject to normal year-end adjustments, if applicable) the financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of their operations for the periods then ended. The Borrower and its Subsidiaries did not have as of such dates any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above, and which, in accordance with GAAP, should have been reflected in such financial statements.

          (b) With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of earnings, shareholders' equity and cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to the Lenders for the purposes of or in connection with this Agreement shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year-end audit adjustments.

     10.5 No Material Adverse Effect. Other than arising as a result of the
          --------------------------
commencement of the Chapter 11 Cases and as indicated in writing to the Lenders prior to the date hereof, since August 31, 2001, there has been no event or occurrence that has had or is reasonably likely to have a Material Adverse Effect.

     10.6  Litigation and Contingent Liabilities. To the best of the Borrower's
           -------------------------------------
knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Borrower or any Subsidiary of the Borrower that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Item 10.6 of the Disclosure Schedule. Other than any
                       ---------
liability incident to such litigation or proceedings, neither the Borrower nor any Subsidiary has any contingent liabilities, except as provided for or disclosed in the financial statements referred to in Section 10.4, which would
                                                     ------------
if adversely determined be reasonably likely to have a Material Adverse Effect.

     10.7  Liens. None of the assets of the Borrower or any of its Subsidiaries
           -----
is subject to any Lien, except Permitted Liens.

     10.8  Subsidiaries. Item 10.8 of the Disclosure Schedule correctly sets
           ------------  ---------
forth the name, jurisdiction of organization, and ownership of each Subsidiary of the Borrower. Such Subsidiaries and each Person becoming a Subsidiary of the Borrower after the date hereof is and will be a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each Subsidiary of the Borrower is and will be duly qualified to do business in each other jurisdiction where failure to so qualify would have a Material Adverse Effect. The Subsidiaries located in England, Scotland and Ireland, which are not delivering Non-US Security Documents, are dormant and such Subsidiaries as a whole do not have assets aggregating in excess of 500,000 Pounds Sterling.

     10.9  Pension and Welfare Plans. During the twelve-consecutive-month period
           -------------------------
prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Borrower or any of it Subsidiaries of any material liability, fine or penalty. Except as set forth in the pension and welfare plan footnote in the audited financial statements referred to in
Section 10.4, neither the Borrower nor any of the Subsidiaries have any
------------
contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

     10.10 Regulated Industry. Neither the Borrower nor any of its Subsidiaries
           ------------------
is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     10.11 Regulations T, U and X. Neither the Borrower nor any of its
           ----------------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose except as permitted under

Section 11.10. The Borrower and its Subsidiaries do not hold Margin Stock having
-------------
a value in excess of 25% of the assets of the Borrower and its Subsidiaries taken as a whole.

     10.12 Taxes. Each of the Borrower and its Subsidiaries, has filed all
           -----
federal and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     10.13 Environmental and Safety Matters. None of the matters disclosed on
           --------------------------------
Item 10.13 of the Disclosure Schedule has had or is reasonably likely to have a
----------
Material Adverse Effect. Except as disclosed in Item 10.13 of the Disclosure
                                                ----------
Schedule:

          (a) The Borrower and each of its Subsidiaries is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to environmental condition, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Material, accepts or has accepted for transport any Hazardous Material or holds or has held any interest in real property or otherwise.

          (b) No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry, whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Borrower's knowledge, after due investigation, threatened against the Borrower or any of its Subsidiaries, any real property in which the Borrower or any such Subsidiary holds or has held an interest or any past or present operation of the Borrower or any Subsidiary.

          (c) Neither the Borrower nor any of its Subsidiaries

               (i) is, to the best of the Borrower's knowledge, after due investigation, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment,

               (ii) has received any notice of any Hazardous Material in or upon any of its properties in violation of any Environmental Laws, or

               (iii) knows of any basis for any such investigation, notice or violation.

          (d) No Release, threatened Release or disposal of Hazardous Material is occurring or has occurred on, under or to any real property in which the Borrower or any of its Subsidiaries holds any interest or performs any of its operations in violation of any Environmental Law.

     10.14 Compliance with Law. Except as disclosed in Item 10.14 of the
           -------------------                         ----------
Disclosure Schedule, each of the Borrower and each of its Subsidiaries is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which has had or is reasonably likely to have a Material Adverse Effect.

     10.15 Information. All information heretofore or contemporaneously herewith
           -----------
furnished by the Borrower or any of its Subsidiaries to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     10.16 Ownership of Properties. Item 10.16 of the Disclosure Schedule
           -----------------------  ----------
correctly sets forth for all real property held by the Borrower and its Subsidiaries the location and owner. Each of the Borrower and each of its Subsidiaries owns good and marketable title to or holds valid leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except Permitted Liens and except as set forth in Item 10.16 of the Disclosure Schedule; none of the
                       ----------
Borrower or any of its Subsidiaries are in default beyond the expiration of any applicable grace period of any material obligation under any leases creating any of their leasehold interests in real property, and none of such property is subject to any Lien except Permitted Liens.

     10.17 Patents, Trademarks, Etc. Each of the Borrower and each of its
           ------------------------
Subsidiaries owns or licenses and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and such Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other persons which would be reasonably likely to have a Material Adverse Effect.

     10.18 Insurance. The Borrower and each of its Subsidiaries maintain with
           ---------
responsible insurance companies insurance (including insurance against claims and liabilities arising out of the manufacture or distribution of any products) with respect to their properties and businesses against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, except as disclosed in Item 10.18 of the Disclosure
                                              ----------
Schedule.

     10.19 Intercompany Debt. All Debt of the Borrower or any Subsidiary to the
           -----------------
Borrower or any Subsidiary is subordinated to the Obligations pursuant to a subordination agreement in substantially the form attached as Exhibit O.
                                                              ---------

     10.20 Financial Assistance. The giving of guaranties by the Guarantors as
           --------------------
contemplated by the Loan Documents and the use of proceeds of the Loans hereunder have not constituted or involved and will not constitute or involve any arrangement amounting to unlawful financial assistance within the meaning of
Section 151 of the U.K. Companies Act 1985 or any similar law in the jurisdiction in which such Guarantor is organized.

     10.21 Secured, Super Priority Obligations.
           -----------------------------------

          (a) On and after the Effective Date, upon entry of the Interim Financing Order or the Final Financing Order, as applicable, the provisions of the Loan Documents, the Interim Financing Order and the Final Financing Order are effective to create in favor of the Administrative Agent and the Collateral Agent, for the benefit of the Lenders, legal, valid and perfected Liens on and security interests (having the priority provided for herein, in the Intercreditor Agreement, in the Interim Financing Order and in the Final Financing Order) in all right, title and interest in the Collateral expressed to be secured by the documents creating security listed in Section 9.1(d), enforceable against each Loan Party that owns an interest in such Collateral.

          (b) Pursuant to subclauses (2) and (3) of clause (c) and subclause (1) of clause (d) of Section 364 of the Bankruptcy Code, the Intercreditor Agreement, the Interim Financing Order, the Final Financing Order, this Agreement and the other Loan Documents all amounts owing by the Loan Parties under this Agreement and the other Loan Documents in respect thereof (including any exposure of a Lender or any of its affiliates in respect of hedging transactions incurred on behalf of any Loan Party) will either be secured by a first priority, senior, priming non-avoidable perfected Lien or will be subject to intercreditor arrangements having a similar economic effect on the Collateral (including the "Collateral" under the Pre-Petition Credit Agreement), subject only to valid, perfected, nonavoidable and enforceable Liens existing as of the Commencement Date (other than Liens securing the Pre-Petition Credit Agreement) or other Permitted Liens as specified in this Agreement, the Interim Financing Order or the Final Financing Order.

          (c) Pursuant to clause (c) of Section 364 of the Bankruptcy Code, the Interim Financing and the Final Financing Order, all obligations of the Borrowers in respect thereof (including any exposure of a Majority Lender in respect of hedging transactions incurred on behalf of any Loan Party) at all times shall constitute allowed super-priority administrative expense claims in each of the Chapter 11 Cases having priority over all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code, except as to those Administrative Expenses covered by the Carve-Out (as defined in the Interim Financing Order or the Final Financing Order, as applicable).

          (d) The Intercreditor Agreement and the Interim Financing Order and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Majority Lenders.

                                   ARTICLE XI

                                    COVENANTS
                                    ---------

     Until the expiration or termination of the Commitments, and thereafter until all obligations of the Borrower hereunder are paid in full, the Borrower agrees that, unless at any time the Majority Lenders shall otherwise expressly consent in writing, it will and will cause each of its Subsidiaries to:

     11.1 Reports, Certificates and Other Information. Furnish to the
          -------------------------------------------
Post-Petition Agent, the Independent Auditor and each Lender:


          (a) Audit Report. Promptly when available and in any event within 90
              ------------
     days after the close of each Fiscal Year:

               (i) a copy of the annual audit report of the Borrower and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year certified, without qualification as to going concern or scope, by independent auditors of recognized national standing selected by the Borrower and reasonably acceptable to the Majority Lenders, and

               (ii) consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earning and statement of cash flows for the Borrower and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer or Treasurer of the Borrower.

          (b) Interim Reports.
              ---------------

               (i) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, consolidated statements of earnings and a consolidated statement of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter of the Borrower and its Subsidiaries, with, in the case of each Fiscal Quarter ending on or after November 30, 2001, comparable information at the close of and for the corresponding portion of such prior Fiscal Year, together with a certificate of the Chief Financial Officer or the Treasurer of the Borrower to the effect that such financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries of the date and periods indicated (subject to normal year-end adjustments).

               (ii) Promptly when available and in any event within 30 days after the end of each calendar month, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month, consolidated statements of earnings and a consolidated statement of cash flow for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month of the Borrower and its Subsidiaries, together with a certificate of the chief financial officer or the Treasurer of the Borrower to the effect that such financial statements fairly represent the financial condition and results of operations of the Borrower and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments).

          (c) Compliance Certificate. Concurrently with each set of financial
              ----------------------
     statements delivered pursuant to Section 11.1(a) and 11.1(b), a Compliance
                                      ---------------     -------
     Certificate executed by the Chief Financial Officer or the Treasurer of the Borrower.

          (d) Weekly Cash Flow Forecast. As soon as practicable and in any event
              -------------------------
     within five Business Days following the end of each week, in form and substance acceptable to the Majority Lenders, (i) a rolling nine week cash flow forecast for the Borrower and its Subsidiaries on a consolidated basis in reasonable detail and (ii) a report comparing the actual cash flow of the Borrower and its Subsidiaries for such week to the cash flow forecast for such week most recently delivered to the Post-Petition Agent and the Lenders pursuant to clause (i) of this Section 11.1(d), together with a
                                            ---------------
     certification from the Chief Executive Officer or Chief Financial Officer of the Borrower, as to the accuracy of all actual receipts and disbursements set forth therein.

          (e) Monthly Compliance Certificate. Within 15 days after each month, a
              ------------------------------
     certificate executed by the Chief Financial Officer or Treasurer of the Borrower, calculating compliance with Section 11.6(a).
                                           ---------------

          (f) Bi-Monthly Reports. On or before the Thursday following the 15th
              ------------------
     of each month and the last day of each month, the actual cash receipts and disbursements for the period commencing from the date of the last report and ending the prior Friday with a comparison report explaining variances between projections and actual results.

          (g) Forecast. Within 30 days after end of each fiscal year, a
              --------
     quarterly forecast for the year following such year just ended to include a four-quarter forward looking projection.

          (h) Reports to SEC. Promptly upon the filing or sending thereof, a
              --------------
     copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Borrower or any of its Subsidiaries with the SEC or any securities exchange, and any press releases or other statements concerning material changes or developments in the business of the Borrower or any of its Subsidiaries.

          (i) Notice of Default and Other Matters. Immediately upon becoming
              -----------------------------------
     aware of any of the following, written notice describing the same and the steps being taken by the Borrower or any of its Subsidiaries affected thereby with respect thereto: (i) the occurrence of an Event of Default or a Default; (ii) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any of its Subsidiaries or to which any of the properties of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect; (iii) the institution of any steps by the Borrower, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit; and (iv) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect, including, without limitation, any labor dispute or WARN Act or related liability.

          (j) Subsidiaries. Promptly upon the formation of any Subsidiary,
              ------------
     notice of such fact.

          (k) Restructuring Actions.
              ---------------------

                (i) Within seven days of the Commencement Date, the Subsidiaries shall have retained the Restructuring Consultant; and

                (ii) Within 15 days after each month, a written summary of all restructuring actions taken during such month, in such detail as reasonably acceptable to the Majority Lenders.

          (l) Net Proceeds. Promptly upon receipt of any Net Proceeds or Net
              ------------
     Issuance Proceeds requiring a reduction of Commitments under Section 5.1, a
                                                                  -----------
     certificate of an Authorized Officer calculating such Net Proceeds or Net Issuance Proceeds and the required Commitment reductions, in such detail as reasonably acceptable to the Post-Petition Agent.

          (m) Budgets.
              -------

                (i) On or prior to the date the Bankruptcy Court enters the Final Financing Order, a Global Budget (revised from that delivered on the Effective Date which shall be reasonably satisfactory to the Majority Lenders), which shall be consistent with the Global Budget delivered on the Effective Date;

                (ii) within three weeks of the Commencement Date, an Operating Budget for the immediately following four-week period (which shall tie to the Global Budget then in effect);

                (iii) within seven Business Days following the end of each period covered by an Operating Budget, a reconciliation of projected versus actual receipts and disbursements for the period covered by the immediately preceding Operating Budget;

                (iv) not later than the last Business Day of the third week of the period covered by the then-current Operating Budget, an Operating Budget for the immediately following four-week period; and

                (v) in the event (x) of an Asset Sale representing 10% or more of the consolidated assets of the Borrower and its Subsidiaries, (y) the Borrower determines that the Global Budget is no longer accurate or (z) the Borrower submits a revised Operating Budget, a revised Global Budget, promptly after the occurrence of such event, covering the then-current period. The Borrower may elect to re-submit for approval by the Majority Lenders a modified Operating Budget for any period so long as any such modified Operating Budget is submitted within the deadline set forth herein (i.e., no later than by the end of the third week of the then operative Operating Budget) and as part of a recast Global Budget for the balance of the term of this Agreement. So long as the Majority Lenders provide written consent to a proposed revision of the type described in the foregoing clauses (x) (y) or (z), the revised Global Budget (and revised Operating Budgets set forth therein) shall be deemed to be approved from the date of such consent through the Termination Date.

          (n) Budget Compliance Certificates. Within seven Business Days of the
              ------------------------------
     end of each month, a Budget Compliance Certificate.

          (o) Chapter 11 Cases. Promptly from time to time, deliver to the
              ----------------
     Post-Petition Agent and its legal counsel and the Arrangers and their legal counsel copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrowers with the Bankruptcy Court or distributed by the Borrowers to any official committee appointed in any of the Chapter 11 Cases.

          (p) Borrowing Base Certificate. Within 10 days after each month, or
              --------------------------
     more frequently if requested by the Majority Lenders, a Borrowing Base Certificate as of the end of such month with such detail as may be requested by the Majority Lenders.

          (q) Other Information. From time to time such other information
              -----------------
     concerning the Borrower and its Subsidiaries as any Lender, the Post-Petition Agent or any representative thereof may reasonably request.

     11.2 Books, Records and Inspections. Keep, and cause each of its
          ------------------------------
Subsidiaries to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and permit, and cause each of its Subsidiaries to permit, any Lender or the Post-Petition Agent or any representative thereof, at reasonable times and on reasonable notice, to visit any or all of its offices, to discuss its financial matters with its officers and the independent auditors (and the Borrower hereby authorizes such independent auditor to discuss such financial matters with any Lender or the Post-Petition Agent or any representative thereof), and to examine (and, at the Borrower's or such Subsidiary's expense, make copies of) any of its books or other corporate records.

     11.3 Insurance. Maintain, and cause each of its Subsidiaries to maintain,
          ---------
with responsible and financially-sound insurance companies or associations, insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated; and deliver within 60 days of the Effective Date and annually thereafter to the Post-Petition Agent a certificate as to such insurance.

     11.4 Compliance with Law; Payment of Taxes and Liabilities. (a) Comply, and
          -----------------------------------------------------
cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including the Financing Orders and other requirements imposed in connection with the Chapter 11 Cases); (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property arising after the Commencement Date; and (c) pay, and cause each Subsidiary to pay and discharge, all lawful claims incurred after the Commencement Date for labor, materials, supplies, services or otherwise before any of the same shall become past due; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, charge or claim so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto, no Lien shall be imposed to secure payment of such obligation (other than Permitted Liens) and the failure to pay or discharge any such tax, charge or claim could not have a Material Adverse Effect.

     11.5 Maintenance of Existence, Etc. Maintain and preserve, and (subject to
          ------------------------------
Section 11.7) cause each of its Subsidiaries to maintain and preserve, (a) its
------------
existence and good standing in the jurisdiction of its organization and (b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect).

     11.6 Financial Ratios and Restrictions.
          ---------------------------------

          (a) Financial Covenants:
              -------------------

                  (i) The Borrower and its Subsidiaries shall have EBITDARR as at the end of each fiscal month on a cumulative basis from May 1, 2002 to the end of such fiscal month to be not less than the amounts set forth on Schedule 11.6(a)(i).
                   -------------------

                  (ii) The Borrower shall not permit the Cash Restructuring Expenses on a cumulative basis from May 1, 2002 to the end of each fiscal month to be more than the amount set forth on Schedule
                                                               --------
          11.6(a)(ii).
          -----------

                  (iii) The Borrower shall not permit the consolidated Capital Expenditures for the Borrower and its Subsidiaries computed as at the end of each fiscal month on a cumulative basis from May 1, 2002 to the end of such fiscal month to exceed the amount set forth in Schedule
                                                                     --------
          11.6(a)(iii).
          ------------

                  (iv) The Borrower shall not permit revenue amounts for itself and its Subsidiaries as at any month end for the three months then ending to be less than the amount set forth in Schedule 11.6(a)(iv).
                                                         --------------------

          (b) Adjustments. In connection with any sale of assets permitted by
              -----------
     this Agreement or consented to by the Majority Lenders and assuming application of Net Proceeds as required hereunder, the covenants under this
     Section 11.6 shall be adjusted, with the amount of such adjustment
     ------------
     determined by mutual agreement of the Majority Lenders and the Borrower.

     11.7  Mergers, Consolidations and Purchases. Not, and not permit any of its
           -------------------------------------
Subsidiaries to, be a party to any merger or consolidation, or purchase or otherwise acquire all or a substantial portion of the business or, assets of, or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for any such merger or consolidation, by any such Subsidiary into or with the Borrower or into or with any wholly-owned Subsidiary of the Borrower that has been authorized by Majority Lenders. Notwithstanding the foregoing, no Guarantor may merge or consolidate unless the surviving corporation is a Guarantor or the Borrower. No merger or consolidation will be permitted if the result would be that a perfected Lien in Collateral shall no longer be perfected.

     11.8  Commercial Paper. Not, and not permit any of its Subsidiaries to,
           ----------------
create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt with respect to unsecured commercial paper.

     11.9  Liens. Not, and not permit any of its Subsidiaries to, create or
           -----
permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature, whether now owned or hereafter acquired, except Permitted Liens.

     11.10 Use of Proceeds. Use the proceeds of the Loans to provide for
           ---------------
post-Commencement Date working capital, capital expenditures and for other post-Commencement Date general corporate purposes of the Debtors and the Non-Debtor Subsidiaries and to finance the Borrower's purchase of the receivables that were the subject of the securitization facility existing as of the Commencement Date; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or otherwise acquiring any stock of any Person. The proceeds of the Loans may not be used to reimburse the guarantor of the Loan Notes with respect thereto.

     11.11 Maintenance of Property. Maintain, and cause each of its Subsidiaries
           -----------------------
to maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted).

     11.12 Employee Benefit Plans. Maintain, and cause each of its Subsidiaries
           ----------------------
to maintain, each Pension Plan in compliance in all material respects with all applicable Requirements of Law and regulations.

     11.13 Business Activities. Not make any substantial change in the nature of
           -------------------
the business of the Borrower and its Subsidiaries, taken as a whole, from that engaged in on the date of this Agreement.

     11.14 Environmental Matters.
           ---------------------

           (a) Environmental Obligations. (i) Comply, and cause each of its
               -------------------------
     Subsidiaries to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Borrower or any such Subsidiary of activities in response to any Release or threatened Release of any Hazardous Material, except for the period of time that the Borrower or such Subsidiary is diligently in good faith contesting such order; (ii) use and operate, and cause each such Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws; (iii) keep, and cause each such Subsidiary to keep, all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith; (iv) handle, and cause each such Subsidiary to handle, all Hazardous Materials in material compliance with all applicable Environmental Laws; and (v) not, and not permit any such Subsidiary to, commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Borrower or any of its Subsidiaries nor allow any Lien imposed pursuant to any Environmental Law to attach to any such real property.

          (b) Environmental Information. Within 60 days of receipt thereof,
              -------------------------
     notify the Post-Petition Agent of the receipt by the Borrower or any of its Subsidiaries of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the Release or threatened Release of any Hazardous Material, except for any release or threatened release with respect to which the maximum liability of the Borrower and its Subsidiaries is reasonably expected to be less than $1,000,000; and within 60 days of any Release, threatened Release, or disposal of any Hazardous Material reported to any governmental regulatory authority at any real property owned, operated or leased by the Borrower or any of its Subsidiaries notify the Post-Petition Agent of such release, threat of release or disposal, except for any release, threat of release or disposal with respect to which the maximum liability of the Borrower and its Subsidiaries is reasonably expected to be less than $1,000,000.

     11.15 Unconditional Purchase Obligations. Not, and not permit any of its
           ----------------------------------
Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     11.16 Inconsistent Agreements. Not, and not permit any of its Subsidiaries
           -----------------------
to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower or any of its Subsidiaries of any of its obligations hereunder.

     11.17 Transactions with Affiliates. Not, and not permit any Subsidiary to,
           ----------------------------
enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates or any officer or director of the Borrower or any Affiliate which is on terms less favorable than would be available from a Person which is not an Affiliate. Nothing in this Section 11.17 shall prohibit any transaction
                                  -------------
expressly permitted by Section 11.7 or Section 11.21.
                       ------------    -------------

     11.18 The Borrower's and Subsidiaries' Stock. Not, nor will it permit any
           --------------------------------------
of its Subsidiaries to, purchase or otherwise acquire any shares of capital stock of the Borrower; and Borrower shall, except pursuant to transactions permitted by Section 11.7, not take any action, or permit any of its
             ------------
Subsidiaries to take any action, which will, so long as any shares of capital stock or indebtedness of any corporation which is a Subsidiary at the date of this Agreement are owned by the Borrower or any Subsidiary, result in a decrease in the percentage of the outstanding shares in capital stock of such corporation owned at the date of this Agreement by the Borrower and its Subsidiaries.

     11.19 Restrictive Agreements. Not, nor will it permit any of its
           ----------------------
Subsidiaries to, enter into any agreement (excluding this Agreement) (a) which would restrict the ability of any such Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Borrower or to any corporation as to which such Subsidiary is a Subsidiary; or (b) which would require the consent or waiver of any third party to any amendment to this Agreement or any other Loan Document.

     11.20 Sales of Assets. Not, and shall not permit any of its Subsidiaries
           ---------------
to, except in the ordinary course of its business, sell, transfer, convey or lease all or a substantial part of its assets, or sell or assign with or without recourse any receivables, except for:

           (a) any such sale, transfer, conveyance, lease or assignment of or by any U.S. Subsidiary that is a Collateral Guarantor to another U.S. Subsidiary that is a Collateral Guarantor, or by a Foreign Subsidiary to a Foreign Subsidiary that is a Collateral Guarantor to another Foreign Subsidiary that is a Collateral Guarantor;

           (b) so long as no Event of Default or Default exists or would result therefrom, any sale, transfer, conveyance or lease of any obsolete equipment for cash provided that the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all assets disposed of by the Borrower and its Subsidiaries pursuant to this clause (b) does not exceed $5,000,000 in the
                                   ----------
     aggregate. The Post-Petition Agent or the U.S. Collateral Agent shall, at the request of the Borrower and without any requirement for approval from the Lenders, release any Lien on Collateral sold pursuant to Section
                                                                  -------
     11.20(b). In connection with any action permitted under this clause (b),
     --------                                                     ----------
     the Borrower will deliver a certificate, signed by the Chief Financial Officer of the Borrower to the Post-Petition Agent or the U.S. Collateral Agent calculating compliance with this clause (b); and
                                            ----------

           (c) Applied Power Credit Corporation or Barton Capital Corporation may sell or transfer the receivables subject to the Receivable Securitization to the Borrower.

     11.21 Loans and Investments. Not purchase or acquire, or suffer or permit
           ---------------------
any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower, except for:

           (a) investments in Cash Equivalents;

           (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (c) Loans by the Borrower to any of its Subsidiaries or by any of its Subsidiaries in another of its Subsidiaries, except as prohibited under
     Article VII;

           (d) transactions permitted under Section 11.7; and
                                            ------------

           (e) the purchase by the Borrower from Applied Power Credit Corporation or Barton Capital Corporation of the receivables subject to the Receivables Securitization.

     11.22 Limitation on Debt and Subsidiary Debt. Not, and shall not suffer or
           --------------------------------------
permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Debt of the Borrower and Subsidiaries other than Pre-Petition Debt (or upon the effective date of the Plan or Reorganization, the new term debt to be issued pursuant to such plan in partial reinstatement of the Pre-Petition Debt), the Obligations, Debt to RBS or National Westminister Bank PLC in connection with any foreign exchange facilities or BACS facilities not to exceed $1,000,000, additional Debt not to exceed $7,500,000 at any time outstanding and Debt to the Borrower or a Guarantor to the extent the loan by the Borrower or Guarantor would be permitted under Section 11.21.
      -------------

     11.23 Restricted Payments. Not, and shall not suffer or permit any
           -------------------
Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

           (a) the Subsidiaries of the Borrower may pay dividends to the Borrower and the Guarantors; and

           (b) dividends of $42,000 semiannually may be paid on the preferred stock of McLean Midwest Corporation and any such dividends paid prior to the effectiveness of this clause (d) are hereby consented to by the Banks.

     11.24 No Surcharge. Not, and not permit any Subsidiary to, assert any
           ------------
charges under Section 506(c) of the Bankruptcy Code against any Collateral securing the Loans or any collateral securing the Pre-Petition Indebtedness under the Pre-Petition Credit Agreement or any Loan Document (as defined in the Pre-Petition Credit Agreement).

     11.25 No Superpriority Claims. Not, and not permit any Subsidiary to,
           -----------------------
permit to exist any claims entitled to a superpriority under Section 364(c)(1) of the Bankruptcy Code, equal or superior to that granted to the Post-Petition Agent and the Lenders and the Pre-Petition Agent and the Pre-Petition Lenders and the lenders under the U.K. Facility, other than the Carve-Out.

     11.26 Expenditures. Not, and not permit any Subsidiary to, make any
           ------------
expenditure in violation of any Approved Budget (as such term is defined in the Financing Orders) in excess of the Permitted Variance (as such term is defined in the Financing Order) for such budget; provided, however, that notwithstanding the foregoing, the Borrower and its Subsidiaries shall be permitted to pay all of the fees and expenses of their respective attorneys, accountants and other professionals (but only to the extent permitted by the Bankruptcy Court as to those fees and expenses that are subject to review and approval by the Bankruptcy Court).

     11.27 Rejection, Assumption of Executory Contracts. Not, and not permit any
           --------------------------------------------
Subsidiary to, (a) assume any operating lease entered into prior to the Commencement Date or (b) without first obtaining the written consent of the Majority Lenders, (i) reject any material unexpired lease or executory contract (it being understood that the Majority Lenders have consented to the rejection of the leases and contracts set forth on Schedule
11.27 hereto) or (ii) assume or apply to the Bankruptcy Court to assume any material executory contract or unexpired lease (other than an operating lease) entered into prior to the Commencement Date, unless, in the case of any unexpired lease, the order (which shall be in a form acceptable to the Majority Lenders in their sole discretion) authorizing such assumption specifically provides that, notwithstanding such assumption, such Borrower may later assign the relevant lease under Section 365(f) of the Bankruptcy Code without, among other things, obtaining the consent of the relevant lessor (but after complying with the other requirements of Section 365 of the Bankruptcy Code).

     11.28 Exit Financing. Use its best efforts to obtain and close a
           --------------
refinancing with other lenders in an amount that is sufficient, and which shall be applied, to refinance and pay in full all of the Loans and other Obligations under this Agreement upon the confirmation and consummation of the Plan of Reorganization; provided, however, that the Borrower shall continue to use its best efforts to obtain such refinancing until the date 180 days after the Commencement Date if it has not succeeded in obtaining such refinancing upon the consummation of the Plan of Reorganization; and provided further, however, that the failure to obtain and close such a refinancing shall not be a breach of this
Section 11.28 if the Borrower shall have used its best efforts with respect
-------------
thereto.

     11.29 Confirmation of Plan of Reorganization. Will seek the prompt approval
           --------------------------------------
by the Bankruptcy Court of the Disclosure Statement and prompt (but in no event later than 180 days after the Commencement Date) confirmation of the Plan of Reorganization by the Bankruptcy Court, each pursuant to an Order in form and substance acceptable to the Majority Lenders and entered after appropriate notice and opportunity for hearing.

     11.30 Loan Notes. Not make any payment on the Loan Notes or reimburse the
           ----------
guarantor with respect thereto, provided that this covenant shall not constitute a waiver of National Westminster Bank PLC of its rights in respect of the counter-indemnity given in connection with the Loan Notes.

     11.31 Issue of Warrants. Shall within 120 days of the Effective Date,
           -----------------
ensure that warrants are issued to the Lenders as contemplated by Section
                                                                  -------
5.5(b).
------

                                  ARTICLE XII

                       EVENTS OF DEFAULT AND THEIR EFFECT
                       ----------------------------------

     12.1 Events of Default. Each of the following shall constitute an Event of
          -----------------
Default under this Agreement:

          (a) Non-Payment of Loans, etc. Subject to Section 13.1, default in the
              -------------------------
     payment when due of the principal of any Loan or reimbursement of a Letter of Credit; or default, and continuance thereof for five Business Days, in the payment when due of any interest on any Loan or any fees or other amounts payable by the Borrower hereunder.

          (b) Non-Payment of Other Indebtedness for Borrowed Money. Default in
              ----------------------------------------------------
     the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Debt (excluding Debt of the Borrower incurred prior to the Commencement Date) of, or guaranteed by, the Borrower or any of its Subsidiaries in excess in the aggregate of $2,000,000; or default in the performance or observance of any obligation or condition with respect to any such other indebtedness (other than obligations of the Debtors incurred prior to the Commencement Date) in excess in the aggregate of $2,000,000 if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

          (c) Representations and Warranties. Any representation or warranty
              ------------------------------
     made by the Borrower or any Subsidiary of the Borrower herein or in any Loan Document is breached, or is false or misleading, in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrower to the Post-Petition Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          (d) Non-Compliance with Certain Covenants. Failure by the Borrower to
              -------------------------------------
     comply with or to perform any provision of Section 11.1(e), Section
                                                ---------------  -------
     11.1(i), Section 11.6 through 11.10, 11.16, 11.18 through 11.28 or 13.3.
     -------  ------------         -----  -----  -----         -----    ----

          (e) Non-Compliance with Other Covenants. Failure by the Borrower or
              -----------------------------------
     any Subsidiary to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any of the other provisions of this Article XII) and
                                                       -----------
     continuance of such failure for five days.

          (f) Pension Plans. (i) Institution of any steps by the Borrower or any
              -------------
     other Person to terminate a Pension Plan if as a result of such termination the Borrower or any Subsidiary could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

          (g) Bankruptcy, Insolvency, etc.--Non-Debtors. Any of the Subsidiaries
              -----------------------------------------
     of the Borrower (other than a Debtor) becomes insolvent (it being understood that a Subsidiary shall not be deemed to be insolvent solely because it has negative net worth) or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or any such Subsidiaries applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any of the Subsidiaries of the Borrower (other than a Debtor) or for a substantial part of its property and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of any of the Subsidiaries of the Borrower (other than a Debtor) , and, if such case or proceeding is not commenced by such Subsidiary, it is consented to or acquiesced in by such Subsidiary or remains for 30 days undismissed or an order for relief is entered in any such involuntary bankruptcy; or any Subsidiary of the Borrower (other than a Debtor) takes any corporate action to authorize, or in furtherance of, any of the foregoing.

               (h) Dismissal or Conversion of Chapter 11 Case. The Bankruptcy
                   ------------------------------------------
          Court shall enter an order with respect to the Borrower dismissing its Chapter 11 Case or converting it to a case under Chapter 7 of the Bankruptcy Code, or appointing a trustee in its Chapter 11 Case or appointing an Authorized Officer or an examiner with enlarged powers relating to the operation of the Debtors' business (beyond those set forth in Section 1106(a)(3) or (4) of the Bankruptcy Code) under Bankruptcy Code Section 1106(b), and the order appointing such trustee, Authorized Officer or examiner shall not be reversed or vacated within three days after the entry thereof.

               (i) Relief From Stay. The Bankruptcy Court shall enter an order
                   ----------------
          granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any claim against any of the Debtors having an aggregate value (for all such claims) in excess of $1,000,000, which order enables the holder of such claim to exercise any right or remedy against any property of any Debtor.

               (j) Modification of Financing Orders. An order of the Bankruptcy
                   --------------------------------
          Court shall be entered in any of the Chapter 11 Cases amending, supplementing, staying for a period in excess of three days, vacating or otherwise modifying any of the Financing Orders (including entry of an order terminating the use of cash collateral, if any (as more fully described in the definition of the term "Interim Financing Order")), or any Debtor shall apply for authority to do so; provided that no Event of Default shall occur under this Section 12.1(i) to the extent
                                                  ---------------
          that any such amendment, supplement or other modification is made in compliance with this Agreement and is not adverse, in the reasonable judgment of the Post-Petition Agent and the Majority Lenders, to the rights and interests of the Lenders under this Agreement and the other Loan Documents.

               (k) Contest of Claims. Any Debtor shall support (in any such case
                   -----------------
          by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a Borrower) any other Person's opposition of, any motion made in the Bankruptcy Court by any Lender seeking confirmation of the amount of such Lender's claim or the validity and enforceability of the Liens in favor of such Lender (including the Liens securing Pre-Petition Indebtedness owed to such Lender).

               (l) Disallowance of Claims. Any Debtor shall seek to, or shall
                   ----------------------
          support (in any such case by way of motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a Borrower) any other Person's motion to, disallow in whole or in part any Lender's claim in respect of the Pre-Petition Indebtedness or to challenge the validity and enforceability of the Liens in favor of the Post-Petition Agent or any Lender (including the Liens securing Pre-Petition Indebtedness owed to such Lender).

               (m) Interim Financing Order. From and after the date of entry
                   -----------------------
          thereof, the Interim Financing Order shall cease to be in full force and effect (or shall have been vacated, stayed for a period in excess of three days, reversed, modified or amended), in each case without the consent of the Required Lenders, and the Final Financing Order shall not have been entered prior to such cessation (or vacatur, stay, reversal, modification or amendment).

               (n) Final Financing Order. The Final Financing Order shall not
                   ---------------------
          have been entered by the Bankruptcy Court on or before the date that is 30 days after the Commencement Date; or from and after the date of entry thereof, the Final Financing Order shall cease to be in full force and effect (or shall have been vacated, stayed for a period in excess of three days, reversed, modified or amended), in each case without the consent of the Required Lenders.

               (o) Payment of Debt. Any Debtor shall make any payment on any
                   ---------------
          Debt of such Debtor incurred before the Commencement Date, other than as permitted under the Financing Orders or as permitted hereunder and other than any payment of any Debt owing to the Borrower and any payment of any Debt approved by the Bankruptcy Court.

               (p) Failure to Comply with Financing Orders. he Debtors shall
                   ---------------------------------------
          fail to comply with the terms of the Financing Orders.

               (q) Judgments--Non-Debtors. Final judgments which exceed an
                   ----------------------
          aggregate of $2,000,000 (excluding any portion thereof which is covered by insurance maintained with a responsible insurance company which has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against any of the Subsidiaries of the Borrower (other than a Debtor) and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

               (r) Judgments--Debtors. Final judgments which exceed an aggregate
                   ------------------
          post-Commencement Date liability of $250,000 shall be entered against any Debtor and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within thirty days after entry or filing of such judgments; or there shall be entered against any of the Debtors a non-monetary judgment, order or decree with respect to any claim or liability that accrued after the Commencement Date which has or could be reasonably expected to have a Material Adverse Effect, and there shall be any period of thirty consecutive days during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect.

               (s) Invalidity of Loan Documents, etc. Any Loan Document shall
                   ---------------------------------
          cease to be in full force and effect; or the Borrower or any Subsidiary (or any Person by, through or on behalf of the Borrower or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Loan Document (including, without limitation, the Intercreditor Agreement).

               (t) Plan Confirmation and Consummation. The failure of the
                   ----------------------------------
          Debtors either (i) to obtain entry on or before the 180/th/ day after the Commencement Date of an Order in form and substance satisfactory to the Majority Lenders confirming the Plan of Reorganization or (ii) to substantially consummate such confirmed plan within 210 days of the Commencement Date.

               (u) Material Adverse Effect. The occurrence of any change in the
                   -----------------------
          operations, business, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary from that reflected in the financial statements of such Person for the 2001 Fiscal Year ended August 31, 2001, the Fiscal Quarter ended November 30, 2001 or as otherwise disclosed to the Lenders prior to the Commencement Date, which could have a Material Adverse Effect (other than those changes which customarily occur as a result of events leading up to and following commencement of the Chapter 11 Cases).

               (v) Superpriority. The entry of an order granting any other claim
                   -------------
          superpriority status or a Lien equal or superior to that granted to the Post-Petition Agent for the benefit of the Lenders, other than with respect to the Carve-Out.

               (w) Surcharge. The entry of an order authorizing recovery by any
                   ---------
          Person from the Collateral or any collateral securing the Pre-Petition Indebtedness owing to any Lender or any adequate protection Liens granted with respect thereto for any costs of preservation or disposition thereof under Section 506(c) of the Bankruptcy Code or (except as provided in the Final Financing Order) authorizing the use of cash collateral without consent in writing by the Post-Petition Agent.

               (x) Impairment. The filing by any of the Debtors of any motion or
                   ----------
          proceeding which could reasonably be expected to result in material impairment of the Lenders' rights under this Agreement; or a final determination by the Bankruptcy Court (or any other court of competent jurisdiction) with respect to any motion or proceeding brought by any other party which results in any material impairment of the Lenders' rights under this Agreement.

               (y) Change in Management. Ninety days shall have elapsed after
                   --------------------
          any of Richard G. Sim, Richard D. Carroll or the Restructuring Consultant shall have ceased to have substantially the same duties and responsibilities as such individual currently has in connection with the management of the Borrower and the Subsidiaries and such individual shall not have been replaced with an individual approved by the Majority Lenders.

               (z) Extension of Exclusivity. Without the prior consent of the
                   ------------------------
          Majority Lenders, the entry of an order by the Bankruptcy Court extending any exclusive right that any of the Debtors may have to (i) propose any plan of reorganization in the Chapter 11 Cases to a date more than 120 days after the Commencement Date or (ii) solicit votes for or seek the confirmation of any plan of reorganization in the Chapter 11 Cases to a date more than 180 days after the Commencement Date.

               (aa) Guaranty. The obligations of any Guarantor under any
                    --------
          Guaranty shall cease to be in full force and effect or such Guarantor shall contest in any manner the validity, binding nature or enforceability of its Guaranty, other than in respect of the full and indefeasible payment of the Obligations and the termination of the Commitments.

               (bb) Collateral.
                    ----------

                    (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Subsidiary party thereto or the Borrower or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                    (ii) Any Collateral Document or Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest, if the effect thereof is to cause Collateral having an aggregate value in excess of $100,000 to no longer be covered by a perfected and first priority security interest.

               (cc) Impermissible Change of Control. An Impermissible Change in
                    -------------------------------
          Control shall have occurred.

          12.2 Effect of Event of Default. If any Event of Default described in
               --------------------------
     Section 12.1(g) or Section 12.1(h) shall occur, the Commitments (if they
     ---------------    ---------------
     have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrower); and, in the case of any other Event of Default, the Post-Petition Agent may with the consent of the Required Lenders, and shall upon written request of the Required Lenders, declare the Commitments (if they have not theretofore terminated) to be terminated and/or all Loans and all interest and other amounts due hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind (all of which are hereby expressly waived by the Borrower). The Post-Petition Agent shall promptly advise the Borrower and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1 may be waived by the written
                                       ------------
     concurrence of the Required Lenders; provided that in the case of a waiver of an Event of Default described in Section 12.1 (aa) (Guaranty) or 12.1
     (bb) (Collateral) above, such waiver shall not release the Borrower or any Subsidiary from its further assurance obligations under Section 7.4, compliance with which shall be a condition of any such waiver. In the event of such a declaration, the Post-Petition Agent and the Collateral Agents (in each case upon the written direction of the Required Lenders) further may exercise the remedies provided in the Financing Orders, the Loan

Documents and/or applicable law. In addition, subject solely to any requirement of the giving of notice by the terms of any of the Financing Orders, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court, and the Agents and the Lenders shall be entitled to exercise all of their respective rights and remedies under and in accordance with the terms of the Loan Documents, including, without limitation, all rights and remedies with respect to the Collateral, the Borrower, and the Guarantors.

                                  ARTICLE XIII

            AUTOMATIC EXTENSION OF LOANS IN ABSENCE OF EXIT FACILITY
            --------------------------------------------------------

     13.1 Automatic Extension. In the event that the Borrower is unable to
          -------------------
obtain and close a refinancing with other lenders (including the lenders under the Pre-Petition Credit Agreement) in an amount that is sufficient to refinance and pay in full all of the Loans and other obligations owing under this Agreement upon the confirmation and consummation of the Plan of Reorganization, and subject to the other conditions set forth in Section 13.2 hereof, each of
                                                 ------------
the Tranche A, B and C Commitments shall automatically be recast to be equal to the amount of such Commitments as of the effective date of the confirmed Plan of Reorganization, and the Stated Termination Date for the Tranche A Loans and the Tranche B Loans automatically shall be deemed to have been extended to November 15, 2003, and the Stated Termination Date of the Tranche C Loans automatically shall be deemed extended to May 15, 2004.

     13.2 Other Conditions. The automatic extension provided for in Section 13.1
          ----------------                                          ------------
hereof shall be subject to the following additional conditions:

          (a) No Default or Event of Default unrelated to the confirmation of the Plan of Reorganization shall be existing as of the effective date of such plan;

          (b) this Agreement shall be amended to reflect such confirmation;

          (c) the Collateral Documents (including, without limitation, the Intercreditor Agreement) shall be amended to reflect the conversion of part of the Pre-Petition Indebtedness to equity under such plan of reorganization, and as so amended, shall otherwise remain valid and enforceable and the Liens granted pursuant thereto shall remain enforceable;

          (d) nothing contained in the Order confirming the plan of reorganization or any other order entered in connection therewith or prior thereto purports or reasonably may be interpreted to alter, adversely affect or otherwise modify any of the outstanding Obligations or the liens relating thereto.

          (e) legal opinions acceptable to Majority Lenders shall have been delivered to the Post-Petition Agent;

          (f) this Agreement and the Loan Documents shall be amended to include the modifications set forth in Section 13.3 hereof;
                                    ------------

          (g) any exit financing partially refinancing the Obligations being in form satisfactory to the Majority Lenders; and

          (h) delivery of a certificate acceptable to Lenders and executed by the Chief Financial Officer, treasurer or other duly authorized officer of the Borrower stating, among other things that, as of the effective date of the automatic extension provided in Section 13.1, (i) no Default or Event of Default unrelated to the confirmation of the Plan of Reorganization shall be existing as of the effective date of such Plan of Reorganization,
     (ii) all representations and warranties contained herein are true and correct, (iii) the Borrower is Solvent, (iv) the Borrower is in compliance with all covenants set forth in this Agreement, (v) the Borrower has used its best efforts to obtain exit financing and (vi) the Plan of Reorganization has been consummated in accordance with the terms thereof other than any exit financing described in clause (g) above or the
                                                ----------
     extension of this facility; and

          (i) if the assets of the Borrower are transferred to another Person (the "Assuming Borrower") in connection with the Plan of Reorganization, the Assuming Borrower and its financial condition shall be satisfactory to all the Lenders, and the Assuming Borrower shall assume all obligations of the Borrower and the Borrower shall assign all the rights to the Assuming Borrower, in form and substance satisfactory to all the Lenders.

     13.3 Extension Modifications. As of the effective date of the automatic
          -----------------------
extension provided in Section 13.1, this Agreement shall be deemed modified (a)
                      ------------
by the deletion of Section 12.1(t)(i), which shall be deemed intentionally left
                   ------------------
blank, (b) the Applicable Margin with respect to each of clauses (i)-(vi) set forth in said definition shall be increased by 0.50% on the effectiveness of the extension and every three months thereafter, (c) by the addition of the following covenants: (i) as at any date the Leverage Ratio shall not be greater than the amounts set forth in Schedule 13.3(c)(i); (ii) as at each fiscal
                              -------------------
quarter end the Interest Coverage Ratio for the Computation Period then ending shall not be less than the amounts set forth in Schedule 13.3(c)(ii); and (iii)
                                                --------------------
as at the end of each fiscal quarter end the Fixed Charge Coverage Ratio for the Computation Period then ending shall not be less than the amounts set forth in
Schedule 13.3(c)(iii) (d) the financial covenants in each of clauses (i)-(iv) of
---------------------
Section 11.6(a) shall be tested on a quarterly basis and (e) by the deletion of
Section 11.1(e) and the replacement thereof with "Quarterly Compliance
                                                  --------------------
Certificates. Within 45 days after the end of each Fiscal Quarter, a certificate
------------
executed by the Chief Financial Officer or Treasurer of the Borrower, calculating compliance with Sections 11.6(a) and 13.3(c)."

                                  ARTICLE XIV

             THE POST-PETITION AGENT, COLLATERAL AGENTS AND ARRANGER
             -------------------------------------------------------

     14.1 Appointment and Authorization; Post-Petition Agents; Collateral
          ---------------------------------------------------------------
Agents. Each Lender hereby irrevocably (subject to Section 14.9) appoints,
------                                             ------------
designates and authorizes each of the Post-Petition Agent and the Collateral Agents (collectively, the "Agents") to take such action on its behalf under the
                           ------
provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this

Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agents shall have and may use their sole discretion with respect to exercising or refraining from exercising any discretionary rights or refraining from taking any actions which the Agents are expressly entitled or directed to take or assert under this Agreement and the other Loan Documents, including the refraining from the exercise of remedies pursuant to Section 12.2 (or otherwise), and any action so
                                 ------------
taken or not taken shall be deemed consented to by the Lenders.

     14.2 Delegation of Duties. The Agents may execute any of their duties under
          --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     14.3 Liability of Agents. None of the Agent-Related Persons shall (i) be
          -------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     14.4 Reliance by Agents; Rights to Specific Indemnification.
          ------------------------------------------------------

          (a) The Agents shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation (including without limitation, the Borrowing Base Certificate) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or

          Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agents. Notwithstanding any other provision of this Agreement or any other Loan Documents to the contrary, each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Section 9.1, each Lender that has executed this Agreement
                       -----------
          shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by an Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

          14.5 Notice of Default. The Agents shall not be deemed to have
               -----------------
     knowledge or notice of the occurrence of any Default or Event of Default, except, in the case of the Post-Petition Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Post-Petition Agent for the account of the Lenders, unless the Post-Petition Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Post-Petition Agent will notify the Lenders of its receipt of any such notice. Subject in all respects to the provisions of this Article XIV (including, without limitation, the provisions of Section 14.4(a) hereof),
                                                       ---------------
     the Agents shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with
     Article XII; provided, however, that unless and until any Agent has received any such request, the Agent shall not be obligated to take any action with respect to such Default or Event of Default.

          14.6 Credit Decision. Each Lender acknowledges that none of the
               ---------------
     Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     14.7 Indemnification of Agents. Whether or not the transactions
          -------------------------
contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities that are determined in a final non-appealable decision of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any reasonable costs or reasonable out-of-pocket expenses (including reasonable Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the repayment of all Obligations hereunder, any foreclosure under, or modification, release or discharge of, any of the Collateral Documents, the termination of this Agreement and the resignation or replacement of such Agent.

     14.8 Bank of America and RBS in Individual Capacity. Bank of America and
          ----------------------------------------------
its Affiliates and RBS and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Post-Petition Agent or one of the Collateral Agents hereunder and as if RBS was not a Collateral Agent hereunder, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates or RBS or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that neither Bank of America nor RBS nor the Post-Petition Agent or any of the Collateral Agents shall be under any obligation to provide such information to them.

     14.9 Successor Agents. The Agents may, and at the request of the Majority
          ----------------
Lenders shall, resign as Post-Petition Agent or Collateral Agent, as applicable, upon 30 days' notice to the Lenders. If any Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Post-Petition Agent" or "Collateral Agent" (as the case may be) shall mean such successor agent and the retiring Agent's appointment, powers and duties as Post-Petition Agent or Collateral Agent, as applicable, shall be terminated. After any retiring Agent's resignation hereunder as Post-Petition Agent or Collateral Agent, as applicable, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Post-Petition Agent or Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as Post-Petition Agent or Collateral Agent, as applicable, by the date which is 30 days following a retiring Post-Petition Agent's notice of resignation, the retiring Post-Petition Agent's or Collateral Agent, as applicable, resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

     14.10 Withholding Tax.
           ---------------

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Post-Petition Agent, to deliver to the Post-Petition Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN on or before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

               (iii) if such Lender is a foreign partnership or other intermediary and its partners claim an exemption from, or a reduction of, withholding tax under a United States tax treaty or if its partners claim that interest paid under this Agreement is exempt from Untied States withholding tax because it is effectively connected with the conduct with a United States trade or business, two properly completed and executed copies of IRS Form W-8IMY on or before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Lender agrees to promptly notify the Post-Petition Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Post-Petition Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Post-Petition Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Post-Petition Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is a foreign partnership or other intermediary and its partners claim exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN or its partners claim exemption from United States withholding tax by filing IRS Form W-8ECI, and any of its partners sell, assign, grant a participation in, or otherwise transfer all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Post-Petition Agent of the percentage amount in which the partner is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Post-Petition Agent will treat such partner's IRS Form W-8BEN or W-8ECI as no longer valid.

          (e) If any Lender is entitled to a reduction in the applicable withholding tax, the Post-Petition Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section 14.10(a) are not delivered to the
                                     ----------------
     Post-Petition Agent, then the Post-Petition Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Post-Petition Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Post-Petition Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Post-Petition Agent fully for all amounts paid, directly or indirectly, by the

          Post-Petition Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Post-Petition Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section 14.10(f) shall survive
                                               ----------------
          the payment of all Obligations and the resignation or replacement of the Post-Petition Agent.

          14.11 The Arrangers. The Arrangers shall have no duties or
                -------------
     responsibilities and shall incur no liability, under this Agreement or any of the other Loan Documents.

                                   ARTICLE XV

                                  MISCELLANEOUS
                                  -------------

          15.1 Amendments and Waivers.
               ----------------------

               (a) No delay on the part of the Post-Petition Agent, either Collateral Agent, or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No right or remedy herein conferred upon the Lenders, either Arranger, or the Agents is intended to be exclusive of any other right or remedy contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein or therein or now or hereafter existing at law or in equity or by statute or otherwise.

               (b) Except to the extent that a greater percentage of approval is required pursuant to the other provisions of this Agreement (including the other provisions of this Section 15.1), no amendment, modification
                                       ------------
          or waiver of any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Majority Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (c) No amendment, modification, waiver, consent or forbearance of any provisions of this Agreement or the Notes in relation to, and no decision (i) regarding the acceleration of Obligations or the exercise of remedies in response to, any Default or Event of Default under or with respect to this Agreement or the Notes or (ii) providing for the extension of any date for payment of principal of or interest on the Loans or any fees hereunder, shall in any event be effective unless the same shall be in writing and signed and delivered by the Required Lenders, and then any such amendment, modification, waiver, forbearance, or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

               (d) No amendment, modification, waiver or consent shall modify any Section explicitly requiring Required Lenders' action or action by a greater percentage of Lenders without the consent of the Required Lenders or such greater percentage of Lenders, as the case may be.

          (e) Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, in each of the following cases, without the consent of all Lenders directly affected thereby, no amendment, modification, waiver or consent shall:

               (i) increase the Tranche A Commitment, the Tranche B Commitment or the Tranche C Commitment,

               (ii) reduce the principal amount of or amend the computation of any Loan, the rate of interest thereon or any fees payable hereunder or amend the definition of "Termination Date", "Stated Termination Date", or the "Effective Date,"

               (iii) release all or substantially all of the Guarantors or all or substantially all of the Collateral,

               (iv) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent,

               (v) modify the definition of "Required Lenders" or "Majority Lenders,"

               (vi) modify any Section explicitly requiring the consent of all Lenders,

               (vii) release the Borrower from any of its obligations under
          Article IX,

               (viii) amend Section 13.1, Section 15.8 or this Section 15.1(e).
                            ------------  ------------         ---------------

          (f) No Guaranty or Collateral may be released without the consent of the Lenders holding the majority of the Commitments (or, if such Commitments are terminated, the outstanding Loans) of the Tranche having first priority in the proceeds of such Collateral or the assets of such Guarantor.

          (g) Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, no provision of Article XIV or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of such Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Arrangers, in their capacity as such, shall be amended, modified or waived without the consent of each Arranger.

     15.2 Notices.
          -------

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule
                                                                     --------
     15.2, and (ii) shall be followed promptly by delivery of a hard
     ----
          copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 15.2; or, as
                                                       -------------
          directed to the Borrower or the Post-Petition Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Post-Petition Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Articles II,
                                                                    -----------
          III and IV shall not be effective until actually received by the
          ---     --
          Post-Petition Agent.

               (c) Any agreement of the Post-Petition Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Post-Petition Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Post-Petition Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Post-Petition Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Post-Petition Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Post-Petition Agent and the Lenders of a confirmation which is at variance with the terms understood by the Post-Petition Agent and the Lenders to be contained in the telephonic or facsimile notice.

               (d) Any notice required by the provisions of this Agreement to be sent to the Post-Petition Agent shall also be sent to the Arrangers and their respective counsel.

          15.3 No Waiver; Cumulative Remedies. No failure to exercise and no
               ------------------------------
     delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          15.4 Costs, Expenses and Taxes. The Borrower agrees to pay on demand,
               -------------------------
     without further order of or application to the Bankruptcy Court, (a) all reasonable out-of-pocket costs and expenses of each Arranger and any Agent (including the fees and charges of counsel for each of the Arrangers and each Agent, of local counsel, if any, who may be retained by said counsel and the reasonable fees and expenses of financial advisors to each of the Arrangers and each Agent) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and (b) all costs and expenses (including reasonable attorneys' fees (including the allocable costs of internal legal services and all disbursements of internal counsel), court costs and other legal expenses of the Agents and each of the Lenders and the reasonable fees and expenses of financial advisors to each of the Arrangers and each Agent)
incurred by any Arranger and any Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Lender agrees to reimburse each Arranger and any Agent for such Lender's pro rata share (based on its respective Total Percentage) of any such costs and expenses of such Arranger or such Agent not paid by the Borrower. In addition, the Borrower agrees to pay, and to save each of the Arrangers and each Agent and the Lenders harmless from all liability for,
(a) any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Borrower's auditors in connection with any exercise by any Arranger and any Agent and the Lenders of their rights pursuant to Section 11.2. All obligations provided for in this Section 15.4
            ------------                                       ------------
shall survive repayment of the Loans, termination of the Letters of Credit, cancellation of the Notes and any termination of this Agreement.

     15.5 Borrower Indemnification. Whether or not the transactions contemplated
          ------------------------
hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Arranger and each Lender and each of their respective officers, directors, employees, counsel, agents, consultants and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any
                             ------------------
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of each of the Arrangers and each Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency Transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
                              -----------------------
Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities that are determined in a final, non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of the Indemnified Liabilities that is permitted under applicable law. All obligations provided for in this Section 15.5 shall survive repayment of the Loans,
                     ------------
termination of the Letters of Credit, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and any termination of this Agreement.

     15.6 Payments Set Aside. To the extent that the Borrower makes a payment to
          ------------------
the Post-Petition Agent or the Lenders, or the Post-Petition Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to

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

any settlement entered into by the Post-Petition Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Post-Petition Agent upon demand its pro rata share of any amount so recovered from or repaid by the Post-Petition Agent.

     15.7 Successors and Assigns. The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Post-Petition Agent and each Lender.

     15.8 Assignments, Participations, Etc.
          ---------------------------------

          (a) Any Lender may at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratablepart of all, of
                                  --------
     the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of the lesser of (i) $5,000,000 or
     (ii) the full amount of the Loans, the Commitments and the other rights and obligations of such Lender; provided, however, that the Borrower and the Post-Petition Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Post-Petition Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Post-Petition Agent an Assignment and Acceptance in the form of Exhibit H ("Assignment and Acceptance"), requiring, among other
             ---------   -------------------------
     things, that any Assignee agree to be bound by the U.K./US Intercreditor Agreement and the Securitization Intercreditor Agreement and (iii) the assignor Lender or Assignee has paid to the Post-Petition Agent a processing fee in the amount of $3,500, and, provided, further any assignment shall be subject to the restrictions of the Warrant Agreement.

          (b) From and after the date that the Post-Petition Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
            --- -----

          (d) Any Lender may at any time sell to one or more commercial Lenders or other Persons (a "Participant") participating interests in any Loans,
                          -----------
     the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents;
      ------------------
     provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Post-Petition Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso
                                                                        -------
     to Section 14.1. In the case of any such participation, the Participant
        ------------
     shall be entitled to the benefit of Sections 5.2, 5.4 and 11.5 as though it
                                         ------------  ---     ----
     were also a Lender hereunder provided that all amounts payable by the

     Borrower hereunder shall be determined as if such Originating Lender had not sold such participation. If amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     15.9 Confidentiality. Each Lender agrees to take and to cause its
          ---------------
Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any of its Subsidiaries, or by the Post-Petition Agent on the Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any of its Subsidiaries; except to the extent such information
(i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by

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

any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Post-Petition Agent, any Arranger, any Lender, or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, or such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder;
(H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any of its Subsidiaries is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

     15.10 Set-off. In addition to any rights and remedies of the Lenders
           -------
provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (including deposits in other currencies in amounts determined at the Spot Rate on the date of set-off) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Post-Petition Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Post-Petition Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     15.11 Notification of Addresses, Lending Offices, Etc. Each Lender shall
           -----------------------------------------------
notify the Post-Petition Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Post-Petition Agent shall reasonably request.

     15.12 Counterparts. This Agreement may be executed in any number of
           ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     15.13 Severability. The illegality or unenforceability of any provision of
           ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     15.14 No Third Parties Benefited. This Agreement is made and entered into
           --------------------------
for the sole protection and legal benefit of the Borrower, the Lenders, the Arrangers, the Post-Petition Agent and the Agent-Related Persons and other Indemnified Parties, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     15.15 Nonliability of Lenders. The relationship between the Borrower on the
           -----------------------
one hand and the Lenders and the Post-Petition Agent on the other hand shall be solely that of borrower and lender (and agent for the lenders). Neither any Agent nor any Lender shall have any fiduciary responsibility to the Borrower. Neither any Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither any Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted solely from the gross negligence or willful misconduct of the party from which recovery is sought. Neither any Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     15.16 Power of Attorney. The Borrower appoints the Collateral Agents, and
           -----------------
each other Person whom a Collateral Agent may from time to time designate, as the Borrower's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, is irrevocable until all Loans and other obligations hereunder are paid and performed in full and this Agreement is terminated), without notice to any Borrower, to:

           (a) At such time or times while an Event of Default exists, as a Collateral Agent or said agent, in its discretion, may determine in the name of such Borrower or the Collateral Agent (i) endorse the Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of the Collateral Agent or any Lender or under the Collateral Agent's or any Lender's control and apply such payment or proceeds to the Loans and other obligations hereunder, (ii) endorse the Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in the Collateral Agent's or any Lender's possession relating to Accounts, Inventory or any other Collateral, (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which the Borrower has access relating to Accounts, Inventory or other Collateral, (iv) use the Borrower's stationery and sign the name of the Borrower to verifications of Accounts and notices thereof to Account Borrowers and (v) if not done by the Borrower, do all acts and things determined by the Majority Lenders to be necessary to fulfill the Borrower's obligations under this Agreement; and

           (b) At such time or times while an Event of Default exists, as a Collateral Agent or said agent, in its discretion (with the consent of the Required Lenders), may determine, in the name of such Borrower or the Collateral Agent (i) demand payment of the Accounts, (ii) enforce payment of the Receivables, by legal proceedings or otherwise,

     (iii) exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts and other Collateral, (iv) settle, adjust, compromise, extend or renew the Accounts, (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts, (vi) if permitted by applicable law, sell or assign the Accounts or other Collateral upon such terms for such amounts and at such time or times as the Collateral Agent may deem advisable, (vii) discharge and release the Accounts or other Collateral, (viii) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor, (ix) prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Receivables or other Collateral and (x) do all acts and things necessary, in the Collateral Agent's discretion (as confirmed in writing by the Required Lenders), to obtain repayment of the Loans and other obligations hereunder.

     15.17 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
           -------------
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE POST-PETITION AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     15.18 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED
           -------------------------------------------
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE POST-PETITION AGENT, THE LENDERS OR THE BORROWERS (OR ANY OF THEM) MAY BE BROUGHT AND MAINTAINED IN THE UNITED STATES BANKRUPTCY COURT OF THE SOUTHERN DISTRICT OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR OUTSIDE OF THE STATE OF NEW YORK. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     15.19 Waiver of Jury Trial. THE POST-PETITION AGENT, COLLATERAL AGENTS, THE
           --------------------
LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF THE POST-PETITION AGENT, THE LENDERS OR THE BORROWER. BORROWER

ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE POST-PETITION AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     15.20 Judgment. If, for the purposes of obtaining judgment in any court, it
           --------
is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Post-Petition Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Post-Petition Agent and the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such
                             -----------------
sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on
                ------------------
the Business Day following receipt by the Post-Petition Agent of any sum adjudged to be so due in the Judgment Currency, the Post-Petition Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Post-Petition Agent and the Lenders in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Post-Petition Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Post-Petition Agent and the Lenders in such currency, the Post-Petition Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

     15.21 Entire Agreement. This Agreement, together with the other Loan
           ----------------
Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Post-Petition Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers and delivered at Chicago, Illinois as of the day and year first above written.

                              APW LTD.



                              By: /s/ Michael Gasick
                                  -----------------------------------
                              Name:   Michael Gasick
                              Title:



                              BANK OF AMERICA, NATIONAL
                              ASSOCIATION, as Post-Petition Agent and as U.S. Collateral Agent



                              By: /s/ M. Duncan McDuffie
                                  -----------------------------------
                              Name:   M. Duncan McDuffie
                              Title:  Managing Director



                              ROYAL BANK OF SCOTLAND, PLC, as
                              Arranger, as U.K. Collateral Agent and as a Lender



                              By: /s/ T. J. Smith
                                  -----------------------------------
                              Name:   T. J. Smith
                              Title:  Corporate Director



                              OAKTREE CAPITAL MANAGEMENT, LLC,
                              as Arranger



                              By: /s/ Christopher Brothers
                                  -----------------------------------
                              Name:   Christopher Brothers
                              Title:  Managing Director
                              By: /s/
                              Vice President

                             GSC RECOVERY II, L.P., as a Lender, by GSC
                             Recovery II GP, L.P., its general partner, GSC RII, LLC, its general partner, GSCP (NJ) Holdings, L.P., its sole member and GSCP(NJ), Inc., its general partner



                             By: /s/
                                 --------------------------------------
                             Name:
                             Title:



                             GSC RECOVERY IIA, L.P., as a Lender, by GSC
                             RIIA, LLC, its general partner, GSCP (NJ)
                             Holdings, L.P., its sole member and GSCP(NJ), Inc., its general partner

                             By: /s/
                                 --------------------------------------
                             Name:
                             Title:



                             O'CONNOR DISTRESSED TRADING MASTER LTD., by
                             UBS O'Connor LLC, its investment advisor



                             By: /s/ Geoffrey A. Oltmans
                                 ---------------------------------------
                             Name:   Geoffrey A. Oltmans
                             Title:  Executive Director

                             OCM PRINCIPAL OPPORTUNITIES FUND II,
                             L.P., as a Lender, by Oaktree Capital Management, LLC, its general partner



                             By: /s/ Christopher Brothers
                                  -------------------------------------
                             Name:   Christopher Brothers
                             Title:  Managing Director
                             By: /s/
                                 Vice President



                             OCM OPPORTUNITIES FUND III, L.P., as a
                             Lender, by Oaktree Capital Management, LLC, its general partner



                             By: /s/ Lowell Hill
                                  -------------------------------------
                             Name:   Lowell Hill
                             Title:  Managing Director



                             By: /s/ Richard Fij
                                  -------------------------------------
                             Name:   Richard Fij
                             Title:  Managing Director



                             OCM OPPORTUNITIES FUND IV, L.P., as a
                             Lender, by Oaktree Capital Management, LLC, its general partner



                             By: /s/ Lowell Hill
                                  -------------------------------------
                             Name:   Lowell Hill
                             Title:  Managing Director


                             By: /s/ Richard Fij
                                  -------------------------------------
                             Name:   Richard Fij
                             Title:  Managing Director

                             PERRY PRINCIPALS, LLC, as a Lender



                             By: /s/ Nathaniel J. Klipper
                                 ---------------------------------------
                             Name:   Nathaniel J. Klipper
                             Title:  Managing Director




                             WILLIAM E. SIMON & SONS SPECIAL
                             SITUATION PARTNERS II, L.P., as a Lender



                             By:  /s/ Dale Leshaw
                                  --------------------------------------
                             Name:    Dale Leshaw
                             Title:   Principal

                                TABLE OF CONTENTS

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ARTICLE I      CERTAIN DEFINITIONS AND INTERPRETATION ...................  1

    1.1    Defined Terms ................................................  1

    1.2    Other Interpretive Provisions ................................ 30

    1.3    Accounting Principles ........................................ 31

    1.4    Currency Equivalents Generally ............................... 32

    1.5    Euro ......................................................... 32

ARTICLE II     TRANCHE A LOANS .......................................... 32

    2.1    Amounts and Terms of Commitments ............................. 32

    2.2    Reserved ..................................................... 33

    2.3    Tranche A Loan Accounts ...................................... 33

    2.4    Procedure for Borrowing ...................................... 33

    2.5    Conversion and Continuation Elections for Borrowings ......... 34

ARTICLE III    TRANCHE B LOANS .......................................... 35

    3.1    Amounts and Terms of Commitments ............................. 35

    3.2    Reserved ..................................................... 36

    3.3    Loan Accounts ................................................ 36

    3.4    Procedure for Borrowing ...................................... 36

    3.5    Conversion and Continuation Elections for Borrowings ......... 37

    3.6    Tranche B Letters of Credit .................................. 39

ARTICLE IV     TRANCHE C LOANS .......................................... 41

    4.1    Amounts and Terms of Commitments ............................. 41

    4.2    Reserved ..................................................... 41

    4.3    Loan Accounts ................................................ 41

    4.4    Procedure for Borrowing ...................................... 41

    4.5    Conversion and Continuation Elections for Borrowings ......... 42

ARTICLE V      COMMITMENT REDUCTIONS; PAYMENTS .......................... 43

    5.1    Reduction of Commitments ..................................... 43

    5.2    Prepayments .................................................. 45

    5.3    Repayment .................................................... 46

    5.4    Interest ..................................................... 46

    5.5    Fees ......................................................... 46

    5.6    Computation of Fees and Interest ............................. 48
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    5.7      Payments by the Borrower ....................................... 48

    5.8      Payments by the Lenders to the Post-Petition Agent ............. 49

    5.9      Sharing of Payments, Etc ....................................... 50

    5.10     Utilization of Commitments in Offshore Currencies .............. 50

    5.11     Currency Exchange Fluctuations ................................. 51

ARTICLE VI       LETTERS OF CREDIT .......................................... 52

    6.1      Obligations Absolute ........................................... 52

    6.2      Borrower to Examine the Letter of Credit ....................... 53

    6.3      Role of the Issuing Lender ..................................... 53

    6.4      Applicability of ISP98 ......................................... 53

    6.5      Issuing Bank Report ............................................ 54

ARTICLE VII      GUARANTIES AND COLLATERAL .................................. 54

    7.1      Security Interests; Collateral ................................. 54

    7.2      Guaranties ..................................................... 55

    7.3      Collateral Documents ........................................... 56

    7.4      Further Assurances ............................................. 57

    7.5      Transfer of Assets ............................................. 57

    7.6      Relative Priority .............................................. 58

    7.7      Collateral Matters ............................................. 58

    7.8      Certain Post-Closing Matters ................................... 59

ARTICLE VIII     PRIORITY OF PAYMENTS, TAXES, YIELD PROTECTION AND
                 ILLEGALITY ..................................................59

    8.1      Apportionment, Application and Reversal of Payments .............59

    8.2      Taxes ...........................................................60

    8.3      Illegality ......................................................62

    8.4      Increased Costs and Reduction of Return .........................62

    8.5      Funding Losses ..................................................63

    8.6      Inability to Determine Rates ....................................63

    8.7      Certificates of Lenders .........................................64

    8.8      Substitution of Lenders .........................................64

    8.9      Survival ........................................................64

ARTICLE IX       CONDITIONS PRECEDENT ........................................64
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    9.1      Conditions Precedent .........................................64

    9.2      Conditions to All Borrowings and Letters of Credit ...........68

ARTICLE X        REPRESENTATIONS AND WARRANTIES ...........................69

    10.1     Organization, Etc ............................................69

    10.2     Authorization; No Conflict ...................................69

    10.3     Validity and Binding Nature ..................................70

    10.4     Financial Statements .........................................70

    10.5     No Material Adverse Effect ...................................70

    10.6     Litigation and Contingent Liabilities ........................71

    10.7     Liens ........................................................71

    10.8     Subsidiaries .................................................71

    10.9     Pension and Welfare Plans ....................................71

    10.10    Regulated Industry ...........................................71

    10.11    Regulations T, U and X .......................................71

    10.12    Taxes ........................................................72

    10.13    Environmental and Safety Matters .............................72

    10.14    Compliance with Law ..........................................72

    10.15    Information ..................................................73

    10.16    Ownership of Properties ......................................73

    10.17    Patents, Trademarks, Etc .....................................73

    10.18    Insurance ....................................................73

    10.20    Financial Assistance .........................................73

    10.21    Secured, Super Priority Obligations ..........................73

ARTICLE XI       COVENANTS ................................................74

    11.1     Reports, Certificates and Other Information ..................74

    11.2     Books, Records and Inspections ...............................78

    11.3     Insurance ....................................................78

    11.4     Compliance with Law; Payment of Taxes and Liabilities ........78

    11.5     Maintenance of Existence, Etc ................................79

    11.6     Financial Ratios and Restrictions ............................79

    11.7     Mergers, Consolidations and Purchases ........................79

    11.8     Commercial Paper .............................................80
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    11.9     Liens ...................................................... 80

    11.10    Use of Proceeds ............................................ 80

    11.11    Maintenance of Property .................................... 80

    11.12    Employee Benefit Plans ..................................... 80

    11.13    Business Activities ........................................ 80

    11.14    Environmental Matters ...................................... 80

    11.15    Unconditional Purchase Obligations ......................... 81

    11.16    Inconsistent Agreements .................................... 81

    11.17    Transactions with Affiliates ............................... 81

    11.18    The Borrower's and Subsidiaries' Stock ..................... 81

    11.19    Restrictive Agreements ..................................... 81

    11.20    Sales of Assets ............................................ 82

    11.21    Loans and Investments ...................................... 82

    11.22    Limitation on Debt and Subsidiary Debt ..................... 83

    11.23    Restricted Payments ........................................ 83

    11.24    No Surcharge ............................................... 83

    11.25    No Superpriority Claims .................................... 83

    11.26    Expenditures ............................................... 83

    11.27    Rejection, Assumption of Executory Contracts ............... 83

    11.28    Exit Financing ............................................. 84

    11.29    Confirmation of Plan of Reorganization ..................... 84

    11.30    Loan Notes ................................................. 84

ARTICLE XII      EVENTS OF DEFAULT AND THEIR EFFECT ..................... 84

    12.1     Events of Default .......................................... 84

    12.2     Effect of Event of Default ................................. 89

ARTICLE XIII     AUTOMATIC EXTENSION OF LOANS IN ABSENCE OF EXIT
                 FACILITY ............................................... 90

    13.1     Automatic Extension ........................................ 90

    13.2     Other Conditions ........................................... 90

    13.3     Extension Modifications .................................... 91

ARTICLE XIV      THE POST-PETITION AGENT, COLLATERAL AGENTS AND
                 ARRANGER ............................................... 91
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    14.1     Appointment and Authorization; Post-Petition Agents; Collateral Agents ...... 91

    14.2     Delegation of Duties ........................................................ 92

    14.3     Liability of Agents ......................................................... 92

    14.4     Reliance by Agents; Rights to Specific Indemnification ...................... 92

    14.5     Notice of Default ........................................................... 93

    14.6     Credit Decision ............................................................. 93

    14.7     Indemnification of Agents ................................................... 94

    14.8     Bank of America and RBS in Individual Capacity .............................. 94

    14.9     Successor Agents ............................................................ 94

    14.10    Withholding Tax ............................................................. 95

    14.11    The Arrangers ............................................................... 96

ARTICLE XV       MISCELLANEOUS ........................................................... 97

    15.1     Amendments and Waivers ...................................................... 97

    15.2     Notices ..................................................................... 98

    15.3     No Waiver; Cumulative Remedies .............................................. 99

    15.4     Costs, Expenses and Taxes ................................................... 99

    15.5     Borrower Indemnification ....................................................100

    15.6     Payments Set Aside ..........................................................100

    15.7     Successors and Assigns ......................................................101

    15.8     Assignments, Participations, Etc ............................................101

    15.9     Confidentiality .............................................................102

    15.10    Set-off .....................................................................103

    15.11    Notification of Addresses, Lending Offices, Etc .............................103

    15.12    Counterparts ................................................................103

    15.13    Severability ................................................................103

    15.14    No Third Parties Benefited ..................................................103

    15.15    Nonliability of Lenders .....................................................103

    15.16    Power of Attorney ...........................................................104

    15.17    Governing Law ...............................................................105

    15.18    Forum Selection and Consent to Jurisdiction .................................105

    15.19    Waiver of Jury Trial ........................................................105

    15.20    Judgment ....................................................................105
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                               TABLE OF CONTENTS

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
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
    15.21    Entire Agreement .............................................. 106
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                               TABLE OF CONTENTS

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SCHEDULES
---------

Schedule 1.1            Companies Parties to Debenture

Schedule 1.2            Disclosure Schedule

      Item 1.1          Dissolution Subsidiaries
      Item 10.6         Litigation
      Item 10.8         Subsidiaries
      Item 10.13        Environmental Matters
      Item 10.14        Compliance with Laws
      Item 10.16        Ownership of Properties
      Item 10.18        Insurance


Schedule 1.3            Guarantors

Schedule 1.4            Non-U.S. Security Documents

Schedule 1.6            Commitments

Schedule 7.3            Excluded Subsidiaries

Schedule 7.8            Deferred Foreign Subsidiary Guarantors

Schedule 9.1(d)(viii)   Mortgage/Deed of Trust Amendment

Schedule 11.6           Financial Covenants

Schedule 11.27          Executory Contracts and Unexpired Leases

Schedule 13.3           Extension Facility Modifications

Schedule 15.2           Notice Addresses

EXHIBITS
--------

Exhibit A               Form of Borrowing Base Certificate
Exhibit B               Form of Compliance Certificate
Exhibit C               Form of Disclosure Statement
Exhibit D               Form of Global Budget
Exhibit E               Form of Guaranty
Exhibit F               Form of Intercreditor Agreement
Exhibit G               Form of Note
Exhibit H               Form of Assignment and Acceptance
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                                TABLE OF CONTENTS

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
Exhibit I               Form of Notice of Borrowing
Exhibit J               Form of Notice of Conversion/Continuation
Exhibit K               Form of Plan of Reorganization
Exhibit L               Form of Budget Compliance Certificate
Exhibit M               Form of Opinion of Counsel as to Illinois Law
Exhibit N               Form of Opinion of Counsel as to Bermuda Law
Exhibit O               Form of Subordination Agreement
Exhibit P               Form of Reaffirmation of Guaranty